UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101

Information Required In Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One StarPoint

Stamford, CT 06902

April 18, 2013

Dear Stockholder:

We cordially invite you to attend our 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on May 30, 2013, at 10:00 a.m., local time, at the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana 70130.

At the Annual Meeting, you will be asked to (i) elect eleven director nominees to serve on our board of directors until the 2014 Annual Meeting of Stockholders, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers, (iii) approve Starwood’s 2013 Long-Term Incentive Compensation Plan, (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and (v) act on any other matters that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

We hope you will attend the Annual Meeting, but whether or not you are planning to attend, we encourage you to vote your shares. You can vote in person at the Annual Meeting or authorize proxies to vote your shares either by telephone, electronically through the Internet, or by completing, signing and returning your proxy card by mail prior to the Annual Meeting. To ensure your vote is counted, please vote as promptly as possible.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Frits van Paasschen	Bruce W. Duncan
Chief Executive Officer and President	Chairman of the Board

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL, TELEPHONE OR OVER THE INTERNET.

Notice of Annual Meeting of Stockholders

May 30, 2013

10:00 a.m. local time

The Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana 70130

ITEMS OF BUSINESS:

1.

To elect eleven directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.

To consider and vote upon a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.

To approve Starwood’s 2013 Long-Term Incentive Compensation Plan;

4.

To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013; and

5.

To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

RECORD DATE:

Holders of record at the close of business on April 3, 2013 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Kenneth S. Siegel
Corporate Secretary

April 18, 2013

Stamford, Connecticut

THE BOARD OF DIRECTORS URGES YOU TO VOTE IN PERSON AT THE ANNUAL MEETING OR TO AUTHORIZE PROXIES TO VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD PRIOR TO THE ANNUAL MEETING.

Table of Contents

PROXY SUMMARY	4
PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS	8
THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS	8
CORPORATE GOVERNANCE	13
ELECTION OF DIRECTORS	15
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	21
APPROVAL OF THE COMPANY’S 2013 LONG-TERM INCENTIVE COMPENSATION PLAN	21
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS	34
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	35
EXECUTIVE COMPENSATION	37
Compensation Discussion and Analysis	37
Compensation Committee Report	53
2012 Summary Compensation Table	55
2012 Grants of Plan-Based Awards Table	56
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	57
Outstanding Equity Awards at 2012 Fiscal Year-End Table	58
2012 Option Exercises and Stock Vested Table	60
2012 Nonqualified Deferred Compensation Table	60
Potential Payments Upon Termination or Change in Control	61
Director Compensation	64
AUDIT COMMITTEE REPORT	67
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	68
OTHER MATTERS	69
SOLICITATION COSTS	69
HOUSEHOLDING	70
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	70
GENERAL DIRECTIONS	71
ANNEX A:	STARWOOD HOTEL & RESORTS WORLDWIDE, INC. 2013 LONG TERM INCENTIVE COMPENSATION PLAN	A-1

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2013 Annual Meeting of Stockholders

Date and Time: Thursday, May 30, 2013, at 10:00 a.m. local time

Location: The Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana 70130

Record Date: April 3, 2013

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Directors (page 15)	FOR each Director Nominee
Advisory Vote to Approve Named Executive Officer Compensation (page 21)	FOR
Approval of 2013 Long-Term Incentive Compensation Plan (page 21)	FOR
Ratification of Auditors (page 33)	FOR

Advance Voting Methods

Even if you plan to attend the 2013 Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or Notice of Meeting and Internet Availability of Proxy Materials in hand and follow the instructions.

You can vote in advance in one of the following ways:

•

VIA THE INTERNET: Visit the website listed on your proxy card or Notice.

•

BY TELEPHONE: Call the telephone number on your proxy card or follow the instructions on the Notice.

•

BY MAIL: Follow the instructions on the Notice to request a paper copy of the materials, which will include a proxy card that you mark, sign, date and mail in the provided postage-paid envelope.

Business Highlights

Results for the year ended December 31, 2012 were strong. We performed well along all four key drivers of value. We held our costs in check for the fourth year in a row, grew our footprint with quality hotels and contracts, sustained high Revenue Per Available Room (“RevPAR”) and occupancies in an uncertain environment, and realized significant value from real estate sales. Our results for the year ended December 31, 2012 benefited from the sales of residential units at the St. Regis Bal Harbour. During 2012, we closed sales of 188 units and realized revenues of $684 million. From project inception through December 31, 2012, we have closed contracts and recognized revenue on 224 units representing approximately 73% of the total residential units.

For 2012, our business highlights included:

•

We grew Same Store Worldwide RevPAR by 5% in constant dollars and Management and Franchise Fees by over 10%;

•

We opened 69 hotels with nearly 18,000 rooms, including the Sheraton Macao, our largest hotel;

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We signed 131 deals for new hotels, growing our pipeline to 400 hotels with 100,000 rooms;

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We sold eight hotels for $540 million;

•

We invested over $300 million in our owned hotels, including trophy properties like the Gritti Palace in Venice and the Alfonso XIII in Seville;

•

We generated $684 million in residential sales at the St. Regis Bal Harbour; and

•

We returned over $550 million to stockholders, increasing our dividend by 150% and repurchasing 6.3 million shares.

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Corporate Governance Highlights (page 13)

•

Board Leadership Structure – Our board leadership structure consists of the Chief Executive Officer and President of the Company and ten outside directors, including the Chairman and four committee Chairs. The Board of Directors believes that having a separate independent director serve as Chairman promotes clear, independent board leadership and engagement. The Board of Directors also believes it is well served by having the Chief Executive Officer and President of the Company serve as a member of the Board, as the Chief Executive Officer and President of the Company has primary responsibility for managing the Company’s day-to-day operations and, consequently, a unique understanding of the Company’s operations, and the hotel and leisure industry generally.

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Declassified Board Structure – Each of our directors is elected to serve for one year only, until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

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Director Independence – Each of our directors, with the exception of Mr. van Paasschen, is “independent” under the New York Stock Exchange (“NYSE”) rules. Mr. van Paasschen, as Chief Executive Officer and President of the Company, is not an “independent” director. Each of our four standing committees is fully independent.

•

Risk Oversight – The Board of Directors regularly receives reports from members of the Company’s senior management regarding any strategic, operational, financial, legal, regulatory or reputational risk that the Company may be facing. The Board of Directors then reviews management’s assessment, discusses options for mitigating any such risk with management, and directs management to manage and minimize the Company’s exposure. The Board’s committees assist it with the risk oversight function as follows:

–

the Audit Committee oversees the Company’s controls and compliance activities and oversees management’s process for identifying and quantifying risks facing the Company;

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the Compensation and Option Committee oversees risk associated with our compensation policies and practices and structures the Company’s incentive compensation in a way that discourages the taking of excessive risks;

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the Corporate Governance and Nominating Committee oversees Board processes and corporate governance-related risk and annually reviews legal and regulatory risk with the Company’s General Counsel; and

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the Capital Committee oversees risks related to our hotel portfolio, capital improvement plans and capital budgets, and any investments, divestitures, significant asset sales, mergers and acquisitions and other extraordinary transactions.

Director Nominees (page 15)

The following table provides summary information about each Director nominee. Each Director stands for election annually.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships(1)	Other Current Public Company Boards
Frits van Paasschen	52	2007	CEO and President of Starwood	No	None	0
Adam M. Aron	58	2006	CEO of the Philadelphia 76ers and Chairman and CEO of World Leisure Partners, Inc.	Yes	Audit, Comp	1
Charlene Barshefsky	62	2001	Senior International Partner at WilmerHale, LLP	Yes	Audit, Gov	3
Thomas E. Clarke	61	2008	President, New Business Development of Nike, Inc.	Yes	Audit, Comp	1
Clayton C. Daley, Jr.	61	2008	Retired; former CFO and Vice Chair of The Procter & Gamble Company	Yes	Audit, Comp	2
Bruce W. Duncan	61	1999	President and CEO of First Industrial Realty Trust, Inc.	Yes	Gov	1
Lizanne Galbreath	55	2005	Managing Partner of Galbreath & Company	Yes	Capital, Gov	0
Eric Hippeau	61	1999	Partner with Lerer Ventures	Yes	Capital, Gov	0
Aylwin B. Lewis	57	2013	President and CEO of Potbelly Sandwich Works, LLC	Yes	Audit	1
Stephen R. Quazzo	53	1999	CEO of Pearlmark Real Estate Partners, L.L.C.	Yes	Capital	0
Thomas O. Ryder	68	2001	Retired; former Chairman and CEO of The Reader’s Digest Association, Inc.	Yes	Capital, Comp	3
(1) Full committee names are as follows: Audit – Audit Committee Capital – Capital Committee Comp – Compensation and Option Committee Gov – Corporate Governance and Nominating Committee

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Named Executive Officer Compensation (page 37)

Philosophy and Objectives (page 40)

As a consumer lifestyle company with a branded hotel portfolio at its core, we operate in a competitive, dynamic and challenging business environment. In step with this mission and environment, the key objectives for our compensation program for our named executive officers for 2012 were to (1) attract and retain talented executives from within and outside the hospitality industry who understand the importance of innovation, brand enhancement and consumer experience, (2) motivate our executives to sustain high performance and achieve our financial and strategic/operational/leadership goals (without encouraging excessive risk taking), and (3) align the investment interests of stockholders and the compensation interests of our executives by linking executive compensation to our annual business results and stock performance. More specifically, our compensation program for our named executive officers was designed to achieve:

•

Alignment with Stockholders – Significant equity incentives with stock ownership guidelines help ensure long-term compensation is strongly linked to stockholder returns.

•

Achievement of Company Financial Objectives – A portion of named executive officer compensation is tied directly to our financial performance.

•

Achievement of Strategic/Operational/Leadership Objectives – A portion of our named executive officer compensation depends on the achievement of specific individual objectives that align with the execution of our business strategy, as well as demonstrated performance tied to our core leadership competencies that include team building and the development of future talent.

2012 Compensation Highlights (page 37)

Key highlights of our named executive officer compensation program for fiscal 2012 included:

•

Base Salaries – Mr. van Paasschen did not receive an increase in base salary in fiscal 2012. The base salaries of most other named executive officers increased to more closely align these officers’ salaries with the median base salary of executives at peer companies.

•

Incentive Pay Largely Contingent Upon Our Performance – Seventy-five percent of our named executive officers’ total target annual cash incentive opportunity was tied to our 2012 financial results, representing no change in philosophy compared to fiscal 2011.

•

Special Long-Term Cash Incentive Award – Mr. Rivera received a payout of $1.1 million in settlement of a special long-term cash incentive award originally granted to him in 2009 regarding our St. Regis Bal Harbour property. Although the target payout for this award was $1.0 million, the Board paid Mr. Rivera at 110% of target due to exceptional financial results that beat expectations, significant outperformance against all payment terms and overwhelming external positive reviews of the property since it opened.

•

Modest Increase in Equity Grants – The total equity grants made to our named executive officers increased by less than 5% when compared to fiscal 2011.

•

Pay Mix Geared Towards Variable Compensation – The proportion of the CEO’s total compensation that was variable was 86% in fiscal 2012, unchanged from fiscal 2011.

Elimination of Future Tax Gross-Ups —In line with market best practice, the Compensation Committee agreed in 2012 that we will no longer provide tax gross-ups other than those required to be paid under existing employment agreements. In addition, Mr. van Paasschen’s employment agreement renewal, discussed in the section entitled New 2013 Employment Agreement with Mr. van Paasschen beginning on page 50 of this proxy statement, will not provide for any excise tax gross-up.

As the chart below indicates, a comparison of the compensation that we have reported in the Summary Compensation Table since 2009 for Mr. van Paasschen has moved in tandem with our annual total stockholder return over the past four years:

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Pay Mix (page 38)

The information in the charts below should be read in connection with the explanatory information contained on page 38, and is qualified in its entirety by reference to such explanatory information. Because of rounding, percentages may not add up to 100%.

Set forth below is the 2012 compensation for each named executive officer as determined under Securities and Exchange Commission (“SEC”) rules. See the notes and narrative accompanying the 2012 Summary Compensation Table on page 55 of this proxy statement for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frits van Paasschen Chief Executive Officer and President	1,250,000	—	4,327,101	1,172,036	2,300,000	53,902	9,103,039
Vasant M. Prabhu Vice Chairman and Chief Financial Officer	764,279	—	2,310,809	639,296	705,443	10,000	4,429,827
Sergio D. Rivera Co-President, The Americas	699,912	—	1,258,469	255,726	1,764,240	26,894	4,005,241
Kenneth S. Siegel Chief Administrative Officer, General Counsel and Secretary	638,490	12,770	1,476,605	404,877	587,411	10,000	3,130,153
Simon M. Turner President, Global Development	763,991	—	1,310,690	1,065,480	705,443	10,000	3,855,604
Matthew E. Avril Former President, Hotel Group	764,279	—	1,710,765	468,818	352,722	26,891	3,323,475

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PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors (the “Board”) solicits your proxy for the 2013 Annual Meeting (the “Annual Meeting”) of Stockholders of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“we,” “us,” “Starwood” or the “Company”), to be held on May 30, 2013, at 10:00 a.m. local time, at the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana 70130, and at any postponement or adjournment thereof. Proxy materials or a Notice of Meeting and Internet Availability were first sent to stockholders on or about April 18, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. THE PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 ARE AVAILABLE AT www.starwoodhotels.com/corporate/about/investor/index.html.

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of the eleven director nominees, a non-binding advisory vote to approve the compensation of our named executive officers, approval of Starwood’s 2013 Long-Term Incentive Compensation Plan, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and any other matters that may be properly presented at the meeting. We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, or any adjournment or postponement thereof, the proxies may vote your shares pursuant to the discretionary authority granted in the proxy.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

The SEC has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we have elected to provide access to our proxy materials, which include the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2012, over the Internet at www.starwoodhotels.com/corporate/about/investor/index.html. We sent a Notice of Meeting and Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the close of business on April 3, 2013, directing them to a website where they can access the proxy materials and view instructions on how to authorize proxies to vote their shares over the Internet or by telephone. Stockholders who previously indicated a preference for paper copies of our proxy materials going forward received paper copies. If you received a Notice but would like to request paper copies of our proxy materials, you may still do so by following the instructions described in the Notice.

Choosing to receive your proxy materials by email will save us the cost of printing and mailing the documents to you and will also help preserve environmental resources. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.

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When and where will the Annual Meeting be held?

The Annual Meeting will be held on May 30, 2013 at 10:00 a.m., local time, at the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana 70130. Seating will begin at 9:00 a.m. If you plan to attend the Annual Meeting and have a disability or require special assistance, please contact the Company’s Investor Relations department at (203) 351-3500.

Who can attend the Annual Meeting?

Only stockholders of record at the close of business on April 3, 2013, the record date, or their duly authorized proxies, may attend the Annual Meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport.

If you hold your shares in “street name” (through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement or a letter from your broker or other nominee (in a name matching your photo identification) reflecting your stock ownership as of the record date.

If you are a representative of a corporate or institutional stockholder, you must present valid photo identification, along with proof that you are a representative of such stockholder.

Please note that cameras, phones, or other similar electronic devices and the bringing of large bags, packages or sound or video recording equipment will not be permitted in the meeting room.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum for the transaction of business at the Annual Meeting.

You are counted as present if you attend the Annual Meeting and vote in person, if you properly authorize proxies to vote your shares over the Internet or by telephone or if you properly execute and return a proxy card by mail prior to the Annual Meeting.

Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. Whether or not a quorum is present when the Annual Meeting is convened, the presiding officer may adjourn the Annual Meeting to a date not more than 120 days after April 3, 2013, the record date, without notice other than announcement at the Annual Meeting. If a motion is made to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card may vote your shares pursuant to the discretionary authority granted in the proxy.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of record at the close of business on April 3, 2013, the record date, you are entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment or postponement thereof, on any matter that is properly presented and submitted to a vote. On April 3, 2013, there were 194,618,929 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

How do I vote my shares?

In Person. If you are a stockholder of record, you may vote in person at the Annual Meeting. If you hold shares in “street name” (through a broker, bank or other nominee), you may also vote in person at the Annual Meeting provided you have legal proxy from such broker, bank or other nominee to vote the shares held on your behalf. Please contact your broker, bank or other nominee for further information on such proxy. You will not be able to vote your shares at the Annual Meeting without a legal proxy from your broker, bank or other nominee. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be made available and distributed at the Annual Meeting. If you do not plan to attend the Annual Meeting or do not wish to vote in person, you may authorize proxies to vote your shares by written proxy, by telephone or over the Internet.

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By Written Proxy. If you are a stockholder of record and wish to authorize proxies to vote your shares by written proxy, you may request a proxy card at any time by following the instructions on the Notice. If you hold shares in “street name,” you should receive instructions on how you may vote by written proxy from your broker, bank or other nominee.

By Telephone or Internet. If you are a stockholder of record and wish to authorize proxies to vote your shares by telephone or over the Internet, you may use the toll-free telephone number or access the electronic link to the proxy voting site by following the instructions on the Notice. If you hold shares in “street name,” you may authorize proxies to vote your shares by telephone or over the Internet if your broker, bank or other nominee makes these methods available, in which case you will receive instructions with the proxy materials.

Each share represented by a properly completed written proxy or properly authorized proxy by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, the shares will be voted “FOR” the election of each of the eleven nominees for director named in this proxy statement, “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, “FOR” the approval of Starwood’s 2013 Long-Term Incentive Compensation Plan, “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013, and, with respect to other matters to properly come before the meeting, pursuant to the discretionary authority granted in the proxy to the proxy holder.

How many Notices will I receive? What does it mean if I receive more than one Notice?

If you are a stockholder of record, you will receive only one Notice (or proxy card upon request) for all of the shares of common stock you hold in certificate form, book entry form and in any of our savings plans.

If you hold shares in “street name,” you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account. Please sign and return all proxy cards or voting instruction forms you receive to ensure that all of the shares you hold are voted.

What if I hold shares through the Company’s 401(k) savings plan or employee stock purchase plan?

If you participate in the Company’s Savings and Retirement Plan (the “Savings Plan”) or Employee Stock Purchase Plan (the “ESPP”), your proxy card or vote by telephone or over the Internet will serve as a voting instruction for the trustee of the Savings Plan or ESPP. Whether you authorize your vote by proxy card, telephone or over the Internet, you must transmit your vote to the transfer agent on or prior to 11:59 p.m., Eastern Time on May 24, 2013. If you participate in the Savings Plan and your vote is not received by the transfer agent by that date or if you sign and return your proxy card without specifying your voting instructions, the trustee for the Savings Plan will vote your shares in the same proportion as the other shares for which such trustee has received timely voting instructions unless contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). If you participate in the ESPP and your proxy card is not received by the transfer agent by that date or if you sign and return your proxy card without specifying your voting instructions, the trustee of the ESPP will not vote your shares.

If I submit a proxy, may I later revoke it and/or change my vote?

If you are a stockholder of record or hold shares in “street name,” you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•

signing and returning another proxy card with a later date;

•

submitting a proxy on a later date by telephone or over the Internet (only your latest proxy will be counted); or

•

attending the meeting and voting in person if you hold your shares in your own name or, provided you have obtained a legal proxy from your broker, bank or other nominee, if you are a stockholder who holds shares in “street name.”

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Are votes confidential? Who counts the votes?

The votes of all stockholders are kept confidential except:

•

as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

•

in case of a contested proxy solicitation;

•

if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•

to allow the independent inspector of election to certify the results of the vote.

We have retained Broadridge Financial Solutions to tabulate the votes. We have retained The Carideo Group, Inc. to act as independent inspector of the election.

How can I confirm my vote was counted?

In furtherance of our commitment to the highest standards of corporate governance practices, we are once again offering our stockholders the opportunity to confirm that their votes were cast in accordance with their instructions. We believe that a vote confirmation mechanism promotes a more fair and transparent electoral process. Beginning May 15, 2013 through July 30, 2013, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

•

“FOR” each of the eleven director nominees;

•

“FOR” approval of the non-binding advisory vote on the compensation of our named executive officers;

•

“FOR” approval of Starwood’s 2013 Long-Term Incentive Compensation Plan; and

•

“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013.

What vote is needed to approve each proposal?

The election of directors requires a plurality of votes cast in the election of directors at the Annual Meeting, either in person or by proxy. The eleven nominees who receive the largest number of “FOR” votes will be elected to serve as directors until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Stockholders cannot cumulate votes in the election of directors. Brokers are not permitted to vote on the election of directors without instructions from the beneficial owner, so if you hold your shares through a broker or other nominee, your shares will not be voted in the election of directors unless you affirmatively vote your shares in accordance with the voting instructions provided by such broker or other nominee. Instructions to “ABSTAIN” will have no effect on the result of the vote.

Adoption of a resolution approving, on a non-binding advisory basis, the compensation of our named executive officers requires a majority of the votes cast at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have no effect on the result of the vote. The Board of Directors expects to take the result of the advisory vote into consideration when making future compensation decisions.

The approval of Starwood’s 2013 Long-Term Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting, either in person or by proxy. Brokers are not permitted to vote on the approval of Starwood’s 2013 Long-Term Incentive Compensation Plan without instructions from the beneficial owner, so if you hold your shares through a broker or other nominee, your shares will not be voted on the approval of Starwood’s 2013 Long-Term Incentive Compensation Plan unless you affirmatively vote your shares in accordance with the voting instructions provided by such broker or other nominee. Instructions to “ABSTAIN” will have no effect on the result of the vote.

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The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013 requires a majority of the votes cast at the Annual Meeting, either in person or by proxy. Brokers may vote uninstructed shares on this matter. Abstentions will have no effect on the result of the vote. If a majority of the votes cast are “AGAINST” ratification of the appointment of Ernst & Young LLP, the Board of Directors and the Audit Committee will reconsider the appointment.

What are broker non-votes?

If you hold shares through a broker, bank or other nominee, you may give voting instructions to such party and the broker, bank or other nominee must vote as you directed. If you do not give any instructions, the broker, bank or other nominee may vote on all routine matters, such as ratification of the appointment of an independent registered public accounting firm, at its discretion. A broker, bank or other nominee, however, may not vote uninstructed shares on non-routine matters, such as the election of directors, the approval of a compensation plan or an advisory vote on executive compensation, at its discretion. This is referred to as a broker non-vote.

What happens if a director nominee does not receive a “majority” of the votes cast?

Under our Bylaws, a director nominee, running uncontested, who receives more “WITHHELD” votes than “FOR” votes is required to tender his or her resignation for consideration by the Board of Directors. The Corporate Governance and Nominating Committee will then make a recommendation to the Board of Directors as to whether the Board of Directors should accept or reject such resignation. The Board of Directors will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. The director nominee in question will not participate in the deliberation process.

When are stockholder proposals for the 2014 Annual Meeting of Stockholders due?

In order to be eligible for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, stockholder proposals must be received no later than December 19, 2013. Stockholder proposals received after December 19, 2013 would be untimely.

In order to be eligible for consideration at our 2014 Annual Meeting of Stockholders but not included in our proxy statement, stockholder proposals must be received no later than March 16, 2014, nor earlier than February 19, 2014.

All stockholder proposals must be in writing and received by the deadlines described above at our principal executive offices at Starwood Hotels & Resorts Worldwide, Inc., One StarPoint, Stamford, Connecticut 06902, Attention: Kenneth S. Siegel, Corporate Secretary. Stockholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws. If we do not receive the required information on a timely basis, the proposal may be excluded from the proxy statement and from consideration at the 2014 Annual Meeting of Stockholders.

Where can I find more information about my voting rights as a stockholder?

The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at investor.gov or at sec.gov/spotlight/proxymatters.shtml.

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CORPORATE GOVERNANCE

Overview

Starwood Hotels & Resorts Worldwide, Inc. is committed to maintaining the highest standards of corporate governance and ethical business conduct across all aspects of its operations and decision-making processes.

Important documents governing our corporate governance practices include our Articles of Incorporation, Bylaws and Amendment to the Bylaws, Corporate Governance Guidelines, Board of Directors’ Committee Charters, Code of Business Conduct and Ethics, Finance Code of Ethics, Human Rights Policy, Human Trafficking Position Statement, and Corporate Opportunity and Related Person Transaction Policy. These documents can be accessed on our website at www.starwoodhotels.com and are discussed in more detail below.

Board Leadership Structure

Our board leadership structure consists of the Chief Executive Officer and President of the Company and ten outside directors, including the Chairman and four committee Chairs. The Board of Directors believes that having a separate independent director serve as Chairman promotes clear, independent board leadership and engagement. The Board of Directors also believes it is well served by having the Chief Executive Officer and President of the Company serve as a member of the Board, as the Chief Executive Officer and President of the Company has primary responsibility for managing the Company’s day-to-day operations and, consequently, a unique understanding of the Company’s operations, and the hotel and leisure industry generally. Bruce Duncan currently serves as the Chairman of the Board of Directors and presides over executive sessions of non-management directors.

Board Role in Risk Oversight

The Board of Directors regularly receives reports from members of the Company’s senior management regarding any strategic, operational, financial, legal, regulatory or reputational risk that the Company may be facing. The Board of Directors then reviews management’s assessment, discusses options for mitigating any such risk with management, and directs management to manage and minimize the Company’s exposure. Management is ultimately responsible for identifying any such risk, and for developing and implementing mitigation plans throughout various planning processes, including during the strategic planning process. The Board’s role is one of oversight. The Board’s committees assist it with the risk oversight function as follows:

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the Audit Committee oversees the Company’s controls and compliance activities and oversees management’s process for identifying and quantifying risks facing the Company;

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the Compensation and Option Committee oversees risk associated with our compensation policies and practices and structures the Company’s incentive compensation in a way that discourages the taking of excessive risks;

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the Corporate Governance and Nominating Committee oversees Board processes and corporate governance-related risk and annually reviews legal and regulatory risk with the Company’s General Counsel; and

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the Capital Committee oversees risks related to our hotel portfolio, capital improvement plans and capital budgets, and any investments, divestitures, significant asset sales, mergers and acquisitions and other extraordinary transactions.

Corporate Governance Policies

In addition to our Charter and Bylaws, we have adopted the Corporate Governance Guidelines (the “Guidelines”), which are posted on our website at www.starwoodhotels.com/corporate/about/investor/governance.html. The Guidelines address significant corporate governance matters and provide the framework for the Company’s corporate governance policies and practices including: board and committee composition, director and executive ownership guidelines, incentive recoupment and anti-hedging policies, and board and committee assessment. The Corporate Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines and for reporting and recommending to the Board of Directors any changes to the Guidelines.

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We have adopted a Finance Code of Ethics (the “Finance Code”), applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Corporate Treasurer, Senior Vice President-Taxes and other persons performing similar functions. The Finance Code is posted on the Company’s website at www.starwoodhotels.com/corporate/about/investor/governance.html. The Company intends to post amendments to, and waivers from, the Finance Code on its website, as required by applicable rules of the SEC.

The Company also has a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all employees and directors, that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities. Subject to applicable law, employees are required to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is posted on the Company’s website at www.starwoodhotels.com/corporate/about/investor/governance.html.

To further promote transparency and ensure accurate and adequate disclosure, the Company has established a Disclosure Committee comprised of certain senior executives to design, establish and maintain the Company’s internal controls and other procedures with respect to the preparation of periodic reports required to be filed with the SEC, earnings releases and other written information that the Company decides to disclose to the investment community. The Disclosure Committee evaluates the effectiveness of the Company’s disclosure controls and procedures on a regular basis and maintains written records of its meetings.

The Board of Directors also has certain policies relating to retirement and a change in a director’s principal occupation. One policy provides that directors who are not employees of the Company or any of its subsidiaries may not stand for re-election after reaching the age of 72 and that directors who are employees of the Company must retire from the Board upon retirement from the Company. Another policy provides that in the event a director changes his or her principal occupation (including through retirement), such director should voluntarily tender his or her resignation to the Board.

The Company indemnifies its directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. Indemnification is required pursuant to our Charter and the Company has entered into agreements with its directors and executive officers undertaking a contractual obligation to provide the same.

Director Independence

In accordance with NYSE rules, the Board of Directors makes an annual determination as to the independence of the directors and director nominees. A director or director nominee is not deemed independent unless the Board of Directors affirmatively determines that such director or director nominee has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board of Directors observes all criteria for independence established by the NYSE listing standards and other governing laws and regulations. When assessing materiality of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include any commercial, banking, consulting, legal, accounting, charitable or other business relationships each director or director nominee may have with the Company. In addition, the Board of Directors consults with the Company’s external legal counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other applicable laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE.

Our Board of Directors has determined that each of the directors and director nominees, with the exception of Mr. van Paasschen, is “independent” under the NYSE rules and that these directors have no material relationship with the Company that would prevent the directors from being considered independent. Mr. van Paasschen, as Chief Executive Officer and President of the Company, is not an “independent” director under the NYSE rules.

In making this determination, the Board of Directors took into account that four of the non-employee directors, Messrs. Daley, Duncan and Hippeau and Ms. Galbreath, have no relationship with the Company except as a director and stockholder of the Company and that the remaining six non-employee directors have relationships with companies that do business with the Company that are consistent with the NYSE independence standards as well as independence standards adopted by the Board of Directors.

Communications with the Board

The Company has adopted a policy which permits stockholders and other interested parties to contact the Board of Directors. If you are a stockholder or interested party and would like to contact the Board of Directors, you may send a letter to the Board of Directors, c/o the Corporate Secretary of the Company, One StarPoint, Stamford, Connecticut 06902 or contact us online at www.hotethics.com. It is important that you identify yourself as a stockholder or an interested party in the correspondence. If the correspondence contains complaints about our Company’s accounting, internal or auditing matters, the Corporate Secretary will advise a member of the Audit Committee. If the correspondence concerns other matters or is directed to the non-employee directors, the Corporate Secretary will forward the correspondence to the director to whom it is addressed or otherwise as would be appropriate under the circumstances, attempt to handle the inquiry directly (for example where it is a request for information or a stock-related matter), or not forward the communication altogether if it is primarily commercial in nature or relates to an improper or irrelevant topic. At each regularly scheduled Board meeting, the Corporate Secretary or his designee will present a summary of all such communications received since the last meeting that were not forwarded and shall make those communications available to the directors upon request. This policy is also posted on the Company’s website at www.starwoodhotels.com/corporate/about/investor/governance.html.

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Posted Documents

You may obtain a free copy electronically of any of the aforementioned posted documents on Starwood’s investor relations website free of charge at www.starwoodhotels.com/corporate/about/investor/index.html.

Choosing to access the documents online will save us the cost of printing and mailing the documents to you and will also help preserve environmental resources. While we encourage stakeholders to download documents electronically, if hard copies are required, you may send a request to the Investor Relations Department of the Company by writing a letter to Starwood Hotels and Resorts Worldwide, Inc., Attn: Investor Relations, One StarPoint, Stamford, Connecticut 06902.

Please note that the information on the Company’s website is not incorporated by reference in this proxy statement.

ELECTION OF DIRECTORS

Under the Company’s Charter, each of the Company’s directors is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Set forth below is information as of April 3, 2013 regarding the nominees of the Board of Directors for election as a director, which has been confirmed by each of them for inclusion in this proxy statement. Each nominee has agreed to serve on the Board of Directors if elected. If a nominee becomes unavailable for election, proxy holders and stockholders may vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting.

The director nominees, if elected, will serve until the 2014 Annual Meeting and until their successor is duly elected and qualified.

  Frits van Paasschen

Age: 52

Director since: 2007

Mr. van Paasschen has been Chief Executive Officer and President of the Company since September 2007. From March 2005 until September 2007, he served as President and Chief Executive Officer of Molson Coors Brewing Company’s largest division, Coors Brewing Company, a brewing company, prior to its merger with Miller Brewing Company and the formation of MillerCoors LLC. Prior to joining Coors, from April 2004 until March 2005, Mr. van Paasschen worked independently through FPaasschen Consulting, a consulting company, and Mercator Investments, a private equity firm, evaluating, proposing, and negotiating private equity transactions. Prior thereto, Mr. van Paasschen spent seven years at Nike, Inc., a designer, developer and marketer of footwear, apparel and accessory products, most recently as Corporate Vice President/General Manager, Europe, Middle East and Africa from 2000 to 2004. From 1995 to 1997, Mr. van Paasschen served as Vice President, Finance and Planning at Disney Consumer Products, a business segment of The Walt Disney Company that extends the Disney brand to a range of merchandise, and earlier in his career was a management consultant for eight years at the global management consulting firm of McKinsey & Company and the Boston Consulting Group.

As the Company’s Chief Executive Officer and President for the past five years, Mr. van Paasschen has valuable insight into, and a unique understanding of, the Company’s operations, management and culture and provides an essential link between management and the Board on management’s business perspectives. His specific experience with the Company, combined with his extensive managerial experience and knowledge of the hotel and leisure industry generally, make him essential to developing the strategic plan for the Company.

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  Bruce W. Duncan

Age: 61

Director since: 1999 and current Chairman of the Board

Committees served: Corporate Governance and Nominating

Other Current Public Boards: First Industrial Realty Trust, Inc.

Mr. Duncan has been President, Chief Executive Officer and a director of First Industrial Realty Trust, Inc., a real estate investment trust that engages in the ownership, management, acquisition, sale, development and redevelopment of industrial real estate properties, since January 2009. From April to September 2007, Mr. Duncan served as Chief Executive Officer of the Company on an interim basis. He also has been a senior advisor to Kohlberg Kravis & Roberts & Co., a global investment firm, from July 2008 to January 2009. He was also a private investor from January 2006 to January 2009. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (“EQR”), a publicly traded real estate investment trust, and held various positions at EQR from March 2002 to December 2005, including President, Chief Executive Officer and Trustee from January 2003 to May 2005, and President and Trustee from March 2002 to December 2002.

As the Chief Executive Officer of First Industrial Realty and former Chief Executive Officer of EQR, Mr, Duncan brings to the Board extensive experience in real estate matters and investment strategy, as well as valuable experience as Chief Executive Officer of other publicly traded companies. He also brings a deep understanding of the Company’s operations and business as a result of his extensive tenure with the Company, including as the interim Chief Executive Officer of the Company.

  Adam M. Aron

Age: 58

Director since: 2006

Committees served: Audit, Compensation and Option

Other Current Public Boards: Norwegian Cruise Line Holdings Ltd.

Mr. Aron has been Chief Executive Officer of the Philadelphia 76ers, a professional basketball team, and Alternate Governor of the National Basketball Association since 2011 and, since 2006, has been the Chairman and Chief Executive Officer of World Leisure Partners, Inc., a leisure-related consultancy. From 1996 through 2006, Mr. Aron served as Chairman and Chief Executive Officer of Vail Resorts, Inc., an owner and operator of ski resorts and hotels. Mr. Aron is currently a director of Prestige Cruise Holdings and Norwegian Cruise Line Holdings, and in the past 5 years, Mr. Aron also served as a director of e-Miles LLC, FTD Group, Inc., Rewards Network, Inc. and Marathon Acquisition Corp.

As Chief Executive Officer of World Leisure Partners, former Chief Executive Officer of Vail Resorts and director of Norwegian Cruise Line and Prestige Cruise, Mr. Aron brings to the Board extensive experience in the travel and leisure industries. Mr. Aron also has significant financial and operational expertise from his experience as Chief Executive Officer or director of several publicly traded companies.

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  Charlene Barshefsky

Age: 62

Director since: 2001

Committees served: Audit, Corporate Governance and Nominating

Other Current Public Boards: The Estee Lauder Companies, Inc., American Express Company and Intel Corporation

Ambassador Barshefsky has been Senior International Partner at the law firm of WilmerHale, LLP, in Washington, D.C. since September 2001. From March 1997 to January 2001, Ambassador Barshefsky was the United States Trade Representative, the chief trade negotiator and principal trade policymaker for the United States and a member of the President’s Cabinet. Ambassador Barshefsky is a member of the Council on Foreign Relations, a Trustee of the Howard Hughes Medical Institute and a member of the Global Advisory Board of Moelis & Company. In the past 5 years Ambassador Barshefsky also served as a director of the Council on Foreign Relations.

As a result of her long-standing career in the public sector, Ambassador Barshefsky brings to the Board unique and invaluable insight with respect to public policy and international matters. Additionally, Ambassador Barshefsky has significant corporate governance experience from serving on a number of public company boards of directors and board committees.

  Thomas E. Clarke

Age: 61

Director since: 2008

Committees served: Audit, Compensation and Option

Other Current Public Boards: Newell Rubbermaid Inc.

Dr. Clarke has been President, New Business Development of Nike, Inc., a designer, developer and marketer of footwear, apparel and accessory products, since 2001. Dr. Clarke joined Nike in 1980. He was appointed Divisional Vice President in charge of marketing in 1987, Corporate Vice President in 1990, and served as President and Chief Operating Officer from 1994 to 2000. Dr. Clarke previously held various positions with Nike, primarily in research, design, development and marketing

As the President, New Business Development of Nike, Dr. Clarke brings to the Board significant expertise in brand development and marketing. His long tenure in various positions with Nike gives him a strong background and perspective on the marketing and branding aspects of the Company’s business.

  Clayton C. Daley, Jr.

Age: 61

Director since: 2008

Committees served: Audit, Compensation and Option

Other Current Public Boards: Nucor Corporation and Foster Wheeler, AG

Mr. Daley spent his entire professional career with The Procter & Gamble Company, a global consumer packaged goods company, joining the company in 1974, and has held a number of key accounting and finance positions including Chief Financial Officer and Vice Chair for Procter & Gamble; Comptroller, U.S. Operations for Procter & Gamble USA; Vice President and Comptroller of Procter & Gamble International; and Vice President and Treasurer of Procter & Gamble. Mr. Daley retired from Procter & Gamble in October 2009. In the past 5 years, Mr. Daley served as a director of Boy Scouts of America. In addition, Mr. Daley was Senior Advisor to TPG Capital until October 2012.

As the retired Chief Financial Officer of Procter & Gamble, Mr. Daley brings to the Board extensive experience in corporate finance and accounting matters relevant to large, global businesses, as well as substantial managerial and strategic development experience.

  Lizanne Galbreath

Age: 55

Director since: 2005

Committees served: Capital, Corporate Governance and Nominating

Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served as a Managing Director, Chairman and Chief Executive Officer of The Galbreath Company, the predecessor entity of Galbreath & Company.

As the Managing Partner of Galbreath & Company, Ms. Galbreath brings to the Board significant expertise in real estate matters and investment strategy. Her long tenure in the real estate industry gives her a unique understanding of the Company’s business.

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  Eric Hippeau

Age: 61

Director since: 1999

Committees served: Capital, Corporate Governance and Nominating

Mr. Hippeau has been a Partner with Lerer Ventures, a venture capital fund, since June 2011. From 2009 to 2011 he was the Chief Executive Officer of The Huffington Post, a news website. From 2000 to 2009, he was a Managing Partner of Softbank Capital, a technology venture capital firm. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. In the past 5 years, Mr. Hippeau served as a director of the Huffington Post and Yahoo! Inc.

As a Partner with Lerer Ventures, Mr. Hippeau brings to the Board extensive investment and venture capital expertise. In addition, Mr. Hippeau has significant governance experience as a director, a strong background in technology and modern media and a deep understanding of the Company’s business as a result of his extended tenure with the Company.

  Aylwin B. Lewis

Age: 57

Director since: 2013

Committees served: Audit

Other Current Public Boards: The Walt Disney Company

Mr. Lewis has served as President and Chief Executive Officer of Potbelly Sandwich Works, LLC since June 2008. From September 2005 to February 2008, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of KMart Holding Corporation in March 2005. Prior to that, Mr. Lewis was President and Chief Executive Officer of KMart since October 2004. Mr. Lewis was Chief Multi-Branding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996.

As a result of his numerous senior management positions at Yum! Brands, Kmart, Sears and Potbelly Sandwich Works, Mr. Lewis brings to the Board significant expertise in corporate branding, franchising and management of complex global businesses.

  Stephen R. Quazzo

Age: 53

Director since: 1999

Committees served: Capital

Mr. Quazzo is the Chief Executive Officer and has been the Managing Director and co-founder of Pearlmark Real Estate Partners, L.L.C., formerly known as Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a private investment firm and a subsidiary of Equity Group Investments, Inc.

As the Chief Executive Officer of Pearlmark Real Estate Partners, Mr. Quazzo brings to the Board significant expertise in real estate matters and investment strategy. He also has a deep understanding of the Company’s business as a result of his extended tenure with the Company.

  Thomas O. Ryder

Age: 68

Director since: 2001

Committees served: Capital, Compensation and Option

Other Current Public Boards: Amazon.com, Inc., Quad/Graphics, Inc. and RPX Corporation

Mr. Ryder retired as Chairman of the Board of The Reader’s Digest Association, Inc., a global media and direct marketing company, in January 2007, a position he had held since January 2006. Mr. Ryder was Chairman of the Board and Chief Executive Officer of that company from April 1998 through December 2005. In addition, Mr. Ryder was Chairman of the Board and Chairman of the Audit Committee of Virgin Mobile USA, Inc., a wireless service provider, from October 2007 to November 2009. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In the past 5 years, Mr. Ryder has also served as a director of World Color Press, Inc., a company acquired by Quad/Graphics, Inc. in July 2010.

As the retired Chairman and Chief Executive Officer of The Reader’s Digest Association and former Chairman of Virgin Mobile USA, Mr. Ryder brings to the Board extensive leadership, public company governance and corporate finance experience.

The Board of Directors unanimously recommends a vote “FOR” the election of each of these nominees.

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Board Meeting, Committee Meeting and Annual Meeting Attendance

Directors are expected to attend Board of Directors meetings, meetings of committees on which they serve and the annual meeting of stockholders. The Company encourages all directors to attend all meetings and believes that attendance at the annual meeting is as important as attendance at meetings of the Board of Directors and its committees. All of our incumbent directors who were directors at the time of the 2012 Annual Meeting of Stockholders attended such meeting.

During the year ended December 31, 2012, the Board of Directors held six meetings. In addition, directors attended meetings of individual Board of Directors committees. Each incumbent director who was a member of the Board of Directors in 2012 attended at least 75% of the meetings of the Board of Directors and the Board of Directors committees on which he or she served.

Board Committees

The Board of Directors has established four standing committees: the Audit Committee, the Capital Committee, the Compensation and Option Committee and the Corporate Governance and Nominating Committee. Each of the standing committees operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.starwoodhotels.com/corporate/about/investor/index.html. Each committee’s principal functions are described below:

Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is currently comprised of Mr. Daley (chairperson), Messrs. Aron, Lewis and Clarke and Ambassador Barshefsky, all of whom are “independent” directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws. The Board of Directors has determined that each of Messrs. Aron, Daley and Lewis is an “audit committee financial expert” under federal securities laws. The Board of Directors has adopted a written charter for the Audit Committee which states that the Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of the Company. The Audit Committee selects and engages the Company’s independent registered public accounting firm to audit the Company’s annual consolidated financial statements and discusses with it the scope and results of the audit. The Audit Committee also discusses with the independent registered public accounting firm, and with management, financial accounting and reporting principles, policies and practices and the adequacy of the Company’s accounting, financial, operating and disclosure controls. The Audit Committee met nine times during 2012.

Capital Committee. The Capital Committee is currently comprised of Mr. Quazzo (chairperson), Ms. Galbreath and Messrs. Hippeau and Ryder, all of whom are “independent” directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws. The Capital Committee was established in November 2005 to exercise some of the power of the Board relating to, among other things, capital plans and needs, mergers and acquisitions, divestitures and other significant corporate opportunities between meetings of the Board. The Capital Committee met four times during 2012.

Compensation and Option Committee. Under the terms of its charter, the Compensation and Option Committee (the “Compensation Committee”) is required to consist of three or more members of the Board who meet the independence requirements of the NYSE, are “non-employee directors” pursuant to Exchange Act Rule 16b-3, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is currently comprised of Messrs. Aron (chairperson), Clarke, Daley and Ryder, all of whom are “independent” directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws. The Compensation Committee makes recommendations to the Board with respect to the salaries and other compensation to be paid to the Company’s executive officers and other members of senior management, and administers the Company’s employee benefits plans, including the Company’s 2004 Long-Term Incentive Compensation Plan. The Compensation Committee met six times during 2012.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (the “Governance Committee”) operates pursuant to a written charter and is currently comprised of Ambassador Barshefsky (chairperson), Ms. Galbreath, and Messrs. Duncan and Hippeau, all of whom are “independent” directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws. The Governance Committee establishes, or assists in the establishment of, the Company’s governance policies (including policies that govern potential conflicts of interest) and monitors and advises the Company as to compliance with those policies. The Governance Committee reviews, analyzes, advises and makes recommendations to the Board with respect to situations, opportunities, relationships and transactions that are governed by such policies, such as opportunities in which a director or executive officer or their affiliates has a personal interest. In addition, the Governance Committee is responsible for making recommendations for candidates to the Board (taking into account suggestions made by officers, directors, employees and stockholders), recommending directors for service on Board committees, developing and reviewing background information for candidates, monitoring our executive succession plan and making recommendations to the Board of Directors for changes to the Guidelines related to the nomination or qualifications of directors or the size or composition of the Board of Directors. The Governance Committee met eight times during 2012.

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There are no firm prerequisites to qualify as a candidate for the Board, although the Board of Directors seeks a diverse group of candidates who possess the background, skills and expertise relevant to the business of the Company, or candidates that possess a particular geographical or international perspective. The Board of Directors looks for candidates with qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. The Board of Directors seeks to ensure that at least two-thirds of the directors are independent under the Guidelines, and that members of the Audit Committee meet the financial literacy requirements under the rules of the NYSE and at least one of them qualifies as an “audit committee financial expert” under applicable federal securities laws. The Governance Committee does not have a set policy for considering or weighing diversity in identifying nominees but does seek to have a diversity of backgrounds, skills and perspectives among Board members, and considers how the background, skills and perspectives of the nominee would contribute to the total mix of backgrounds, skills and perspectives that would be available to the Board as a whole. The Governance Committee reviews the qualifications and backgrounds of the directors and the overall composition of the Board on an annual basis, and recommends to the full Board of Directors the slate of directors to be recommended for nomination for election at the next annual meeting of stockholders.

The Board of Directors does not believe that its members should be prohibited from serving on boards and/or committees of other organizations, and the Board of Directors has not adopted any guidelines limiting such activities. However, the Governance Committee and the full Board of Directors will take into account the nature of, and time involved in, a director’s service on other boards in evaluating the suitability of individual directors and in making its recommendations to Company stockholders. Service on boards and/or committees of other organizations must be consistent with the Company’s conflict of interest policies.

The Governance Committee may from time-to-time utilize the services of a search firm to help identify and evaluate candidates for director who meet the criteria and qualifications outlined above.

The Governance Committee will consider candidates for nomination recommended by stockholders and submitted for consideration. Although it has no formal policy regarding stockholder candidates, the Governance Committee believes that stockholder candidates should be reviewed in substantially the same manner as other candidates.

Under the Company’s current Bylaws, stockholder nominations of individuals to be elected as directors at an annual meeting of our stockholders must be made in writing and delivered to the Corporate Secretary of the Company, One StarPoint, Stamford, Connecticut 06902, and be received by the Corporate Secretary no later than the close of business on the 75th day nor earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with the Company’s current Bylaws, in addition to other required information specified in the Bylaws, such notice shall set forth as to each proposed nominee (i) the name, age and business address of each nominee proposed in such notice, and a statement as to the qualification of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares which are beneficially owned and owned of record by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Company provides a comprehensive orientation for all new directors. The process involves a corporate overview, one-on-one meetings with members of senior management and an orientation meeting. In addition, all directors are given written materials providing information on the Company’s business, its operations and decision-making processes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and certain officers, and persons who own more than 10 percent of the outstanding shares of the Company, file with the SEC (and provide a copy to the Company) certain reports relating to their ownership of shares.

To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company for the fiscal year ended December 31, 2012, and written representations from our directors and officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than 10 percent beneficial owners were complied with for the most recent fiscal year, except that due solely to administrative error, one late Form 4 was filed for Mr. Duncan with respect to one transaction. In addition, because the Company failed to timely advise Alan Schnaid that he was subject to the reporting requirements of Section 16 in his position as chief accounting officer, Mr. Schnaid failed to timely file one Form 3 and 24 Form 4s with respect to 84 transactions. Once the Company informed Mr. Schnaid of his filing obligation, the Company assisted Mr. Schnaid with reporting all late transactions in July 2012.

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ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is committed to the highest standards of corporate governance and recognizes the significant interest of stockholders and investors in executive compensation matters.

The Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See the discussion of the compensation of our named executive officers in the section entitled Compensation Discussion and Analysis beginning on page 37 of this proxy statement.

At both our 2011 and 2012 annual meetings, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statements for those annual meetings of stockholders. In both years, our stockholders overwhelmingly approved the proposal, with more than 96% of the votes cast in favor of the proposal in both 2011 and 2012. Accordingly, this year we are again asking our stockholders to indicate their support for the compensation of our officers named in the 2012 Summary Compensation Table on page 55 of this proxy statement (our named executive officers), as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement, as required by Section 14A of the Exchange Act. This “say-on-pay” vote is not intended to address any specific item of compensation, but, rather, the overall compensation of our named executive officers and the philosophy, policies and practices related thereto. We conduct our say-on-pay votes annually, and expect to hold the next say-on-pay vote in connection with our 2014 Annual Meeting of Stockholders.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in our proxy statement for the 2013 Annual Meeting of Stockholders.”

This say-on-pay vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors value the opinions of our stockholders and expect to consider the outcome of the say-on-pay vote when making future compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the executive compensation program for the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement.

APPROVAL OF THE COMPANY’S 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

Overview

In February 2013, the Board, on the recommendation of the Compensation Committee, unanimously adopted, subject to stockholder approval, the Company’s 2013 Long-Term Incentive Compensation Plan (the “2013 Plan”). The Board unanimously recommends that stockholders approve the 2013 Plan. The 2013 Plan will become effective upon approval by the stockholders and will replace the 2004 Long-Term Incentive Compensation Plan, as amended (the “2004 Plan”). Outstanding awards under the 2004 Plan, however, will continue to be governed by the 2004 Plan. No awards may be granted under the 2013 Plan after the tenth anniversary of the date on which the stockholders approve the 2013 Plan. However, awards outstanding under the 2013 Plan will continue to be governed by the 2013 Plan until all awards granted prior to that date are no longer outstanding.

Awards are anticipated to be made under the 2013 Plan to further enhance the alignment between executive pay and returns to our stockholders. In particular, as described in the Compensation Discussion and Analysis beginning on page 37 of this proxy statement, the Compensation Committee has approved the use of performance share awards under which executives may earn payouts measured by the Company’s three-year total shareholder return relative to that of a custom peer group of 20 hospitality, leisure and real estate peers that are of similar scale and operate in the same space as the Company.

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The initial performance shares reflecting this design were granted in February 2013 under the 2004 Plan to our CEO and Executive Vice Presidents. It is anticipated that performance shares reflecting this design will be granted under the 2013 Plan beginning in 2014. The Compensation Committee believes this performance share design will enhance the already strong “pay for performance” philosophy of the Company and serve to ensure that key executives continue to be closely aligned with long-term stockholder objectives and expectations.

To allow for awards under the 2013 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code (“Section 162(m)”), as explained below, we are also asking stockholders to approve the material terms of the performance goals under the 2013 Plan as well as certain other key terms of the 2013 Plan. Approval of the 2013 Plan will constitute approval of the performance goals and other key terms specified in the 2013 Plan for purposes of the approval requirements of Section 162(m).

On February 28, 2013, we made our annual long-term incentive grants for 2013 under the 2004 Plan. In addition, shares were added back to the pool of shares available for issuance under the 2004 Plan pursuant to the share replenishment provisions of the 2004 Plan. Because these developments affect the amounts reported in the Equity Compensation Plan Information table in the section entitled Beneficial Ownership of Directors and Executive Officers beginning on page 35 of this proxy statement, the following table provides supplemental information regarding awards outstanding and shares available for issuance under the 2004 Plan as of March 1, 2013:

Number of Stock Options Outstanding under 2004 Plan (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Full Value Awards Outstanding under 2004 Plan (c)	Number of Securities Remaining Available for Future Issuance Under 2004 Plan (excluding securities reflected in columns (a) and (c)) (d)	Weighted Average Contractual Life (Years) of Options Outstanding under 2004 Plan
3,129,171	$38.73	3,584,713	55,807,363	3.95

We will grant no additional awards under the 2004 Plan after the date on which our stockholders approve the 2013 Plan.

If the 2013 Plan is approved by our stockholders, our full dilution level on May 30, 2013 for the 2013 Plan will be 194,687,768 shares (assuming no additional equity-based award activity between March 1, 2013 and May 30, 2013). The level of full dilution assumes 11,000,000 shares will actually be issued and become outstanding pursuant to awards granted under the 2013 Plan (and assuming that outstanding performance-vested awards achieve maximum performance). Our management team, our Board and our Compensation Committee are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

Purpose of 2013 Plan

The objectives of the 2013 Plan are to (1) attract and retain employees, non-employee directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (2) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (3) align the long-term financial interests of employees and other individuals who are eligible to participate in the 2013 Plan with those of stockholders.

Why We Believe You Should Vote to Approve the 2013 Plan

The 2013 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), unrestricted stock, restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other stock-based awards for the purpose of providing our officers and other employees, and those of our subsidiaries, and non-employees who perform employee functions, incentives and rewards for performance. We have designed the 2013 Plan specifically to reflect our commitment to effective management of equity-based and incentive compensation. The details of the key design elements of the 2013 Plan are set forth in the section entitled Plan Summary beginning on page 24 of this proxy statement.

As further described in the section entitled Compensation Discussion and Analysis beginning on page 37 of this proxy statement, we believe our future success depends in part on our ability to attract, motivate and retain high quality employees. Our ability to provide equity-based awards under our equity compensation plans is critical to achieving this success. Our existing 2004 Plan is scheduled by its terms to expire, and no longer be available to us for future grants, after May 7, 2014. We opted to design a new 2013 Plan rather than further extend the term of the 2004 Plan so that we can reduce the number of available shares down to a level that better aligns with stockholder interests. In addition, we have designed the 2013 Plan to ensure that it implements best practices in equity-based compensation plan design, and that we continue to operate the plan in an effective manner. If the 2013 Plan is not approved and the 2004 Plan expires, we would be at a severe competitive disadvantage as we would not be able to use stock-based awards to recruit and compensate our officers and other employees.

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The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity-based compensation motivates employees to create stockholder value because the value employees realize from equity-based compensation is based on our stock price performance. Equity-based compensation also aligns the compensation interests of our employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity-based compensation awards can be subject to vesting and/or performance criteria.

As mentioned above, as of March 1, 2013, 55,807,363 shares remained available for issuance under the 2004 Plan, constituting a significant number of shares. However, if the 2013 Plan is not approved by our stockholders, the 2004 Plan will expire in May 2014, and we will have no ability to grant any of the shares remaining as of that date as equity-based compensation in the future. In 2012, we granted awards under the 2004 Plan to 1,623 employees covering 1,788,048 shares and we granted awards to 10 non-employee directors covering 55,510 shares of our common stock. We currently anticipate that our award grants in 2013 and in future years (assuming a consistent stock price) will cover substantially the same amount of (or potentially more) shares as those covered by our 2012 grants. If the 2013 Plan is not approved, we expect that our 2004 Plan will expire by its terms in May 2014 (eliminating our ability to use shares currently available under that plan for equity-based compensation), and we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our stockholders as well as the alignment achieved by equity-based awards. Replacing equity-based awards with cash payments would also increase cash compensation expense and use up cash that would be better utilized if reinvested in our business or returned to our stockholders.

If approved, the 2013 Plan’s share reserve will significantly decrease the number of shares that we may issue pursuant to equity-based awards from 55,807,363 shares to 11,000,000 shares of common stock, par value $0.01 per share, plus those shares underlying awards under the 2004 Plan that are forfeited or cancelled or expire without having shares issued (or such shares are reacquired by the Company). The closing price of the common stock on the NYSE on April 1, 2013 was $62.90 per share.

In determining the number of shares to request for the 2013 Plan’s share authorization, we, at the direction of the Compensation Committee, worked with Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, to evaluate our recent share usage, our share availability under the 2004 Plan, our historical burn rate under the 2004 Plan, our projected burn rate under the 2013 Plan, the potential cost to stockholders of the new share request under the 2013 Plan, and the overhang cost associated with outstanding equity-based awards that we granted under the 2004 Plan.

If the 2013 Plan is approved, we intend to utilize the shares authorized under the 2013 Plan to continue our practice of incentivizing key individuals through annual equity-based grants. We have used a commercially available modeling tool to assist us in developing the number of available shares as well as the share counting principles reflected in the 2013 Plan. Based on the analyses provided by this tool, we believe that our authorized share request and share counting principles are appropriate and within industry standards. We expect that the authorized share request will allow us to continue to grant long-term incentives for the next three years.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity-based compensation awards dilute shareholder equity, so we have carefully managed our equity-based incentive compensation. Our equity-based compensation practices are targeted to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled Plan Summary below.

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Section 162(m)

The Board believes that it is in the best interests of the Company and our stockholders to maintain an equity incentive plan under which awards may be eligible to qualify for deductibility for federal income tax purposes. Accordingly, the 2013 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” to be exempt from the $1,000,000 deduction limit of Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to certain executive officers (the Chief Executive Officer and three other executive officers identified as specified in Section 162(m) based on their compensation ranking), the compensation must qualify as “performance-based.” One of the requirements for “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our stockholders at least once every five years. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. With respect to the various types of awards available under the 2013 Plan, each of these aspects is discussed below. In addition, as noted above, stockholder approval of the 2013 Plan will constitute approval of each of these aspects of the 2013 Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following summary of the material terms of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached as Annex A to this Proxy Statement.

The 2013 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not intended to be an employee benefit plan within the meaning of ERISA.

Administration of the 2013 Plan

The 2013 Plan will be administered by the Compensation Committee or such other committee consisting of two or more members as may be appointed by the Board to administer the 2013 Plan (in each case, the “Committee”). So long as shares are traded on the NYSE, all of the members of the Committee must be independent directors within the meaning of the NYSE’s Corporate Governance Standards. If any member of the Committee does not qualify as (1) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (2) an “outside director” within the meaning of Section 162(m), the Board will appoint a subcommittee of the Committee, consisting of at least two members of the Board, to grant awards to individuals who are subject to the limitations of Section 162(m) (“Covered Employees”) and to officers and members of the Board who are subject to Section 16 of the Exchange Act (“Insiders”), and each member of such subcommittee must satisfy the requirements of (1) and (2) above. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee.

Subject to the express provisions of the 2013 Plan, the Committee is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2013 Plan. The Committee may delegate its authority to one or more of its members (but not less than two members with respect to Covered Employees and Insiders). To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Covered Employees and Insiders.

Eligible Participants

Employees of the Company or certain affiliates, non-employee members of the Board, and any other natural person who provides bona fide services to the Company or certain affiliates not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) will be eligible for selection by the Committee for the grant of awards under the 2013 Plan. As of March 1, 2013, approximately 1,600 employees of the Company and its affiliates and 10 non-employee members of the Board would be eligible for awards under the 2013 Plan.

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Types of Awards

The 2013 Plan provides for the grant of unrestricted stock, restricted stock, RSUs, performance shares, performance units, non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), SARs and other stock-based awards. ISOs may be granted only to employees of the Company or its subsidiaries.

Award Pool

The number of shares that will be available for issuance pursuant to awards granted under the 2013 Plan is eleven million (11,000,000) (the “Award Pool”), subject to adjustment as described in the 2013 Plan. The shares issued by the Company under the 2013 Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.

Upon approval of the 2013 Plan by the stockholders of the Company, no further grants may be made under the 2004 Plan. However, if shares awarded or subject to issuance pursuant to awards under the 2004 Plan are not issued or are reacquired by the Company, in either case due to the forfeiture, cancellation or expiration of such awards without having been exercised or settled in shares, those shares will be available for issuance pursuant to awards under the 2013 Plan. In addition, if the withholding obligation, exercise price or purchase price under an award under the 2004 Plan is satisfied by the Company retaining shares that otherwise would have been issued also in settlement of the award or by shares tendered by the participant, the number of shares so retained or tendered will be available for issuance pursuant to awards under the 2013 Plan. All shares derived from the 2004 Plan will be tracked and counted as provided in the 2013 Plan (as explained below) and will not trigger a deduction from the Award Pool.

Each share of restricted stock, each share-settled restricted stock unit, each share of unrestricted stock and each other stock-based/stock-settled award will be counted as one share subject to an award and deducted from the Award Pool (restricted stock units and other stock-based awards that may not be settled in shares will not result in a deduction from the Award Pool). Each performance share that may be settled in shares will be counted as one share subject to an award (based on the number of shares that would be paid for achievement of target performance) and deducted from the Award Pool. Each performance unit that may be settled in shares will be counted as a number of shares subject to an award (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant (the closing price of a share of the Company on the NYSE on the immediately preceding trading day), and the resulting number of shares will be deducted from the Award Pool. If a performance share or performance unit is later settled based on above-target performance, the number of shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the Award Pool at the time of settlement; in the event that the Award is later settled upon below-target performance, the number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the Award Pool. Performance shares and units that may not be settled in shares will not result in a reduction in the Award Pool. Each NQSO, ISO, and SAR that may be settled in shares will be counted as one share subject to an award and deducted from the Award Pool. SARs that may not be settled in shares will not result in a reduction of the Award Pool.

If shares awarded or subject to issuance under the 2013 Plan are not issued, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of restricted stock or a restricted stock unit or the termination, expiration or cancellation of an NQSO, ISO, SAR, performance share or performance unit or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the Award Pool. If the withholding obligation, exercise price or purchase price under an award is satisfied by the Company retaining shares that otherwise would have been issued in settlement of the award or by shares tendered by the participant, the number of shares so retained or tendered will be added back to the Award Pool.

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Individual Limits

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the 2013 Plan, and except to the extent the Committee determines that an award is not intended to comply with the performance-based compensation provisions of Section 162(m), the maximum number of NQSOs, ISOs, and SARs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is three million (3,000,000), the maximum number of shares of restricted stock and restricted stock units that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is one million (1,000,000), the maximum number of performance shares and performance units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one participant is equal to the value of two million (2,000,000) shares, and the maximum number of other awards (valued as of the grant date) that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is equal to the value of five hundred thousand (500,000) shares. The limitations on performance shares, performance units and other awards will be applied based on the maximum amount that could be paid under each such award.

Subject to the change in control acceleration provisions in the 2013 Plan (as described in the section entitled Change in Control beginning on page 29 of this proxy statement), the Committee may provide for automatic accelerated vesting and other rights upon the occurrence of other events as specified in the agreements relating to awards under the 2013 Plan.

Adjustments

The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2013 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2013 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transactions or events.

Restricted Stock and Restricted Stock Units

The Committee will specify the terms of a restricted stock or restricted stock unit award in the award agreement, including the number of shares of restricted stock or units; the purchase price, if any, to be paid for such restricted stock/unit, which may be more than, equal to, or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals; the length of the restriction period and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of restricted stock units that accrue dividend equivalents; and whether restricted stock units will be settled in cash, shares or a combination of both. The restriction period may be of any duration. The Committee may provide in the restricted stock/unit agreement for lapse of the restriction period in monthly or longer installments over the course of the restriction period.

Performance Shares and Units

A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the 2013 Plan which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period.

Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (“Section 409A”). Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award. With respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to performance shares/units such that the dividends or performance shares/units maintain eligibility for the performance-based compensation exception under Section 162(m).

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Performance Measures

For awards under the 2013 Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m), the performance measure or measures to be used for purposes of such awards must be chosen from among the following: earnings, earnings per share (“EPS”), consolidated pre-tax earnings, net earnings, net income, operating income, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA“), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, and cash flow per share), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, share price, cost, unit cost, expense targets or ratios, charge-off levels, operating efficiency, operating expenses, customer satisfaction, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions. Any performance measure may be applied to the Company and certain affiliates in the aggregate, to a selection of or one or more of these entities, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer”, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee will specify the period over which the performance goals for a particular award will be measured.

The Committee may also establish other performance measures for awards granted to participants that are not intended to qualify for the performance-based compensation exception from Section 162(m).

The Committee will determine whether the applicable performance goals have been met with respect to a particular award and, if they have, the Committee must so certify in writing and ascertain the amount payable under the award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under U.S. generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. In the case of awards to Covered Employees (as defined for purposes of Section 162(m)) that are intended to qualify under the performance-based compensation exception from the deductibility limitations of Section 162(m), the adjustments must be made in accordance with guidelines established by the Committee at the time the performance-based award is granted (or within such period thereafter as may be permissible under Section 162(m)). In addition, in the event that the Committee determines that it is advisable to grant awards which are not intended to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

Non-Employee Director Awards

On each date that the Company makes its regular, annual grant of awards to employees, each non-employee director will be granted an award in an amount determined by the Committee (prorated awards will be granted to directors who are first elected to serve as directors after such date as described in the 2013 Plan). In addition, on the last day of March, June, September, and December of each calendar year, each non-employee director will be awarded, on a current or deferred basis, a number of shares equal to one-quarter of the dollar amount specified by the Committee for that calendar year divided by the fair market value of a share. However, the applicable dollar amount will be reduced to the extent the director makes an advance election to receive cash in lieu of shares. For this purpose, “fair market value” means the NYSE closing price of a share on the last trading day of the calendar quarter immediately preceding the grant date for such shares. For example, for purposes of shares awarded on September 30, 2013, fair market value will be the NYSE closing price for a share on June 28, 2013. On or before each December 31, a director may elect to defer any or all of the shares or cash to be granted to the director that would be earned for service performed after that date

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Stock Options

An option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the 2013 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section entitled Certain Federal Income Tax Consequences beginning on page 30 of this proxy statement. The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). Generally (except as otherwise described in the 2013 Plan), no option can be exercisable more than ten years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a stockholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant.

A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2013 Plan’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.

Stock Appreciation Rights (“SARs”)

A SAR entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which generally (except as otherwise described in the 2013 Plan) must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised (including the impact of a termination of employment). Generally, (except as otherwise described in the 2013 Plan), no SAR can be exercisable more than ten years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both.

Other Awards

The Committee may grant other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purpose of the 2013 Plan and the interests of the Company. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must generally (except as otherwise described in the 2013 Plan) not be less than 100% of the fair market value of a share on the date of grant.

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Amendment and Termination

The Committee may amend or terminate the 2013 Plan in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the stockholders before amending the 2013 Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of the NYSE or other applicable law.

The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2013 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. However, the Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2013 Plan (as described above) or to the extent the stockholders approve the repricing. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR. The Compensation Committee may provide for clawback provisions in award agreements based on “detrimental activity” (as defined in the 2013 Plan) or for other reasons.

Change in Control

Upon a change in control (as defined in the 2013 Plan), each outstanding award will, except to the extent that the outstanding award is continued, assumed, replaced or adjusted in the form of a replacement award, vest or become immediately exercisable and/or nonforfeitable (a) if the change in control occurs less than two years after the date of grant for such outstanding award, on a pro-rata basis (i) based on actual service during the vesting period with respect to any time-based outstanding award and (ii) based on actual service during the performance period with respect to the greater of the target opportunity or actual results for any performance-based outstanding award, and (b) if the change in control occurs two years or more after the date of grant for such outstanding award, (i) on a pro-rata basis based on actual service during the vesting period with respect to any time-based outstanding award and (ii) with respect to 100% of the greater of the target opportunity or actual results for any performance-based outstanding award.

If, subsequent to receiving a replacement award, the participant’s employment with the Company or any of its subsidiaries or their successors is terminated within a period of two years after the change in control either (a) by the participant for good reason or (b) by the Company, such subsidiary or such successor other than for cause, then the replacement award will vest or become immediately exercisable and/or nonforfeitable with respect to 100% of any time-based replacement award and with respect to 100% of the greater of the target opportunity or actual results for any performance-based replacement award. The terms “replacement award,” “good reason” and “cause” will be used as defined in the applicable award agreement. Outstanding awards and accelerated replacement awards shall become payable at such time as specified under the terms and conditions of the applicable award agreement except that, to the extent that such outstanding awards or accelerated replacement awards are exempt from Section 409A under the “short-term deferral rule,” payment for such outstanding awards or accelerated replacement awards shall be made not later than 2-1/2 months after the year in which they are no longer subject to substantial risk of forfeiture.

Transferability

Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for an NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs and SARs may not be transferred for value or consideration.

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Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2013 Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different. Certain intended 2013 Plan participants are residents of foreign countries.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units (“RSUs”)

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty-percent (20%) excise tax, and additional tax could be imposed each following year.

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Performance Share/Unit Awards; Stock Appreciation Rights (“SARs”)

A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. However, if the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant will recognize taxable income at the time of settlement or exercise, as applicable, in an amount equal to the amount of cash received at that time and the fair market value (determined as of the earlier of (i) the expiration of six months from the date of settlement or exercise, as applicable, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Securities Exchange Act, unless the participant makes a timely election under Section 83(b)) of the shares received upon such settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of a SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.

Nonqualified Stock Options (“NQSOs”)

A participant generally is not taxed upon the grant of an NQSO, unless the NQSO has a readily ascertainable fair market value (usually meaning that the NQSO is traded on a securities market). However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. If the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the exercise price for the shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Exchange Act, unless the participant makes a timely election under Section 83(b), in which event the fair market value of the shares will be determined on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options (“ISOs”)

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

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Golden Parachute Payments

The terms of the agreement evidencing an award under the 2013 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2013 Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

New 2013 Plan Benefits

No awards have been granted yet under the 2013 Plan. The Committee will grant future awards at its discretion. We cannot determine the number of awards that may be granted in the future.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2013 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2013 Plan by our stockholders.

The Board unanimously recommends a vote “FOR” approval of the 2013 Plan.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed and is requesting ratification by stockholders of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2013. While not required by law, the Board is asking its stockholders to ratify the selection of Ernst & Young as a matter of good corporate governance practice. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, the Board and the Audit Committee will reconsider the selection of Ernst & Young as the independent registered public accounting firm of the Company for fiscal year 2013.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2013.

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BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The table below shows the number of Company shares beneficially owned by principal stockholders who beneficially own more than five percent of the Company’s outstanding shares as of April 3, 2013. The information in this table is based upon the latest filings of either a Schedule 13D, Schedule 13G or Form 13F (or amendments thereto) as filed by the respective stockholder with the SEC as of the date stated in the below footnotes.

We calculate the stockholder’s percentage of ownership assuming the stockholder beneficially owned that number of shares on April 3, 2013, the record date for the Annual Meeting. Unless otherwise indicated, the stockholder had sole voting and dispositive power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	22,248,696	11.4%
The Vanguard Group Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	11,923,275	6.1%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	11,161,636	5.7%
Waddell & Reed Financial, Inc.(4) 6300 Lamar Avenue Overland Park, KS 66202	10,434,891	5.4%

(1)

Based on information contained in a Schedule 13G/A, dated February 14, 2013 (the “Price Associates 13G/A”), filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC, with respect to the Company, reporting beneficial ownership as of December 31, 2012. The Price Associates 13G/A reports that Price Associates has sole voting power over 7,365,300 shares and sole dispositive power over 22,248,696 shares. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)

Based on information contained in a Schedule 13G/A, dated February 7, 2013 (the “Vanguard 13G/A”) filed by The Vanguard Group Inc. (“Vanguard”) with the SEC, with respect to the Company, reporting beneficial ownership as of December 31, 2012. The Vanguard 13G/A reports that Vanguard has sole voting power over 345,592 shares, sole dispositive power over 11,596,837 shares and shared dispositive power over 326,438 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, holds 275,591 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, holds 120,918 shares.

(3)

Based on information contained in a Schedule 13G, dated February 4, 2013 (the “BlackRock 13/G, filed by BlackRock, Inc. (“BlackRock”) with the SEC, with respect to the Company, reporting beneficial ownership as of December 31, 2012. The BlackRock 13/G reports that BlackRock has sole voting power over 11,161,636 shares and sole dispositive power of 11,161,636 shares.

(4)

Based on information contained in a Schedule 13G/A, dated February 7, 2013 (the “Waddell & Reed 13G/A”), filed by Waddell & Reed Financial, Inc. (WDR”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Investment Management Company (“WRIMCO”), and Ivy Investment Management Company (“IICO”) (collectively “Waddell & Reed”) with the SEC, with respect to the Company reporting beneficial ownership as of December 31, 2012. The Waddell & Reed 13G/A reports that Waddell & Reed has sole voting power and sole dispositive power over 10,434,891 shares as follows: WDR holds 10,434,891 shares indirectly; WRFSI holds 2,104,356 shares indirectly; WRI holds 2,104,356 shares indirectly; WRIMCO holds 2,104,356 shares directly; and IICO holds 8,330,535 shares directly.

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BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the beneficial ownership of Company shares of (i) each director, (ii) each nominee for director, (iii) our Chief Executive Officer, our Chief Financial Officer and each of the other four most highly paid executive officers and (iv) all directors and executive officers as a group, as of January 31, 2013. Beneficial ownership includes any shares that a director, nominee for director or executive officer may acquire pursuant to stock options and other derivative securities that are exercisable on that date or that will become exercisable within 60 days thereafter. Unless otherwise indicated, the stockholder had sole voting and dispositive power over the shares.

Name (Listed alphabetically)	Amount and Nature of Beneficial Ownership		Percent of Class
Adam M. Aron	61,503	(1)(2)		(3)
Matthew E. Avril	175,656	(1)		(3)
Charlene Barshefsky	45,571	(1)(4)		(3)
Thomas E. Clarke	36,555	(1)		(3)
Clayton C. Daley, Jr.	33,587	(1)(4)(5)		(3)
Bruce W. Duncan	189,143	(1)(4)(6)		(3)
Lizanne Galbreath	54,871	(1)(4)		(3)
Eric Hippeau	68,695	(1)(4)		(3)
Aylwin B. Lewis	–			(3)
Vasant M. Prabhu	448,982	(1)		(3)
Stephen R. Quazzo	85,634	(1)(7)		(3)
Sergio D. Rivera	134,552	(1)		(3)
Thomas O. Ryder	67,297	(1)(4)		(3)
Kenneth S. Siegel	259,106	(1)		(3)
Simon M. Turner	255,240	(1)(8)		(3)
Frits van Paasschen	655,561	(1)		(3)
All Directors, Nominees for Directors and executive officers as a group (19 persons)	2,752,128	(1)	1.4%

(1)

Includes shares subject to options, restricted stock and restricted stock units that are exercisable as of, or will become exercisable or vest within 60 days of, January 31, 2013, as follows: 33,051 for Mr. Aron; 172,471 for Mr. Avril; 24,196 for Ambassador Barshefsky; 83,324 for Mr. Jeffrey M. Cava; 24,941 for Dr. Clarke; 20,654 for Mr. Daley; 69,435 for Mr. Duncan; 35,175 for Ms. Galbreath; 5,588 for Ms. Christie N. Hicks; 35,175 for Mr. Hippeau; 91,263 for Mr. Philip P. McAveety; 398,809 for Mr. Prabhu; 35,175 for Mr. Quazzo; 134,552 for Mr. Rivera; 35,175 for Mr. Ryder; 216,198 for Mr. Siegel; 225,804 for Mr. Turner; and 641,732 for Mr. van Paasschen.

(2)

Includes 10,000 shares owned jointly with Mr. Aron’s wife.

(3)

Less than 1%.

(4)

Includes the following number of “phantom” stock units received as a result of the following directors’ election to defer directors’ annual fees: 4,884 for Ambassador Barshefsky; 4,884 for Mr. Daley; 7,300 for Mr. Duncan; 14,275 for Ms. Galbreath; 27,277 for Mr. Hippeau; and 22,231 for Mr. Ryder.

(5)

Includes 3,000 shares held by the Clayton C. Daley, Jr. Revocable Trust of which Mr. Daley is a trustee and beneficiary.

(6)

Includes 71,366 shares held by The Bruce W. Duncan Revocable Trust of which Mr. Duncan is a trustee and beneficiary.

(7)

Includes 34,672 shares held by the Stephen Quazzo Trust, of which Mr. Quazzo is settlor and over which he exercises some investment control, 13,500 shares held by trusts for Mr. Quazzo’s children and over which he exercises some investment control, and 397 shares owned by Mr. Quazzo’s wife in a retirement account.

(8)

Includes 26,660 shares owned jointly with Mr. Turner’s wife, and 280 shares held in a custodial account for Mr. Turner’s daughter.

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The following table provides information as of December 31, 2012 regarding shares that may be issued under equity compensation plans maintained by the Company.

EQUITY COMPENSATION PLAN INFORMATION-DECEMBER 31, 2012

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,966,566	$18.94	57,324,575	(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	7,966,566	$18.94	57,324,575

(1)

Does not include shares underlying deferred restricted stock units that vest over three years and may be settled in shares that were granted pursuant to the Annual Incentive Plan for Certain Executives, amended and restated as of December 2008 (the “Executive Plan”). The Executive Plan, as it was approved by stockholders at the 2010 Annual Meeting, did not limit the number of deferred restricted stock units that may be issued. In addition, 9,926,752 shares remain available for issuance under our Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Code.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis section of the proxy statement, we explain and analyze the executive compensation program that applied to our named executive officers for 2012, including the compensation awarded to or earned by our named executive officers for 2012 and the compensation philosophy established and decisions made by our Compensation Committee for 2012. This Compensation Discussion and Analysis should be read in conjunction with the tabular disclosures beginning with the 2012 Summary Compensation Table on page 55 of this proxy statement. For 2012, our named executive officers were:

•

Frits van Paasschen, Chief Executive Officer and President;

•

Vasant M. Prabhu, Vice Chairman and Chief Financial Officer;

•

Sergio D. Rivera, Co-President, The Americas;

•

Kenneth S. Siegel, Chief Administrative Officer, General Counsel and Secretary;

•

Simon Turner, President, Global Development; and

•

Matthew E. Avril, Former President, Hotel Group.

Executive Summary

Our Business

Starwood is one of the world’s largest hotel and leisure companies. We conduct our hotel and leisure business both directly and through our subsidiaries, and our brand names include St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points®, Aloft® and ElementSM. Through our brands, we are well represented in most major markets around the world. Our revenue and earnings are derived primarily from hotel operations, which include management and other fees earned from hotels we manage pursuant to management contracts, the receipt of franchise and other fees and the operation of our owned hotels. Our hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. At December 31, 2012, our hotel portfolio included owned, leased, managed and franchised hotels totaling 1,134 hotels with approximately 335,000 rooms in approximately 100 countries, consisting of 53 hotels that we own or lease or in which we have a majority equity interest, 13 hotels where we own and operate vacation ownership resorts, 547 hotels managed by us on behalf of third-party owners (including entities in which we have a minority equity interest) and 521 hotels for which we receive franchise fees.

2012 Business Results and Key Performance Metrics

Results for the year ended December 31, 2012 were strong. We performed well along all four key drivers of value. We held our costs in check for the fourth year in a row, grew our footprint with quality hotels and contracts, sustained high RevPAR and occupancies in an uncertain environment, and realized significant value from real estate sales. Our results for the year ended December 31, 2012 benefited from the sales of residential units at the St. Regis Bal Harbour. During 2012, we closed sales of 188 units and realized revenues of $684 million. From project inception through December 31, 2012, we have closed contracts and recognized revenue on 224 units representing approximately 73% of the total residential units.

For 2012, our business highlights included:

•

We grew Same Store Worldwide RevPAR by 5% in constant dollars and Management and Franchise Fees by over 10%;

•

We opened 69 hotels with nearly 18,000 rooms, including the Sheraton Macao, our largest hotel;

•

We signed 131 deals for new hotels, growing our pipeline to 400 hotels with 100,000 rooms;

•

We sold eight hotels for $540 million;

•

We invested over $300 million in our owned hotels, including trophy properties like the Gritti Palace in Venice and the Alfonso XIII in Seville;

•

We generated $684 million in residential sales at the St. Regis Bal Harbour; and

•

We returned over $550 million to stockholders, increasing our dividend by 150% and repurchasing 6.3 million shares.

2012 Pay Decisions

Our executive compensation program is designed to attract, motivate and retain executive officers and other key employees who contribute to our success in a way that rewards performance and aligns pay with our stockholders’ long-term interests. The Compensation Committee reviews our overall compensation strategy for all employees, including our named executive officers, on an annual basis. In the course of this review, the Compensation Committee considers our current compensation programs and whether to modify them or introduce new programs to better meet our overall compensation objectives.

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Key highlights of our executive compensation program for fiscal 2012 included:

•

Base Salaries —Mr. van Paasschen did not receive an increase in base salary in fiscal 2012. The base salaries of most other named executive officers increased based on an annual merit increase of 2% compared to fiscal 2011. These increases were specifically approved to more closely align these officers’ salaries with the median base salary of executives at peer companies. Due to a mid-year promotion, Mr. Rivera’s salary increased by an additional amount of less than 5% in July 2012.

•

Discretionary Payment —Mr. Siegel received a lump sum cash payment equal in value to an annual merit increase of 2% of his base salary in fiscal 2012. This lump sum payment was provided instead of a salary increase.

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Incentive Pay Largely Contingent Upon Our Performance —Seventy-five percent of our named executive officers’ total target annual cash incentive opportunity was tied to our 2012 financial results, representing no change in philosophy compared to fiscal 2011. Payout eligibility for the company financial portion of the annual bonus was 92% for 2012 compared to 98% for 2011. Annual incentive payments for performance in 2012 (paid in 2013) were made 100% in cash, compared to our program in 2011 during which 25% was compulsorily deferred into restricted stock units. This change was introduced in conjunction with the more significant changes to the company’s equity incentive program being introduced in 2013 (more detail is provided in the section entitled Changes to Long-Term Incentive Compensation Design in 2013 beginning on page 48 of this proxy statement).

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Special Long-Term Cash Incentive Award —In 2012, Mr. Rivera received a payout of $1.1 million in settlement of a special long-term cash incentive award originally granted to him in 2009. This award was designed to reward Mr. Rivera for his work during 2010 and 2011 in helping us achieve qualitative and quantitative performance goals related to our St. Regis Bal Harbour property. Although the target payout for this award was $1.0 million, the Board paid Mr. Rivera at 110% of target due to exceptional financial results that beat expectations, significant outperformance against all payment terms and overwhelming external positive reviews of the property since it opened. Achievement of the performance metrics for this award related to: (1) achieving construction of the project below budget and on time; (2) funding all costs of the property from Starwood Vacation Ownership cash flow; (3) achieving budgeted close rates for sales of property units; (4) exceeding mid-2012 revenue goals for the property; and (5) keeping cumulative sales and marketing costs for the property below target.

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Modest Increase in Equity Grants —The total equity grants made to our named executive officers increased by less than 5% when compared to fiscal 2011.

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Pay Mix Geared Towards Variable Compensation —The proportion of the CEO’s total compensation that was variable was 86% in fiscal 2012, unchanged from fiscal 2011.

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Elimination of Future Tax Gross-Ups —In line with market best practice, the Compensation Committee agreed in 2012 that we will no longer provide tax gross-ups other than those required to be paid under existing employment agreements. In addition, Mr. van Paasschen’s employment agreement renewal, discussed in the section entitled New 2013 Employment Agreement with Mr. van Paasschen beginning on page 50 of this proxy statement, will not provide for any excise tax gross-up.

2012 Pay for Performance Analysis

Although 2012 continued to present global economic uncertainty in many markets, we saw signs of stronger demand growth for the global high-end lodging industry. As noted above, our business and operating results for the year ended December 31, 2012 were strong, but our key pay decisions remained reflective of the global uncertainty and our Company’s intention to achieve stronger operating and business results in 2013 and beyond.

As discussed further below and reflected in the following pay mix charts, for 2012, once again an overwhelming portion of the compensation for our named executive officers was tied to either our financial performance or potential increases in our stock price. As a result, total compensation for 2012 for the named executive officers was designed to increase as our performance goals were achieved and as our stock price increased. The pay results for our named executive officers, especially their annual incentive payouts received at 92% of target and equity awards, reflect our strong (but capable of improvement) financial and operating results. Because of rounding, percentages may not add up to 100%.

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In addition, our 2012 pay decisions were in line with changes in our stock price, measured both on an annual and three-year basis. Our one-year and three-year total stockholder return results, measured as of the end of 2012, were 22% and 63%, respectively. As the chart below indicates, a comparison of the compensation that we have reported in the Summary Compensation Table since 2009 for Mr. van Paasschen has moved in tandem with our annual total stockholder return over the past four years:

We believe that this chart demonstrates that we have effectively operated an executive compensation program that has closely linked CEO pay changes to the stock price results experienced by our stockholders under Mr. van Paasschen’s leadership. For purposes of this chart, total stockholder return includes the reinvestment of dividends and is calculated on a compounded annual growth rate basis.

Our analysis of our recent results, stock price performance and trends in CEO pay demonstrate to us that our CEO pay decisions in both 2012 and in recent years are closely aligned with Company performance, and reflect a balanced and responsible approach to executive compensation.

Compensation Best Practices

For 2012, we engaged in the following pay practices, which we believe align with market best practices, with respect to our named executive officer compensation program:

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All Incentive Awards Subject to Clawback —all incentive awards received by any senior vice president or more senior officer, including our named executive officers, remain subject to a clawback policy that mandates repayment in certain instances where there is a restatement of our financial statements.

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No Hedging Activities Linked to Company Stock — our officers and directors, including our named executive officers, were required to refrain from engaging in any hedging or monetization transaction directly linked to company stock.

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Stock Ownership Requirements —all of our executive officers, including our named executive officers, were required to hold a number of shares having a market value equal to or greater than a multiple of each executive’s base salary.

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Formal Evaluation Process —the Compensation Committee conducted a formal performance review of Mr. van Paasschen and determined whether and to what extent our financial performance goals were achieved; Mr. van Paasschen, together with the Chief Human Resources Officer and with oversight and input from the Compensation Committee, conducted a formal performance review of the other named executive officers through the Performance Management Process.

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Compensation Consultants Retained —the Compensation Committee retained Meridian to assist it in the review and determination of compensation design and levels for the named executive officers and to assist it in the annual assessment of compensation risk, described in more detail in the section entitled Risk Assessment beginning on page 53 of this proxy statement.

Consideration of 2012 Say-on-Pay Voting Results

At both our 2011 and 2012 annual meetings, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statements for those annual meetings of stockholders. In 2012, our stockholders overwhelmingly approved the proposal, and for a second straight year more than 96% of the votes cast were in favor of the proposal. The Compensation Committee considered the strong support for our say-on-pay proposal in both 2011 and 2012 as evidence of our stockholders’ support for the named executive officer compensation decisions and actions that the Compensation Committee has been making. As a result, the Compensation Committee did not make any material changes in the structure of our named executive officer compensation program for 2012 that were prompted specifically by the results of our 2012 say-on-pay vote.

In spite of this continuing majority stockholder support for our say-on-pay proposals, in 2012 we noted the concerns expressed by a small minority of shareholders about a perceived lack of alignment between our named executive officers and our stockholders due to the lack of performance-based equity vehicles in our long-term equity incentive program. As part of a broader review of our compensation program design conducted during 2012, the Compensation Committee approved the introduction of performance-based equity awards for our named executive officers starting in 2013. The Compensation Committee believes the introduction of performance share equity vehicles into our program will enhance our already strong “pay for performance” philosophy and serve to ensure that key executives’ interests are closely aligned with long-term stockholder objectives and expectations. We present more information about the changes that we have made to the equity program design in the section entitled Changes to Long-Term Incentive Compensation Design in 2013 beginning on page 48 of this proxy statement.

Design and Operation of Starwood’s 2012 Executive Compensation Program

Program Objectives and Other Considerations

Objectives.  As a consumer lifestyle company with a branded hotel portfolio at its core, we operate in a competitive, dynamic and challenging business environment. In step with this mission and environment, our compensation program for our named executive officers has the following key objectives for 2012:

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Attract and Retain: We seek to attract and retain talented executives from within and outside the hospitality industry who understand the importance of innovation, brand enhancement and consumer experience. We are working to reinvent the hospitality industry, and one element of this endeavor is to bring in key talent from other industries. Therefore, overall program competitiveness must take these other markets into account. To this end:

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We broadly target total compensation opportunities at the median (50th percentile) of the market for target performance levels; however, we also review the range of values around the median, including out to the 25th and 75th percentiles. Despite these initial actions, we believe that benchmarking alone does not provide a complete basis for establishing compensation levels or design practices.

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As a result, actual individual compensation may be above or below our targeted levels based on company and individual performance, key responsibilities, unique market demands, and experience level, as further described below.

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Motivate: We seek to motivate our executives to sustain high performance and achieve our financial and strategic/operational/leadership goals over the course of business cycles in various market conditions. However, our compensation programs are designed not to encourage excessive risk taking; we assess compensated-related risk annually. In addition, we have a clawback policy which allows us to recoup incentives paid in the event of a financial restatement. See the section entitled Potential Impact on Compensation for Executive Misconduct beginning on page 51 of this proxy statement for more information.

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Align Interests: We endeavor to align the investment interests of stockholders and the compensation interests of our executives by linking executive compensation to our annual business results and stock performance. Moreover, we strive to keep the executive compensation program transparent, in line with market practices and consistent with the highest standards of corporate governance practices. In 2012, we began to eliminate tax gross-ups for arrangements put in place in 2008 and thereafter to better align compensation with the creation and preservation of stockholder value.

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What the Program Intends to Reward.  Our executive compensation program is strongly weighted towards variable compensation tied to our annual business results and stock performance. Specifically, our compensation program for our named executive officers is designed to ensure the following:

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Alignment with Stockholders: A significant portion of named executive officer compensation is delivered in the form of equity incentives with significant vesting requirements, ensuring that long-term compensation is strongly linked to stockholder returns. Further, our executive officers, including our named executive officers, are required to own a requisite amount of company stock. See the section entitled Share Ownership Guidelines beginning on page 52 of this proxy statement for more information.

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Achievement of Company Financial Objectives: A portion of named executive officer compensation is tied directly to our financial performance.

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Achievement of Strategic/Operational/Leadership Objectives: A portion of our named executive officer compensation depends on the achievement of specific individual objectives that align with the execution of our business strategy, as well as demonstrated performance tied to our core leadership competencies that include team building and the development of future talent. These objectives may be related to, among others, operational excellence, brand enhancement, innovation, growth, cost containment/efficiency, customer experience and/or teamwork. See the section entitled Strategic/Operational/Leadership Goals beginning on page 44 of this proxy statement for more information on the strategic, operational and leadership objectives in effect for each of the named executive officers for 2012.

Roles and Responsibilities of Management and the Compensation Committee

For 2012, the Compensation Committee established and reviewed the compensation policies and programs for our executive officers, including our named executive officers, to ensure that the executive officers are compensated in a manner consistent with the objectives and principles outlined above. The Compensation Committee also reviewed and monitored our performance as it affected our employees and the overall compensation policies for our employees.

The Compensation Committee made all compensation decisions for 2012 with respect to our named executive officers. Our Chief Executive Officer, together with the Chief Human Resources Officer, reviewed the performance of each other named executive officer and presented to the Compensation Committee in February 2013 his conclusions and recommendations, including salary adjustments and annual incentive compensation amounts for 2012 (as described in more detail in the 2012 Annual Incentive Compensation section beginning on page 43 of this proxy statement).

In February 2013, our management provided reviews and recommendations on named executive officer compensation levels and program design for the Compensation Committee’s consideration. In addition, our management managed operational aspects of our compensation programs, policies and governance during 2012, and their direct responsibilities included:

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providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with our objectives;

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recommending changes to better align all program objectives during 2012; and

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recommending pay levels, payouts and/or awards for executive officers other than the Chief Executive Officer.

Management also prepared tally sheets that described and quantified all components of total compensation for our named executive officers, including salary, annual incentive compensation, long-term incentive compensation, deferred compensation, outstanding equity awards, benefits, perquisites and potential severance and change in control payments. The Compensation Committee reviewed and considered these tally sheets before making 2012 compensation decisions for our named executive officers, but this review had no material impact on the Compensation Committee’s compensation decisions.

The Compensation Committee directly engaged Meridian to assist it in the review and determination of compensation awards to the named executive officers (including the Chief Executive Officer) for the 2012 performance period. Meridian worked with management and the Compensation Committee in reviewing our compensation structure and the compensation structure of the companies in the peer group. Meridian does not provide any services to management. The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian.

Risk Assessment

In setting compensation, our Compensation Committee also considers the risks to our stockholders, and to us as a whole, arising out of our compensation programs. For more information about our most recent risk assessment, see the section entitled Risk Assessment beginning on page 53 of this proxy statement.

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Primary Elements of 2012 Executive Compensation Program

The primary elements of our 2012 executive compensation program for our named executive officers are summarized in the following table:

Element	Description	Purpose
Base Salary	• Fixed annual cash compensation based on competitive market levels when compared with peer companies and to align with our compensation philosophy	• Enables us to continue to attract and retain critical senior executives from within and outside the hospitality industry
Annual Incentive Compensation	• Annual performance-based incentive awards earned under our Executive Plan • Payouts earned based on a combination of EBITDA, EPS and strategic/operational/leadership goals performance	• Directly links the achievement of our financial and strategic/operational/leadership performance objectives to executive pay
Long-Term Incentive Compensation

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Equity compensation awards (consisting of restricted stock and stock option awards made under our Long-Term Incentive Compensation Plan (“LTIP”)) granted in February 2012 following the announcement of our earnings for 2011

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Strongly ties equity compensation to returns experienced by our stockholders, providing a direct link between the investment interests of our stockholders and the compensation interests of our named executive officers

Benefits and Perquisites

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Retirement benefits in the form of a tax-qualified 401(k) plan, a non-qualified deferred compensation plan, standard health and welfare benefits, and limited perquisites in the form of relocation assistance, corporate aircraft use, life insurance premium payments and tax assistance payments

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Retirement benefits provide tax efficient vehicles to accumulate retirement savings, subject to limits on compensation under the Code

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Limited perquisites helps attract and retain named executive officers

Analysis of 2012 Named Executive Officer Compensation

Total compensation for our named executive officers for 2012 was initially benchmarked against the peer group identified in this proxy statement at the 50th percentile, but individual elements of compensation were established both above and below the benchmark based on the Compensation Committee’s evaluations described further below. Evaluated on this basis, the Compensation Committee believes the actual cash and equity compensation delivered for the 2012 performance year was appropriate in light of our overall 2012 business performance described above and its evaluation of the performance of the particular executives. We describe each of the compensation elements in more detail below and explain why we paid each element and how we determined the amount of each element for 2012.

2012 Base Salary and Discretionary Payment

We believe it is essential to provide our named executive officers with competitive base salaries to attract and retain the critical senior executives needed to help drive our success. Base salaries for our named executive officers in 2012 were initially benchmarked at the 50th percentile against similar positions among a group of peer companies developed by us and approved by the Compensation Committee after consultation with Meridian, and then adjusted based on the responsibilities of each position, company and individual performance, unique market demands and experience level as further described below. The peer group consisted of similarly-sized hotel and property management companies as well as other companies representative of markets in which we compete for key executive talent. See the section entitled Use of Peer Data beginning on page 51 of this proxy statement for a list of the peer companies used in this analysis. We generally seek to position base salaries of our named executive officers at or near the median base salary of the Company’s peer group for similar positions but also review the range of values around the median, including out to the 25th and 75th percentile for reference purposes. See additional detail regarding base salaries in the section entitled Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table beginning on page 57 of this proxy statement.

In the case of named executive officers other than the Chief Executive Officer, 2012 base salary accounted for an average of approximately 19% of total compensation at target (in other words, total compensation assuming performance goals are satisfied at targeted levels, but excluding benefits and perquisites). In the case of Mr. van Paasschen, base salary for 2012 was $1,250,000, which accounted for approximately 14% of total compensation at target for Mr. van Paasschen. This base salary was not increased from its 2011 level. The base salaries of the other named executive officers (except for Mr. Siegel) generally increased by an annual merit amount of about 2% compared to 2011. The base salary for Mr. Rivera was increased by an additional amount of less than 5% in July 2012 due to a mid-year promotion. In connection with this promotion, the Compensation Committee determined that this amount of increase was necessary to begin to move Mr. Rivera’s new base salary to the 50th percentile of the peer group. Mr. Siegel did not receive a base salary increase for 2012, but instead received a lump sum cash payment equal to 2% of his base salary. By providing this payment in the form of a discretionary cash payment instead of a base salary increase (in which form it would continue to be provided to him year after year), we were able to maintain Mr. Siegel’s base salary at approximately 65% of market median, and not raise his salary above that level. The Compensation Committee viewed this as a favorable result as it effectively rewarded Mr. Siegel for his accomplishments, but maintains his base salary (or fixed component of compensation) below the 75th percentile.

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2012 Incentive Compensation

Incentive compensation includes annual cash incentive awards under our Executive Plan, special non-equity incentive awards paid in cash and long-term incentive compensation in the form of equity awards under our LTIP. For 2012, incentive compensation accounted for an average of approximately 80% of total compensation at target (86% for Mr. van Paasschen in 2012), with annual cash incentive compensation and long-term incentive compensation accounting for 19% and 61%, respectively (27% and 59% for Mr. van Paasschen, respectively, in 2012). We believe that this structure allowed us to provide each participating named executive officer with substantial incentive compensation opportunities for 2012 if our performance objectives were met.

We believe that the allocation between base salary and incentive compensation is appropriate and beneficial because:

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it promotes our competitive position by allowing us to provide named executive officers with total compensation that reflects performance;

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it targets and attracts highly motivated and talented executives within and outside the hospitality industry;

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it aligns senior management’s interests with those of stockholders;

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it promotes achievement of business and individual performance objectives; and

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it provides long-term incentives for named executive officers to remain in our employment.

2012 Annual Incentive Compensation.  Annual cash incentive awards are a key part of our executive compensation program. For 2012, each named executive officer had an opportunity to receive an incentive award under the stockholder-approved Executive Plan, except for Mr. Rivera, who is a newly-designated executive officer and therefore was not subject to the Executive Plan in 2012. While Mr. Rivera’s annual incentive compensation for 2012 was not technically paid under the Executive Plan, the structure of Mr. Rivera’s annual incentive compensation was substantially the same as the structure used for the other named executive officers under the Executive Plan, as described below.

Viewed on a combined basis, once minimum performance is attained, the annual incentive payments attributable to both company financial and strategic/operational/leadership performance can range from 0% to 200% of target for the named executive officers. See additional detail regarding targets in the section entitled Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table beginning on page 57 of this proxy statement.

Minimum Threshold

For the named executive officers (except Mr. Rivera), the 2012 annual incentive award was paid under the Executive Plan. Mr. Rivera’s annual incentive award was paid outside the Executive Plan, but the following discussion applies equally as to the operation and outcome for Mr. Rivera’s annual incentive award. Under the Executive Plan, for 2012, the Compensation Committee established in advance a threshold level of adjusted EBITDA that we had to achieve in order for any incentive to be paid under the Executive Plan (which we refer to as the EP Threshold). The Executive Plan also specified a maximum incentive amount, in dollars, that could be paid to any executive for 2012. When the threshold was established at the beginning of 2012, the achievement of the threshold was considered substantially uncertain for purposes of Section 162(m), which is one of the requirements for compensation paid under the Executive Plan to be deductible as performance-based compensation under Section 162(m). For 2012, the EP Threshold was $880,000,000.

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Under the 2012 program, each participating named executive officer could receive payment of an incentive award under the Executive Plan only if he remained employed by us on the award payment date in 2013. However, subject to attaining the EP Threshold for 2012, pro-rata awards could be paid at the discretion of the Compensation Committee in the event of death, disability, retirement or other termination of employment.

Once the EP Threshold was achieved, the maximum annual incentive amount specified in the Executive Plan became available for each participating named executive officer and the Compensation Committee applied its discretion to reduce such amount to determine the actual incentive amount for each individual. To determine the actual bonus to be paid for 2012 under the Executive Plan, the Compensation Committee established specific annual company financial and strategic/operational/leadership performance goals and a related target incentive amount for each participating executive (plus a maximum payout level for each participating named executive officer despite the maximum annual incentive amount specified in the Executive Plan). These financial and strategic/operational/leadership goals are described below.

Additional Performance Criteria

Since the EP Threshold under the Executive Plan was met for 2012, our performance in comparison to the financial and strategic/operational/leadership goals for the year set by the Compensation Committee was then used to determine each participating named executive officer’s actual incentive payout, as follows:

Financial Goals

Our financial goals for our named executive officers under the Executive Plan consisted of EBITDA and EPS goals, with each criteria accounting for half of the financial goal portion of the annual incentive awards. We deemed EBITDA and EPS to be the most appropriate metrics to measure performance and we have consistently used these metrics since 2009. As the Compensation Committee generally sets target incentive award opportunities above the median and monitors awards around the median, among our peer group, our financial and strategic/operational/leadership goals to achieve such award levels are considered challenging but achievable, representing requirements for a superior level of performance. Consistent with maintaining these high standards and subject to achieving the EP Threshold, the Compensation Committee retained the ability to consider whether an adjustment of the financial goals for 2012 was necessitated by exceptional circumstances (as examples, a restructuring of the Company or unanticipated accounting changes).

Performance against the financial goals determined 75% of participating named executive officers’ total target annual incentive payout, with the remaining 25% based on strategic/operational/leadership goals achievement. Once the EP Threshold was achieved, actual incentives paid to participating named executive officers for financial performance could have ranged from 0% to 200% of the pre-determined target incentive opportunities for this category of performance, as determined by the Compensation Committee. For our participating named executive officers, the company financial performance portion was based 50% on EPS and 50% on our EBITDA. The overall cap on the plan is 200%.

As noted above, since the EP Threshold was achieved for 2012, the minimum and maximum annual incentive amount specified in the Executive Plan became available for award. The maximum incentive payout for the applicable company financial performance metric was limited to 200% of target (or maximum) and the Compensation Committee could apply its discretion to reduce such amount to the actual bonus amount for each participating named executive officer. The table below sets forth for each metric the performance levels for 2012 which would have resulted in 100% annual incentive payout (or target), the minimum performance level (or minimum) that would have resulted in a 40% annual incentive payout and the maximum that would have resulted in a 200% annual incentive payout. In addition, the table sets forth the approximate mid-points of potential payouts between the minimum to target and target to maximum opportunities and indicates the related required performance level:

	Minimum (40%)	Mid-point (70%)	Target (100%)	Mid-point (150%)	Maximum (200%)
Earnings per share	$1.36	$1.76	$2.16	$2.83	$3.49
Company EBITDA	$880,000,000	$990,000,000	$1,100,000,000	$1,283,500,000	$1,467,000,000

For the 2012 performance period, “adjusted” EBITDA (which exceeded the EP Threshold) for purposes of determining annual bonuses was $1,081,000,000 (or 98% of target). EBITDA was adjusted to exclude the impact of asset sales and changes in foreign exchange rates versus budgeted amounts. EPS from continuing operations for 2012 for annual incentive purposes was $2.02 (or 94% of target), which excludes tax benefits related to non-core items partially offset by restructuring, goodwill impairment and other special charges and debt extinguishment charges. Using the metrics described above resulted in a payout eligibility of 92% of target for the company financial portion of the annual incentives for the 2012 fiscal year for the participating named executive officers.

Strategic/Operational/Leadership Goals

The strategic/operational/leadership performance goals for our named executive officers under the Executive Plan for 2012 consisted of “Big 5” and leadership competency objectives that link individual contributions to execution of our business strategy and major financial and operating goals. “Big 5” refers to each participating executive’s specific deliverables within our critical performance categories — (1) win with talent, (2) execute brilliantly, (3) build great brands, (4) deliver global growth, and (5) drive outstanding results. As part of a structured process that cascades down throughout the company, these objectives were developed at the beginning of 2012, and they integrated and aligned each executive with our strategic, operational and leadership plan. The portion of annual incentive awards attributable to strategic/operational/leadership management performance represented 25% of our participating named executive officers’ total target. Actual incentives paid to our participating named executive officers for strategic/operational/leadership performance could have ranged from 0% to 175% of the pre-determined target amount for this category of performance, as determined by the Compensation Committee. The strategic/operational/leadership performance goals were established at levels that were reasonably difficult to achieve relative to historical trends and future expectations, and generally required significant effort on the part of our participating named executive officers to achieve.

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Evaluation Process

In the case of Mr. van Paasschen, the Compensation Committee conducted a formal performance review process in February 2013 during which the Compensation Committee evaluated how Mr. van Paasschen performed against the strategic/operational/leadership goals established for 2012. The Compensation Committee also determined the extent to which our financial performance goals were achieved and whether we achieved the applicable minimum threshold(s) required to pay annual incentive awards.

The Chief Executive Officer conducted an evaluation of the other named executive officers (including Mr. Rivera) through the Performance Management Process (“PMP”), which resulted in a PMP rating for each executive. This PMP rating corresponded to a payout range under the Executive Plan determined for 2012 by the Compensation Committee for that rating. As noted, for 2012 the portion of the Executive Plan payouts based on PMP ratings could have ranged from 0% to 175% of target once the target has been adjusted to reflect our performance. At the conclusion of his review, the Chief Executive Officer submitted his recommendations to the Compensation Committee for final review and approval. In determining the actual award payable to each participating named executive officer under the Executive Plan and to Mr. Rivera, the Compensation Committee reviewed the Chief Executive Officer’s evaluation and made a final determination as to how each named executive officer performed against his strategic/operational/leadership goals for 2012. The Compensation Committee also determined, based on management’s report, the extent to which our financial performance goals were achieved and whether we achieved the applicable minimum threshold(s) required to pay annual incentive awards. The Chief Executive Officer also met in executive session with the Board of Directors to inform the Board of Directors of his performance assessments regarding the named executive officers and the basis for the compensation recommendations he presented to the Compensation Committee.

The evaluation of Mr. van Paasschen and the other named executive officers with respect to each executive’s strategic/operational/leadership goals for 2012 is described below.

Mr. van Paasschen’s accomplishments for the 2012 performance year included the following:

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Delivered strong financial returns and exceeded targets on key financial measures, including growing adjusted EBITDA by 18.2% and EPS before special items by 35.2% compared to 2011;

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Held a tight rein on corporate overhead (still 25% below 2007 on a per room basis), leading to improved hotel margins over 2011;

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Drove top-line revenue through strategies to provide innovative web and mobile bookings, cutting-edge revenue and price-realization systems, and programs to provide better service with guests, leading to an increase in Same Store Worldwide RevPAR by 5% in constant dollars compared to 2011;

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Grew share of occupancy for SPG above 50% for the first time in Company history, due in part to Starwood’s innovative and industry-leading transformation of benefits of the SPG program;

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Expanded the Company’s hotel portfolio by opening 69 new hotels. Executed deals for 131 new hotels, creating a pipeline of 400 hotels and 100,000 rooms. Re-engaged 56 existing hotels through renewals or changes in ownership; and

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For the third year in a row, set a new Company record for associate engagement and participation, based on a survey of over 130,000 associates.

Mr. Prabhu’s accomplishments for the 2012 performance year included the following:

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Achieved investment grade rating for the Company and continued to strengthen the Company’s liquidity position by executing a new $1.75 billion credit facility on the Company’s most favorable terms to date, and optimized pricing of senior notes by completing redemption of approximately $1.2 billion outstanding senior notes and issuing $350 million of new 3.125% senior notes due 2023, resulting in significant interest expense savings;

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Successfully consolidated the Company’s major IT systems into one data center, upgrading service and security standards while lowering costs;

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Successfully reorganized the tax department to align with the Company’s objectives and developed new policies and procedures to enhance the Company’s tax strategies and positioning. Finalized implementation of certain corporate restructurings to allow for efficient balance sheet utilization; and

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Achieved Company financial objectives while implementing a comprehensive plan to strategically enhance the Company’s control and compliance functions, including enhancements of global internal controls and risk assessment processes.

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Mr. Rivera’s accomplishments for the 2012 performance year included the following:

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Successfully opened the St. Regis Bal Harbour resort on schedule with strong recognition. Generated significant cash from the sale of 188 residential units at the St. Regis Bal Harbour and executed new purchase contracts, both in excess of target;

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Successfully implemented the new organization structure for The Americas to ensure Starwood is best-placed to take advantage of accelerating travel trends within The Americas;

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Increased earnings for both The Americas and vacation ownership and residential business segments by 4.7% and 83.5%, respectively; and

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Successfully opened 23 hotels in North America, resulting in the addition of 4,300 new rooms and achieved strong performance for SPG program enrollment and SPG occupancy.

Mr. Siegel’s accomplishments for the 2012 performance year included the following:

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Delivered critical legal support to facilitate the negotiation and execution of: 131 hotel management and franchise transactions; 56 re-engagements of existing hotels and changes in ownership; and strategic hotel sales. Redesigned the Company’s franchise agreements to support further expansion;

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Accelerated progress against Starwood’s long-term global citizenship goals, including substantial reductions in the use of water and energy across our hotels and corporate offices. Successfully restructured the global citizenship function to better align with the Company’s objectives and implemented target foundational initiatives, including property-specific audit process and goal setting;

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Successfully executed a number of strategic initiatives to ensure the Company maintains best-in-class compliance and privacy standards, including roll-out of an enhanced anti-corruption compliance function, confidentiality training program to safeguard the Company’s trade secrets and intellectual property, and global safe harbor privacy initiative; and

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Successfully concluded critical union negotiations and strategically re-focused the Company’s governmental relations program to advance certain of the Company’s key initiatives.

Mr. Turner’s accomplishments for the 2012 performance year included the following:

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Successfully managed the global development team to execute agreements for 131 new managed and franchise hotels, which exceeds 2011 growth levels by 17%. Executed 56 deals in excess of targets for renewals and changes in control of existing hotels, which provides for the critical continuation of these hotels in the Starwood portfolio;

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Maximized global net room growth at 4.2%, surpassing five year average net room growth at 3.4%. Delivered on Aloft conversion strategy with successful conversion and opening of Aloft San Francisco and near completed conversion of Aloft Tucson;

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Developed strategic initiatives and enhancements in technology and other process innovations for global development team to deliver on strategic growth plan and re-position team in key growth markets; and

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Completed strategic asset sale transactions generating gross cash proceeds of over $540 million.

Mr. Avril’s accomplishments for the 2012 performance year included the following:

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Achieved market share increases across 6 of Starwood’s 9 company brands, including a 9% increase in Element and a 5% increase in Aloft;

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Strengthened key relationships with hotel owners, joint venture partners and our Company’s personnel to drive revenue, strong owner relations, and retention of management talent throughout our hotels;

•

Successfully drove share of SPG occupancy to greater than 50% and delivered on Starwood’s innovation agenda by implementing industry-leading transformation of benefits of the SPG program; and

•

Adjusted for asset sales, grew hotel group EBITDA by 7%.

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In light of these accomplishments and impact on the Company, the Compensation Committee awarded Mr. van Paasschen a payout at 100% of target for the strategic/operational/leadership portion of the annual bonus. Mr. Avril announced his retirement in April 2012 with transition of his direct report responsibilities effective July 1, 2012; throughout the remainder of 2012, Mr. Avril also worked with the Company and its key ownership relationships to ensure an effective transition. Mr. Avril’s final incentive award was determined as described above, but reduced in light of his changed responsibilities, with the strategic/operational/leadership portion of the award determined based on the achievements described above and this transition work. The Compensation Committee awarded each of our other named executive officers participating in the Executive Plan an “accomplished objectives” PMP performance rating and a payout at 100% of target for their strategic/operational/leadership portion of their annual bonus. While Mr. Rivera’s 2012 incentive was not technically paid under the Executive Plan, the same evaluation structure was used for his award, and as a result he was also awarded an “accomplished objectives” PMP performance rating and a payout at 100% of target for the strategic/operational/leadership portion of his annual bonus. The following table sets forth for each named executive officer his salary, target award as both a percentage of salary and a dollar amount, actual award and actual award as a percentage of target award:

Name	Salary ($)	Award Target Relative to Salary (%)	Award Target ($)	Actual Award ($)	Actual Award (% of Target)
van Paasschen	1,250,000	200%	2,500,000	2,300,000	92%
Prabhu	766,785	100%	766,785	705,443	92%
Rivera	722,000	100%	722,000	664,240	92%
Siegel	638,490	100%	638,490	587,411	92%
Turner	766,785	100%	766,785	705,443	92%
Avril(1)	766,785	100%	766,785	352,722	46%
(1) Mr. Avril’s job responsibilities changed during 2012, as further described in our Current Report on Form 8-K filed with the SEC on April 16, 2012.

Annual awards made to our named executive officers with respect to 2011 performance are reflected in the 2012 Summary Compensation Table on page 55 of this proxy statement.

As noted above, effective with the 2012 performance period, deferrals from cash incentive awards were no longer allowed under the Executive Plan.

2012 Long-Term Incentive Compensation.  Like the annual incentives described above, long-term incentives are a key part of the Company’s named executive officer compensation program. Long-term incentive compensation for our named executive officers for 2012 consisted entirely of equity compensation awards granted in February 2012 following the announcement of our 2011 earnings under our LTIP. On average, approximately 60% of total compensation at target award levels for 2012 was equity-based long-term incentive compensation.

The Compensation Committee granted awards under the LTIP to Mr. van Paasschen consisting of a combination of stock options and restricted stock awards. The Compensation Committee granted awards under the LTIP for 2012 to all other named executive officers also consisting of a combination of stock options and restricted stock awards. For the other named executive officers, this compensation was also geared towards performance and long-term incentives, but to a lesser degree than Mr. van Paasschen. The Compensation Committee believed an emphasis on long-term equity compensation was particularly appropriate for the leader of a management team committed to the creation of stockholder value.

In 2012, for all named executive officers, the Compensation Committee used a grant approach in which the long-term award was articulated as a dollar value. Under this approach, an overall award value, in dollars, was determined for each named executive officer based upon our compensation strategy and competitive market positioning taking into account company and individual performance factors for the named executive officers described in the section entitled 2012 Annual Incentive Compensation beginning on page 43 of this proxy statement.

The Compensation Committee determined the appropriate mix of restricted stock and stock options to be given to our named executive officers. For 2012, the Compensation Committee determined that a split of 75% of restricted stock awards and 25% of stock options was the appropriate balance to maximize cost effectiveness and encourage equity ownership among our management. The number of shares of restricted stock was calculated by dividing 75% of the award value by the fair market value of our stock for the grant date. The number of stock options was determined by dividing the remaining 25% of the award value by the fair market value of our stock for the grant date and multiplying the result by two and one-half, which we believe historically approximates the number of options determined through formal lattice model option valuation methods. The named executive officers were able to elect a greater portion of options (up to 100%). During 2012, only Mr. Turner elected a greater portion of options (50%). Based on the factors set forth above, including our performance and individual performance of each named executive officer in 2011, the Compensation Committee believes that the equity award grants in 2012 were appropriate.

The exercise price for each stock option was equal to fair market value of our common stock on the option grant date. See the section entitled Equity Grant Practices beginning on page 53 of this proxy statement for a description of the manner in which we determined fair market value for this purpose. Currently, most stock options vest in 25% increments annually starting with the first anniversary of the date of grant. For stock options granted in 2012, awards granted to associates who were retirement-eligible, as defined in the LTIP, vest in 16 equal quarterly periods. The only named executive officer who currently meets the retirement criteria is Mr. Siegel, our Chief Administrative Officer, General Counsel and Secretary. Unexercised stock options expire eight years from the date of grant, or earlier in the event of termination of employment. Stock options provide compensation only when vested and only if our stock price appreciates and exceeds the exercise price of the option. Therefore, during business downturns, option awards may not represent any economic value to an executive.

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Prior to the 2012 annual incentive awards, our named executive officers mandatorily deferred 25% of their annual incentive compensation awards under the Executive Plan in the form of deferred restricted stock units. The Compensation Committee had the discretion to reduce the percentage of an annual long-term incentive compensation award that was required to be deferred. For 2011, the deferred amount (as increased by the percentage described below) was converted into a number of deferred restricted stock units by dividing the amount of the deferred award by the average of the high and low fair market value of a share on the date of grant. The deferred restricted stock units are then subject to time-based vesting. Upon vesting, shares of our common stock equal to the number of vested units will be delivered to the named executive officers. As such, the awards combine performance-based compensation with a further link to stockholder interests. First, amounts must be earned based on annual Company financial and strategic/operational/leadership performance under the Executive Plan. Second, these already earned amounts are put at risk through a vesting schedule. Vesting occurs in installments over a three-year period. Third, these earned amounts become subject to share price performance. Primarily in consideration of this vesting risk being applied to already earned compensation (but also taking into account the enhanced stockholder alignment that results from being subject to share performance), the amount of the deferred long-term incentive compensation amount was increased by 33%. Vesting for these deferred restricted stock units will accelerate in the event of death, disability or retirement. While this program was discontinued commencing with 2012 annual incentive awards paid in 2013, deferred restricted stock units that were awarded with respect to 2011 annual incentive compensation earnings are reflected in certain of the compensation tables below.

Restricted stock and restricted stock unit awards provide some measure of mitigation of business cyclicality while maintaining a direct tie to share price. We seek to enhance the link to stockholder performance by building a strong retention incentive into the equity program. Consequently, for 2012 grants, 100% of restricted stock unit awards vest on the fiscal year-end of the year immediately prior to the third anniversary of the date of grant, and 100% of restricted stock awards vest on the third anniversary of the date of grant. This vesting places an executive’s long-term compensation at risk to share price performance for a significant portion of the business cycle, while encouraging long-term retention of executives.

Promotion Equity Award. On August 1, 2012, we granted Mr. Rivera a special award of 5,550 shares of restricted stock in connection with his promotion to his current position as Co-President, The Americas, to reward him for the new responsibilities and duties that he assumed in connection with this position. The Compensation Committee determined the value for this award based on competitive benchmarking based on his new role. One hundred percent of this restricted stock award vests on the third anniversary of the date of grant. The fair value for this award is reflected in the 2012 Summary Compensation Table on page 55 of this proxy statement.

Special Long-Term Cash Incentive Award. In 2009, we granted Mr. Rivera a special long-term performance-based cash award opportunity related to the development of our St. Regis Bal Harbour property. The design of the award was to align Mr. Rivera’s long-term cash-based incentive compensation with overall construction completion, contract sales and actual unit closing rates versus our projections for the property. The target opportunity for the award was established at $1.0 million, and performance metrics were established for the award for 2010 and 2011 (to be evaluated in 2012) consisting of: (1) achieving construction of the project below budget and on time (during 2012); (2) funding all costs of the property from Starwood Vacation Ownership cash flow; (3) achieving budgeted closing rates for sales of property units; (4) exceeding mid-2012 revenue goals for the property; and (5) keeping cumulative sales and marketing costs for the property below target. We do not disclose any of the specific quantitative goals established for these performance metrics for competitive harm reasons, but the goals established for each of these performance metrics reflected very aggressive timetables and financial expectations and tight budgetary limits that were expected to require exceptional effort on the part of Mr. Rivera to achieve. The St. Regis Bal Harbour property opened in January 2012, after which Mr. Rivera’s performance with respect to this award was evaluated by the Compensation Committee. Based on its evaluation that Mr. Rivera exceeded all quantitative goals for the applicable performance metrics and achieved significant outperformance against all of the other award terms, and based on overwhelming external positive reviews of the property since it opened, the Compensation Committee authorized a payout of $1.1 million to Mr. Rivera for this award in 2012, representing 110% achievement of the performance metrics. The payout for this award is reflected in the 2012 Summary Compensation Table on page 55 of this proxy statement.

Changes to Long-Term Incentive Compensation Design in 2013

As outlined above, despite what we consider to be overwhelming and continuing majority stockholder support for our say-on-pay proposals (evidenced through the results for our recent say-on-pay votes), in 2012 we noted the concerns expressed by a small minority of stockholders about a perceived lack of alignment between our named executive officers and our stockholders due to the lack of performance-based equity vehicles in our long-term equity incentive program. As part of a routine review of our compensation program design conducted during 2012, the Compensation Committee approved the introduction of performance-based equity awards for our named executive officers starting in 2013. The Compensation Committee believes the introduction of performance share equity vehicles into our program will enhance our already strong “pay for performance” philosophy and serve to ensure that key executives’ interests are closely aligned with long-term stockholder objectives and expectations. The changes for 2013, which will be further described and analyzed in next year’s proxy statement, are designed to:

•

Remain aligned with best practices;

•

Link executive reward opportunities to our performance, especially in relation to peer companies;

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Support global strategic business objectives, long-term growth and key metrics of performance;

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Reward behaviors that are in our best long-term interest;

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Meet external expectations of our stockholders; and

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Ensure we are delivering stockholder value creation and on expectations.

More particularly, the program changes for 2013 will consist of:

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Realigning the mix of equity grants with market practice, meaning we will:

–

Eliminate stock option awards (and the voluntary election of additional stock options in lieu of restricted stock); and

–

Introduce performance shares, the vesting of which will be based on our three-year total shareholder return performance relative to a group of peer companies (or relative TSR). For the Chief Executive Officer, the equity mix will be 60% performance shares and 40% restricted stock awards; for the other named executive officers (except for Mr. Rivera), the equity mix will be 50% performance shares and 50% restricted stock awards; and for Mr. Rivera (due to his position as a division president), the equity mix will be 40% performance shares and 60% restricted stock awards;

•

Revising the vesting schedule for restricted stock awards so that such vesting occurs in installments over three years (1/3 increments each year) rather than the current approach of vesting 100% of these awards at the end of three years; and

•

Eliminating the mandatory requirement to defer 25% of bonus into restricted stock (beginning with the 2012 annual incentive that was paid in 2013).

The Compensation Committee believes that these changes will enhance our already strong “pay for performance” philosophy and help ensure that key executives are closely aligned with long-term stockholder objectives and expectations.

Benefits and Perquisites

Base salary and incentive compensation were supplemented for 2012 by limited benefits and perquisites, as described below.

Perquisites. As reflected in the 2012 Summary Compensation Table on page 55 of this proxy statement, we provide certain limited perquisites to select named executive officers when necessary to provide an appropriate compensation package, including in connection with enabling the executives and their families to smoothly transition from previous positions which may require relocation. For example, Mr. van Paasschen may use our company airplane whenever reasonable for both personal and business travel and our other named executive officers may use the airplane whenever air travel is required for business. Depending on availability, family members of executive officers are permitted to accompany our executives on our company airplane. The cost of that travel is imputed as income to the executive and the incremental fair value for such travel is included in the All Other Compensation column in the 2012 Summary Compensation Table . The executive is fully responsible, however, for any associated tax liability. We also reimburse named executive officers generally for travel expenses and other out-of-pocket costs incurred with respect to attendance by their spouses at one meeting of the Board of Directors each year.

Retirement Benefits. We maintain a tax-qualified retirement savings plan pursuant to Code section 401(k) (which plan we refer to as the Savings Plan) for a broadly-defined group of eligible employees that includes the named executive officers. Eligible employees may contribute a portion of their eligible compensation to the Savings Plan on a before-tax basis, subject to certain limitations prescribed by the Code. We matched 100% of the first 1% of eligible compensation and 50% of the next 6% of eligible compensation that an eligible employee contributes. These matching contributions, as adjusted for related investment returns, become fully vested upon the eligible employee’s completion of two years of service with us. Our named executive officers, in addition to certain other eligible employees, are permitted to make additional deferrals of base pay and regular annual incentive awards under our nonqualified deferred compensation plan under which deferrals are not matched. This plan is discussed in further detail under the section entitled 2012 Nonqualified Deferred Compensation Table on page 60 of this proxy statement.

Change in Control Arrangements

Under Company policy, we are required to seek stockholder approval of severance agreements with executive officers that provide “Benefits” (as defined in the policy) in excess of 2.99 times base salary plus such officer’s most recent annual incentive award. In 2006, the Board reviewed the change in control arrangements then in place with our named executive officers and decided to enter into new change in control agreements with our named executive officers at that time, which included Messrs. Prabhu and Siegel. In connection with the hiring of Mr. Turner in May 2008 as President, Global Development, and the promotion of Mr. Avril in September 2008 to President, Hotel Group, we entered into change in control arrangements with Messrs. Turner and Avril and amended and restated our change in control arrangements with Messrs. Prabhu and Siegel. These new change in control arrangements are similar; however, pursuant to our 2008 policy decision to cease paying tax gross-ups in change in control agreements, the arrangements with Messrs. Turner and Avril do not provide for a tax gross-up if the benefits payable thereunder are subject to the excise tax under Section 280G of the Code. Instead, the benefits provided are reduced to the point that it would be more advantageous to the executive to pay the excise tax rather than reduce benefits further. We also included change in control arrangements in Mr. van Paasschen’s employment agreement.

These change in control arrangements are described in more detail in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement. The change in control severance agreements are intended to promote stability and continuity of senior management. We believe that the provision of severance pay to these named executive officers upon a change in control aligns their interests with those of stockholders. By making severance pay available, we are able to mitigate executive concern over employment termination in the event of a change in control that benefits stockholders. In addition, the acceleration of equity compensation vesting in connection with a change in control provides these named executive officers with protection against equity forfeiture due to termination and ample incentive to achieve company goals, including facilitating a sale of the company at the highest possible price per share, which would benefit both stockholders and executives. In addition, we acknowledge that seeking a new senior position is a long and time-consuming process. Lastly, each severance agreement permits the executive to maintain certain benefits for a period of two years following termination and to receive outplacement services. The aggregate effect of our change in control provisions is intended to focus executives on maximizing value to stockholders. In addition, should a change in control occur, benefits will be paid only after a “double trigger” event as described in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement. We believe benefit levels have been set to be competitive with peer group practices.

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Additional Severance Arrangements

In 2007, we entered into a letter agreement with Mr. Prabhu clarifying that, pursuant to his employment agreement dated November 13, 2003, his severance included the acceleration of 50% of unvested stock options in the event that his employment was terminated without cause by us or by him for good reason. The clarification formally documented Mr. Prabhu’s existing severance arrangements as part of his employment with us. This additional severance arrangement is described in more detail below in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement.

New 2013 Employment Agreement with Mr. van Paasschen

We have reached agreement in principle with Mr. van Paasschen regarding a new employment agreement, which new agreement will supersede his prior agreement dated December 30, 2008. The new employment agreement will have an initial term ending December 31, 2016, and then will renew on an annual basis unless either party timely elects not to renew the agreement. The new employment agreement will provide for Mr. van Paasschen having a base salary of at least $1,250,000 and allow for continued participation in the Executive Plan, with an annual bonus targeted at 200% of base salary, and actual payments ranging from 0% to 400% of base salary depending on performance against objectives set by the Board. In addition, Mr. van Paasschen will continue to be eligible to participate in the LTIP, and his annual LTIP awards will provide an opportunity with an expected value that ranges from $5,500,000 to $9,500,000, with a target of $7,500,000. Actual payout of performance-based LTIP awards will depend on performance against objectives set by the Board. The agreement also will provide for Mr. van Paasschen to receive certain limited perquisites and personal benefits at a level consistent with his prior agreement (such as the use of a driver and car service for business purposes and a private aircraft for business travel, with any permitted personal use being imputed as income consistent with established practice, or as otherwise agreed), but no longer will permit any tax gross-ups on such benefits.

Mr. van Paasschen will be entitled to receive termination payments and benefits for various employment termination scenarios under the agreement. If Mr. van Paasschen’s employment is terminated by the Company without cause or by Mr. van Paasschen for good reason, then Mr. van Paasschen will be entitled to: (i) a severance payment equal to two times the sum of his base salary and target bonus; (ii) a prorated portion of his annual bonus through the date of termination (based on actual performance at the end of the performance period); (iii) vesting of his stock options and restricted stock grants only in accordance with the terms of the awards, with performance-based LTIP awards vesting on a pro-rata basis, and then paid at the usual time based on actual performance; and (iv) certain health coverage and previously accrued benefits. If the termination without cause or by Mr. van Paasschen for good reason occurs within 24 months after a change in control, or prior to but in contemplation of a change in control (including at the direction of a buyer), then Mr. van Paasschen will be entitled to the benefits described in the preceding sentence, except: (i) the prorated bonus will be based on his target bonus, (ii) LTIP legacy awards outstanding before January 1, 2013 will fully vest (with performance at maximum in the case of uncompleted performance periods); (iii) later LTIP awards will vest only in accordance with the terms of the awards; and (iv) additional life, disability and accident coverage and outplacement services will be provided; however, Mr. van Paasschen will no longer be entitled to any excise tax gross-up under the agreement. If Mr. van Paasschen’s employment is terminated because of death or disability, then: (i) Mr. van Paasschen (or his estate) will be entitled to certain previously accrued benefits and a prorated portion of his target bonus through the date of termination, (ii) his unvested stock options will fully vest, and (iii) his other LTIP awards will either fully vest (if not conditioned on performance) or vest on a pro-rata basis (if conditioned on performance), assuming the requisite service has been performed under the related agreement. If Mr. van Paasschen’s employment is terminated by the Company for cause or by Mr. van Paasschen without good reason, or if his employment terminates as a result of non-renewal of the agreement, then Mr. van Paasschen will be entitled to certain previously accrued benefits, excluding any earned but unpaid bonus for a completed prior year.

Under the terms of the new agreement, Mr. van Paasschen will also be subject to customary restrictive covenants, including two-year non-competition and non-solicitation provisions, consistent with his prior agreement. We expect to provide more information about the terms of Mr. van Paasschen’s compensation under the new employment agreement in our proxy statement for the 2014 Annual Meeting of Stockholders.

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Potential Impact on Compensation for Executive Misconduct

If the Board of Directors determines that an executive officer has engaged in misconduct, the Board of Directors may take a range of actions to remedy the misconduct. In 2011, the Compensation Committee adopted an incentive recoupment policy that allows us to recover any annual incentive payment or long-term incentive award to any individual executive at the senior vice president level or above, including our named executive officers, if the Board of Directors determines that:

•

we are required to prepare an accounting financial restatement due to the material non-compliance of the Company with any financial reporting requirement under applicable securities laws and the compensation payment previously made was based on erroneous data; or

•

the executive engaged in intentional misconduct that caused or substantially caused the need for a financial restatement and a lower payment would have been made to the executive based upon the restated financial results.

In such circumstances we will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. In addition, our LTIP provides that the Compensation Committee may cancel, suspend, withhold or otherwise restrict or limit any long-term incentive award to any participant under the LTIP, including executive officers, if the Compensation Committee determines that such participant engaged in misconduct.

Background Information on the 2012 Executive Compensation Program

Use of Peer Data

In determining competitive compensation levels for 2012 compensation decisions, the Compensation Committee reviewed data prepared by Meridian, its executive compensation consultants, that reflected compensation practices for executives in hotel and property management companies. Due to the limited number of direct competitors of similar scale, a robust peer community required expanding beyond these organizations to companies in related industries with a strong brand focus, and/or with similar talent needs (for example, hospitality/entertainment industries, brand-dependent companies, and companies of similar size, scale and complexity). To assess the appropriateness of including a potential peer company in our peer group, the following eight screening criteria were used:

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revenue size with stronger consideration given to companies within a range of one-third to three times our revenue (given our unique role in managing property revenues beyond those captured in our financial statements, a couple larger revenue companies were included);

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market capitalization with stronger consideration given to companies within a range of one-third to three times our market capitalization;

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EBITDA with stronger consideration given to companies within a range of one-third to three times our EBITDA (given our unique role in managing property revenues beyond those captured in our financial statements, a couple larger revenue companies were included);

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financial performance with stronger consideration given to companies with financial results comparable to ours in terms of 1-year, 3-year and 5-year annualized revenue growth, operating income and total shareholder return;

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direct competitors;

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related industries (for example, cruise lines, entertainment, etc.);

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talent competitors; and

•

global complexity with stronger consideration given to companies with global scope, where greater than 25% of revenues are generated outside the United States.

The Compensation Committee along with our management frequently reviews the peer group to ensure it represents a relevant market perspective. A review of the peer group was carried out by Meridian in 2012, the results of which added Hyatt Hotels to the group. The other constituents of the peer group remained unchanged for use in 2012.

The Compensation Committee utilized the peer group for a broad set of comparative purposes for 2012, including levels of total compensation for executives and directors, pay mix, incentive plan design and equity usage and other terms of employment. We believe that by conducting the competitive analysis using a broad peer group, which includes companies outside the hospitality industry, we are able to attract and retain talented executives from outside the hospitality industry. Our experience has proven that key executives with diversified experience prove to be major contributors to our continued growth and success.

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The peer group approved by the Compensation Committee for 2012 is set out below. We expect that it will be necessary to update the list periodically.

Avon Products, Inc.	MGM Resorts International
Carnival Corporation and Carnival PLC*	NIKE, Inc.
The Estée Lauder Companies, Inc.	Ralph Lauren Corporation
H.J. Heinz Company	Royal Caribbean Cruises Ltd.
Host Hotels & Resorts, Inc.	Simon Property Group, Inc.
Hyatt Hotels Corporation	Starbucks Corporation
InterContinental Hotels Group PLC	V.F. Corporation
Kellogg Company	The Walt Disney Corporation
Limited Brands, Inc.	Wyndham Worldwide Corporation
Marriott International, Inc.	Yum! Brands, Inc.
* Carnival Corporation and Carnival PLC are public companies with separate listings and shareholders but operate as if they are a single economic enterprise.

In performing its competitive analysis for 2012, the Compensation Committee reviewed:

•

base pay;

•

target and actual total cash compensation, consisting of salary, target and actual annual incentive awards in prior years;

•

direct total compensation consisting of salary, target and actual annual incentive awards, and the expected value of total long-term incentives; and

•

retirement benefits.

When establishing target compensation levels for 2012, the Compensation Committee reviewed peer group data on payments to named executive officers as reported in proxy statements available as of February 2012 as provided by Meridian.

Tax Considerations

Section 162(m) generally disallows a federal income tax deduction to public companies for incentive compensation in excess of $1,000,000 paid to the chief executive officer and to each of the three other most highly compensated executive officers (other than the chief financial officer). Qualified performance-based compensation is not subject to the deduction limit if certain requirements are met. We believe that compensation paid under the Executive Plan for 2012 meets these requirements and is generally fully deductible for federal income tax purposes. In addition, for federal income tax purposes, compensation earned under option grants is also fully deductible for federal tax purposes.

Although the Compensation Committee may continue taking actions intended to limit the impact of Section 162(m), the Compensation Committee also believes that the tax deduction is only one of several relevant considerations in setting named executive officer compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain named executive officer compensation arrangements that will attract and retain the executive talent to allow us to compete successfully in our industry. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Share Ownership Guidelines

We have adopted share ownership guidelines for our executive officers, including the named executive officers. Pursuant to the guidelines, the named executive officers, including the Chief Executive Officer, are required to hold that number of shares having a market value equal to or greater than a multiple of each executive’s base salary. For the Chief Executive Officer, the multiple is six times base salary, and for the other named executive officers, the multiple is four times base salary. This multiple is reduced one times base salary, however, for executives that are retirement eligible. A retention requirement of 35% is applied to restricted shares upon vesting (net shares after tax withholding) and shares obtained from option exercises until the executive meets the target, or if an executive falls out of compliance, shares owned, stock equivalents (vested/unvested restricted stock units) and unvested restricted stock (pre-tax) count towards meeting ownership targets. However, stock options and performance-based equity do not count towards meeting the target. Officers have five years from the date of hire or, if later, the date they first become subject to the policy, to meet the ownership requirements. All named executive officers were in compliance with share ownership guidelines as of December 31, 2012.

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Equity Grant Practices

Determination of Option Exercise Prices.  The Compensation Committee grants stock options with an exercise price equal to the fair market value of a share on the grant date. Under the LTIP, for 2012, the fair market value of our common stock on a particular date was determined as the average of the high and low trading prices of a share on the NYSE on that date.

Timing of Equity Grants.  For 2012, the Compensation Committee made annual equity compensation grants to named executive officers on February 28, 2012 which followed its first regularly scheduled meeting that occurred after the release of our earnings for 2011. The timing of this meeting was determined based on factors unrelated to the pricing of equity grants. The Compensation Committee (or its delegates), however, had discretion under unusual circumstances to award grants at other times in the year.

The Compensation Committee approves equity compensation awards to a newly hired executive officer at the time that the Board of Directors meets to approve the executive’s employment package. Generally, the date on which the Board of Directors approves the employment package becomes the grant date of the newly-hired executive officer’s equity compensation awards. However, if we and the new executive officer enter into an employment agreement regarding the employment relationship, we require the executive officer to sign his employment agreement shortly following the date of Board approval of the employment package; the later of the date on which the executive officer signs his employment agreement or the date that the executive officer begins employment becomes the grant date of these equity compensation awards.

Compensation Committee Report

The Compensation and Option Committee of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation and Option Committee of the Board of Directors

Adam M. Aron, Chairman

Thomas E. Clarke

Clayton C. Daley, Jr.

Thomas O. Ryder

Risk Assessment

In setting compensation, our Compensation Committee also considers the risks to our stockholders, and to us as a whole, arising out of our compensation programs. In February 2013, management held a special meeting to discuss and assess the risk profile of our compensation programs. The Chief Human Resources Officer, our Chief Administrative Officer, General Counsel and Secretary, our Vice Chairman and Chief Financial Officer and Meridian, who had been asked to work with management to help with such risk assessment, were among the participants in the special meeting. Their review considered risk-determining characteristics of the overall structure and individual components of our company-wide compensation program, including our base salaries, incentive plans and equity plans. A report of the findings was provided to the Compensation Committee for its review and consideration. Following this assessment, we believe that we have instituted policies that align our executive officers’ interests with those of our stockholders without creating incentives for our executive officers or other employees to take risks that are reasonably likely to have a material adverse effect on us. For example:

•

Balance of Compensation: Across the Company, individual elements of our compensation program include base salaries, incentive compensation, and for certain of our employees, equity-based awards. By providing a mix of different elements of compensation which reward both short-term and long-term performance, our compensation programs as a whole provide a balanced approach to incentivizing and retaining employees, without placing an inappropriate emphasis on any particular form of compensation.

•

Objective Formula and Pre-established Performance Measures Dictate Annual Incentives: Under the Executive Plan, payment of annual incentives to our named executive officers is subject to the satisfaction of specific company-wide annual performance targets determined under an incentive formula established by our Compensation Committee within the first 90 days of each fiscal year. Similarly, our employees other than the named executive officers that are eligible to receive an annual incentive receive such incentive subject to the satisfaction of specific company-wide annual performance targets determined under an incentive formula established by our Compensation Committee. These performance targets are directly and specifically tied to one or more of the following company-wide business criteria: EBITDA, consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or EPS for the applicable fiscal year.

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•

Minimum and Maximum Thresholds for Annual Incentives: Each year our Compensation Committee establishes within the first 90 days of any fiscal year a threshold level of adjusted EBITDA that we must achieve in order for any bonus to be paid to our named executive officers or other company employees eligible to receive an annual incentive for any given year. The Executive Plan also specifies a maximum incentive amount, in dollars, that may be paid to any executive officer for any 12-month performance period. As a result of this threshold performance requirement and the design of our Executive Plan, incentive compensation is payable under our incentive plans only upon the attainment of performance targets related to business criteria that are in the interests of our stockholders.

•

Use of Long-Term Incentive Compensation: Equity-based long-term incentive compensation that vests over a period of years is a key component of total compensation of our executive employees. This vesting period encourages our executives to focus on sustaining our long-term performance. These grants are also made annually, so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long-term.

•

Share Ownership Guidelines: Our share ownership guidelines require our executive officers, including the named executive officers, to hold that number of shares having a market value equal to or greater than a multiple of each executive’s base salary. For the Chief Executive Officer, the multiple is six times base salary, and for the other named executive officers, the multiple is four times base salary. This multiple is reduced one times base salary, however, for executives that are retirement eligible. A retention requirement of 35% is applied to restricted shares upon vesting (net shares after tax withholding) and shares obtained from option exercises until the executive meets the target, or if an executive falls out of compliance. See the section entitled Share Ownership Guidelines beginning on page 52 of this proxy statement for a description of the securities that count towards meeting the target and other considerations.

•

Restrictions on Related Party Transactions: We have a corporate opportunity and related person transaction approval process regarding the review, approval and ratification by our Governance Committee of all transactions with related parties, executive officers, and their respective family members and/or corporate affiliates. See the section entitled Certain Relationships and Related Transactions beginning on page 68 of this proxy statement for a complete description of this policy.

•

Incentive Recoupment Policy: We have an incentive recoupment policy that allows us to recover any annual incentive payment or long-term incentive payment to any individual executive at the senior vice president level and above, including our named executive officers, under certain circumstances. See the section entitled Potential Impact on Compensation for Executive Misconduct beginning on page 51 of this proxy statement for more information.

•

Anti-Hedging Policy: We have an anti-hedging policy that restricts all officers and directors from engaging in short sales, entering into any derivative transactions, such as swaps, straddles, puts, or calls, or engaging in any hedging or monetization transactions, such as collars or forward sale contracts, that are directly linked to our shares.

•

Internal Processes Further Restrict Risk: We have in place additional processes to limit risk to us from our compensation programs. Specifically, we have financial policies that restrict the amount of capital that any individual may deploy absent obtaining internal approvals, which reduces the risk of inappropriate expenditures by an individual. Further, the processes and controls associated with respect to our compensation programs are audited each year to insure that expenditures have been approved within our guidelines and by required approval authorities. In addition, we engage Meridian as an external compensation consulting firm for design and review of our compensation programs, as well as external legal counsel to assist us with the periodic review of our compensation plans to ensure compliance with applicable laws and regulations.

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2012 Summary Compensation Table

The table below sets forth a summary of the compensation earned by the named executive officers for up to the past three years:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Frits van Paasschen Chief Executive Officer and President	2012	1,250,000	—	4,327,101	1,172,036	2,300,000	53,902	9,103,039
	2011	1,250,000	—	3,997,530	1,125,465	2,450,000	32,863	8,855,858
	2010	1,208,333	—	3,956,262	1,210,395	3,000,000	19,927	9,394,917
Vasant M. Prabhu Vice Chairman and Chief Financial Officer	2012	764,279	—	2,310,809	639,296	705,443	10,000	4,429,827
	2011	751,750	—	2,174,427	630,256	736,715	11,198	4,304,346
	2010	733,235	—	2,312,035	726,243	902,100	9,800	4,683,413
Sergio D. Rivera Co-President, The Americas	2012	669,912	—	1,258,469	255,726	1,764,240	26,894	4,005,241

Kenneth S. Siegel Chief Administrative Officer, General Counsel and Secretary	2012	638,490	12,770	1,476,605	404,877	587,411	10,000	3,130,153
	2011	638,490	—	1,600,725	461,442	625,720	11,981	3,338,358
	2010	634,582	—	1,468,148	459,953	766,188	9,800	3,338,671
Simon M. Turner President, Global Development	2012	763,991	—	1,310,690	1,065,480	705,443	10,000	3,855,604
	2011	733,142	—	1,314,216	1,125,465	735,020	9,800	3,917,643
	2010	644,792	—	693,824	1,888,226	778,500	9,800	4,015,142
Matthew E. Avril Former President, Hotel Group	2012	764,279	—	1,710,765	468,818	352,722	26,891	3,323,475
	2011	751,750	—	1,574,435	450,186	736,715	10,557	3,523,643
	2010	747,292	—	1,550,838	484,167	902,100	9,901	3,694,298

(1)

Represents salary actually earned during the fiscal year listed.

(2)

Represents a lump sum cash payment equal to 2% of Mr. Siegel’s 2012 base salary, which lump sum payment was provided instead of a salary increase for 2012. For more information about this payment, see the section entitled 2012 Base Salary and Discretionary Payment beginning on page 42 of this proxy statement.

(3)

Represents the grant date fair value for restricted stock and restricted stock unit awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. For additional information, refer to Note 22 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2012. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the 2012 Grants of Plan-Based Awards Table on page 56 of this proxy statement for information on awards granted in 2012.

(4)

Represents the grant date fair value for stock option awards granted during the year computed in accordance with ASC 718. For additional information, refer to Note 22 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2012. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the 2012 Grants of Plan-Based Awards Table on page 56 of this proxy statement for information on awards granted in 2012.

(5)

Represents cash awards paid in March 2013 with respect to performance in 2012, as discussed under the section entitled 2012 Annual Incentive Compensation beginning on page 43 of this proxy statement and the payout for a special long-term cash incentive award for Mr. Rivera, as discussed under the section entitled 2012 Long-Term Incentive Compensation beginning on page 47 of this proxy statement. Cash incentive awards disclosed for 2011 include the following 2011 amounts that were converted into restricted stock units in 2012 and such number of restricted stock units was increased by 33% in accordance with the Executive Plan (no amounts earned for 2012 performance were so deferred, as that program was discontinued with respect to the 2012 annual incentive program):

Name	2011 Amount Deferred
van Paasschen	612,500
Prabhu	184,179
Rivera	177,057
Siegel	156,430
Turner	183,755
Avril	184,179

(6)

The amounts reported in “All Other Compensation” for 2012 include our contributions to the Savings Plan of $10,000 for each NEO, life insurance premiums for Mr. van Paasschen, chauffeured car service for Mr. van Paasschen of $16,732, company reimbursement for Mr. Rivera’s relocation of $16,894, and tax gross-up payments (including a payment to Mr. van Paasschen in the amount of $12,361). Each officer’s perquisites and personal benefits for 2012 are less than $10,000, and no other item reported in this column for 2012 has a value that exceeds $10,000 with the exception of spousal travel expenses for Mr. Avril of $11,985.

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2012 Grants of Plan-Based Awards Table

The table below sets forth a summary of the grants of plan-based incentive awards to the named executive officers made during 2012:

Name (a)	Grant Date (b)(1)	Compensation Committee Approval Date (c)(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(g)		All Other Option Awards: Number of Securities Underlying Options (#)(h)(3)	Exercise or Base Price of Option Awards ($/Sh)(i)(4)	Grant Date Fair Value of Stock and Option Awards ($)(j)(5)
				Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)
van Paasschen	2/28/2012	2/15/2012					—		62,432	55.06	1,172,036
	2/28/2012	2/15/2012					74,918	(7)	—	—	4,124,985
	3/01/2012		(6)				14,998	(6)	—	—	814,616
	—			1,000,000	2,500,000	5,000,000
Prabhu	2/28/2012	2/15/2012					—		34,054	55.06	639,296
	2/28/2012	2/15/2012					40,865	(7)	—	—	2,250,027
	3/01/2012		(6)				4,510	(6)	—	—	244,961
	—			306,714	766,785	1,533,570
Rivera	2/28/2012	2/15/2012					—		13,622	55.06	255,726
	2/28/2012	2/15/2012					16,346	(7)	—	—	900,011
	3/01/2012		(8)				4,336	(6)	—	—	235,510
	8/01/2012	4/04/2012					5,550	(7)	—	—	300,005
	—			288,800	722,000	1,444,000
Siegel	2/28/2012	2/15/2012					—		21,567	55.06	404,877
	2/28/2012	2/15/2012					25,881	(7)	—	—	1,425,008
	3/01/2012		(6)				3,830	(6)	—	—	208,026
	—			255,396	638,490	1,276,980
Turner	2/28/2012	2/15/2012					—		56,756	55.06	1,065,480
	2/28/2012	2/15/2012					22,703	(7)	—	—	1,250,027
	3/01/2012		(6)				4,500	(6)	—	—	244,961
	—			306,714	766,785	1,533,570
Avril	2/28/2012	2/15/2012					—		24,973	55.06	468,818
	2/28/2012	2/15/2012					29,967	(7)	—	—	1,649,983
	3/01/2012		(6)				4,510	(6)	—	—	244,961
	—			306,714	766,785	1,533,570

(1)

Grant date differs from Compensation Committee approval date in accordance with the procedure outlined in the section entitled Equity Grant Practices beginning on page 53 of this proxy statement.

(2)

Represents the potential values of the awards granted to the named executive officers for annual incentive awards for 2012 if the threshold, target and maximum goals are satisfied for all applicable performance measures. See detailed discussion of these awards in the section entitled Narrative Disclosure To Summary Compensation Table and Grants of Plan-Based Awards Table beginning on page 57 of this proxy statement.

(3)

The options generally vest in four equal installments on the first, second, third and fourth anniversary of their grant. As of September 4, 2010, Mr. Siegel’s awards vest quarterly in equal installments over four years due to his retirement eligible status, as defined in the LTIP. As of December 15, 2014, Mr. Prabhu’s awards will vest quarterly due to his retirement eligible status, as defined in the LTIP.

(4)

The exercise price was determined by using the average of the high and low price of shares on the grant date.

(5)

Represents the fair value of the awards disclosed in columns (g) and (h) on their respective grant dates. For restricted stock and restricted stock units, fair value is calculated in accordance with ASC 718 using the average of the high and low price of shares on the grant date. For stock options, fair value is calculated in accordance with ASC 718 using a lattice valuation model. For additional information, refer to Note 22 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2012. There can be no assurance that these amounts will correspond to the actual value that will be recognized by the named executive officers.

(6)

On March 1, 2012, in accordance with the Executive Plan, 25% of Messrs. van Paasschen, Avril, Prabhu, Siegel and Turner’s annual incentive award with respect to 2011 performance was converted into restricted stock units and the number of units was increased by 33%. The amount included in the “Stock Awards” column in the 2012 Summary Compensation Table on page 55 of this proxy statement only includes the 33% increase, as the deferred annual incentive amount was disclosed separately for 2011 for the Executive Plan participants. These restricted stock units for Messrs. van Paasschen, Avril, Prabhu, Siegel and Turner vest in equal installments on the first, second and third fiscal year-ends following the date of grant, and vested units are distributed on the earlier of (a) the third fiscal year-end or (b) a termination of employment. Dividends are paid to the named executive officers in amounts equal to those paid to holders of shares. No separate Compensation Committee approval was required for award of these deferred stock units, which are provided by plan terms.

(7)

This award vests on the third anniversary of the grant date, except with respect to Mr. Siegel whose awards as of September 4, 2010 vest quarterly in equal installments over three years due to his retirement-eligible status, as defined in the LTIP. Dividends are accrued and paid upon vesting.

(8)

On March 1, 2012, a mandatory 25% of Mr. Rivera’s annual incentive award with respect to 2011 performance was converted into restricted stock and the number of shares was also increased by 33%. The amount included in the “Stock Awards”column in the 2012 Summary Compensation Table on page 55 of this proxy statement only includes the 33% increase, consistent with the reporting for the Executive Plan participants. Mr. Rivera’s restricted stock award vests in equal installments on the first and second anniversary of the date of grant, but may vest on an earlier basis upon Mr. Rivera’s death, disability or retirement or upon a change in control. If Mr. Rivera is terminated without cause, he will forfeit any unvested shares but will receive payment for the remaining unvested portion of the initially deferred annual incentive award. Current regular cash dividends are paid to Mr. Rivera on this restricted stock award.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We describe below the Executive Plan awards (and Mr. Rivera’s award) granted to our named executive officers in 2012. These awards are reflected in both the 2012 Summary Compensation Table on page 55 of this proxy statement and the 2012 Grants of Plan-Based Awards Table on page 56 of this proxy statement.

Each of the named executive officers received an award payout in March 2013 relating to his 2012 performance. The table below sets forth for each named executive officer his salary, target award as both a percentage of salary and a dollar amount, and actual award.

Name	Salary ($)	Award Target Relative to Salary (%)	Award Target ($)	Actual Award ($)
van Paasschen	1,250,000	200%	2,500,000	2,300,000
Prabhu	766,785	100%	766,785	705,443
Rivera	722,000	100%	722,000	664,240
Siegel	638,490	100%	638,490	587,411
Turner	766,785	100%	766,785	705,443
Avril	766,785	100%	766,785	352,722

The following factors contributed to the Compensation Committee’s determination of the 2012 annual incentive awards for the named executive officers:

•

the Company’s 2012 financial performance as measured by adjusted EBIDTA and EPS;

•

the strategic, operational and leadership performance goals for each named executive officer that link individual contributions to execution of our business strategy and major financial and operating goals; and

•

the annual incentives paid to executive officers performing comparable functions in peer companies, as further described in the section entitled 2012 Annual Incentive Compensation beginning on page 43 of this proxy statement.

See the section entitled 2012 Long-Term Incentive Compensation beginning on page 47 of this proxy statement for more information on the $1.1 million payout during 2012 to Mr. Rivera with respect to a special long-term cash incentive award.

See the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement for additional information regarding employment agreements for the named executive officers.

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Outstanding Equity Awards at 2012 Fiscal Year-End Table

The following table provides information on the current holdings of stock options and stock awards by the named executive officers as of December 31, 2012. This table includes unexercised and unvested stock options, unvested restricted stock and unvested restricted stock units. Each equity grant is shown separately for each named executive officer. The market value of the stock awards is based on the closing price of a share on December 31, 2012, the last business day of the fiscal year, which was $57.36.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
van Paasschen	9/24/2007	63,895	—	58.69	9/24/2015
	2/28/2008	102,870	—	48.61	2/28/2016
	2/27/2009	—	274,484	11.39	2/27/2017
	2/26/2010	40,866	40,865	38.24	2/26/2018
	2/28/2011	12,749	38,246	61.28	2/28/2019
	2/28/2012	—	62,432	55.06	2/28/2020
	2/26/2010					98,078	(3)	5,625,754
	2/28/2011					61,195	(3)	3,510,145
	3/01/2011					5,586	(4)	320,413
	2/28/2012					74,918	(3)	4,297,296
	3/01/2012					9,998	(4)	573,485
Prabhu	2/07/2006	79,913	—	48.80	2/07/2014
	2/28/2007	34,538	—	65.15	2/28/2015
	2/28/2008	78,696	—	48.61	2/28/2016
	2/27/2009	18,621	68,621	11.39	2/27/2017
	2/26/2010	24,520	24,519	38.24	2/26/2018
	2/28/2011	7,140	21,417	61.28	2/28/2019
	2/28/2012	—	34,054	55.06	2/28/2020
	2/26/2010					58,847	(3)	3,375,464
	2/28/2011					34,269	(3)	1,965,670
	3/01/2011					1,679	(4)	96,307
	2/28/2012					40,865	(3)	2,344,016
	3/01/2012					3,006	(4)	172,424
Rivera	2/28/2007	20,723	—	65.15	2/28/2015
	2/28/2008	5,555	—	48.61	2/28/2016
	2/27/2009	—	65,876	11.39	2/27/2017
	2/26/2010	—	9,808	38.24	2/26/2018
	2/28/2011	3,060	9,179	61.28	2/28/2019
	2/28/2012	—	13,622	55.06	2/28/2020
	2/26/2010					23,539	(3)	1,350,197
	2/28/2011					14,687	(3)	842,446
	3/01/2011					753	(5)	43,192
	2/28/2012					16,346	(3)	937,607
	3/01/2012					2,890	(5)	165,770
	8/01/2012					5,550	(3)	318,348
Siegel	2/28/2007	34,538	—	65.15	2/28/2015
	2/28/2008	30,861	—	48.61	2/28/2016
	2/27/2009	78,228	26,076	11.39	2/27/2017
	2/26/2010	21,353	9,705	38.24	2/26/2018
	2/28/2011	9,149	11,759	61.28	2/28/2019
	2/28/2012	4,044	17,523	55.06	2/28/2020
	2/26/2010					3,105	(3)	178,103
	2/28/2011					10,453	(3)	599,584
	3/01/2011					1,426	(4)	81,795
	2/28/2012					19,410	(3)	1,113,358
	3/01/2012					2,553	(4)	146,440

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Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Turner	5/07/2008	67,612	—	53.25	5/07/2016
	2/27/2009	256,099	137,242	11.39	2/27/2017
	2/26/2010	63,751	63,750	38.24	2/26/2018
	2/28/2011	12,749	38,246	61.28	2/28/2019
	2/28/2012	—	56,756	55.06	2/28/2020
	2/26/2010					17,000	(3)	975,120
	2/28/2011					20,398	(3)	1,170,029
	3/01/2011					1,449	(4)	83,115
	2/28/2012					22,703	(3)	1,302,244
	3/01/2012					3,000	(4)	172,080
Avril	2/28/2007	20,723	—	65.15	2/28/2015
	2/28/2008	5,555	—	48.61	2/28/2016
	2/27/2009	—	82,345	11.39	2/27/2017
	2/26/2010	—	16,346	38.24	2/26/2018
	2/28/2011	5,100	15,298	61.28	2/28/2019
	2/28/2012	—	24,973	55.06	2/28/2020
	2/26/2010					39,231	(3)	2,250,290
	2/28/2011					24,478	(3)	1,404,058
	3/01/2011					1,679	(4)	96,307
	2/28/2012					29,967	(3)	1,718,907
	3/01/2012					3,006	(4)	172,424

(1)

In connection with the sale of 33 hotels to Host Hotels & Resorts, Inc. (“Host”), our stockholders received 0.6122 Host shares and $0.503 in cash for each of their Class B Shares. Holders of our employee stock options and restricted stock did not receive this consideration while the market price of shares was reduced to reflect the payment of this consideration directly to the holders of the Class B Shares. In order to preserve the value of our options immediately before and after the Host transaction, we adjusted our stock options to reduce the strike price and increase the number of stock options using the intrinsic value method based on the share price immediately before and after the transaction. The option information provided reflects the number of options granted and the option exercise prices after these adjustments were made. As of December 31, 2012, this impacts Mr. Prabhu’s holdings related to his 2006 option award only.

(2)

These options generally vest in equal installments on the first, second, third and fourth anniversary of their grant. As of September 4, 2010, Mr. Siegel’s 2008, 2009, 2010, 2011 and 2012 awards vest quarterly in equal installments over four years due to his retirement-eligible status, as defined in the LTIP. As of December 15, 2014, Mr. Prabhu’s awards will vest quarterly due to his retirement-eligible status, as defined in the LTIP.

(3)

For awards granted in 2010, 2011 and 2012, the restricted stock or restricted stock units generally vest 100% on the third anniversary of their grant. As of September 4, 2010, Mr. Siegel’s 2008, 2010 and 2011 awards vest quarterly in equal installments due to his retirement eligible status, as defined in the LTIP.

(4)

These restricted stock units vest in equal installments on the first, second and third fiscal year-ends following the date of grant, and are distributed on the earlier of: (a) the third fiscal year-end or (b) a termination of employment. Shares underlying the restricted stock units that vested as of December 31, 2012, but which shares will not be distributed to the named executive officers until either December 31, 2013 or 2014, are non-forfeitable with respect to each named executive officer and will be included in the Option Exercises and Stock Vested table for the year in which they are settled.

(5)

These shares of restricted stock vest in equal installments on the first and second anniversary of their grant but may vest on an earlier basis upon Mr. Rivera’s death, disability or retirement or upon a change in control. If Mr. Rivera is terminated without cause, he will forfeit any unvested shares but will receive payment for the remaining unvested portion of the initially deferred annual incentive award upon which these awards are based. Shares are distributed upon vesting.

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2012 Option Exercises and Stock Vested Table

The following table discloses, for each named executive officer, (1) option awards representing shares acquired pursuant to exercise of stock options during 2012; and (2) stock awards representing (a) shares of restricted stock that vested in 2012 and (b) shares acquired in 2012 on account of vesting of restricted stock units. The table also discloses the value realized by the named executive officer for each such event, calculated prior to the deduction of any applicable withholding taxes and brokerage commissions.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
van Paasschen	623,452	29,295,997	21,468	1,213,157
Prabhu	50,000	2,444,903	122,808	6,735,487
Rivera	70,780	3,006,778	10,662	583,245
Siegel	130,380	6,012,474	33,675	1,826,100
Turner	—	—	4,562	257,799
Avril	90,518	3,697,816	10,847	604,909

2012 Nonqualified Deferred Compensation Table

The Company’s Deferred Compensation Plan (or Plan) permits eligible executives, including our named executive officers, to defer up to 100% of their Executive Plan cash bonus award, as applicable, and up to 75% of their base salary for a calendar year. We do not contribute to the Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
van Paasschen	575,000(1)	—	73,274(2)	—	1,281,003	(3)
Prabhu	—	—	—	—	—
Rivera	—	—	—	—	—
Siegel	—	—	—	—	—
Turner	—	—	—	—	—
Avril	—	—	—	—	—

(1)

This amount is included in the ‘“Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table on page 55 of this proxy statement.

(2)

This amount is not included in the 2012 Summary Compensation Table on page 55 of this proxy statement.

(3)

$500,000 of this amount previously was reported as salary in the prior years’ Summary Compensation Tables.

Deferral elections are made in December for base salary paid in pay periods beginning in the following calendar year. Deferral elections are made in June for annual incentive awards that are earned for performance in that calendar year but paid in March of the following year. Deferral elections are irrevocable.

Elections as to the time and form of payment are made at the same time as the corresponding deferral election. A participant may elect to receive payment on February 1 of a calendar year while still employed or either 6 or 12 months following employment termination. Payment will be made immediately in the event a participant terminates employment on account of death or disability or on account of certain changes in control. A participant may elect to receive payment of his account balance in either a lump sum or in annual installments, so long as the account balance exceeds $50,000; otherwise payment will be made in a lump sum.

If a participant elects an in-service distribution, the participant may change the scheduled distribution date or form of payment so long as the change is made at least 12 months in advance of the scheduled distribution date. Any such change must provide that distribution will commence at least five years later than the scheduled distribution date. If a participant elects to receive a distribution upon employment termination, that election and the corresponding form of payment election are irrevocable. Withdrawals for hardship that result from an unforeseeable emergency are available, but no other unscheduled withdrawals are permitted.

The Plan uses the investment funds listed below as potential indices for calculating investment returns on a participant’s Plan account balance. The deferrals the participant directs for investment into these funds are adjusted based on a deemed investment in the applicable funds. The participant does not actually own the investments that he selects. The Company may, but is not required to, make identical investments pursuant to a variable universal life insurance product. When it does, participants have no direct interest in this life insurance.

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Name of Investment Fund	1-Year Annualized Rate of Return (as of 2/28/13)
NVIT Money Market — Class V	-0.25%
PIMCO VIT Total Return — Admin Shares	6.93%
Fidelity VIP High Income — Service Class	9.43%
NVIT Inv Dest Moderate — Class 2	7.78%
T. Rowe Price Equity Income — Class II	15.24%
Dreyfus Stock Index — Initial Shares	12.91%
Fidelity VIP II Contrafund — Service Class	10.44%
NVIT Mid Cap Index Class I	13.87%
Dreyfus IP Small Cap Stock Index — Service Shares	13.80%
NVIT International Index — Class 2	9.18%
Invesco V.I. International Growth — Series I Shares	8.12%

Potential Payments Upon Termination or Change in Control

We provide certain benefits to our named executive officers in the event of employment termination, both in connection with a change in control and otherwise. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our Savings Plan, disability insurance benefits and life insurance benefits. These benefits are described below.

Termination Before Change in Control: Involuntary Other than for Cause, Voluntary for Good Reason, Death or Disability

Pursuant to Mr. van Paasschen’s employment agreement, if Mr. van Paasschen’s employment is terminated by us other than for cause or by Mr. van Paasschen for good reason, we will pay Mr. van Paasschen as a severance benefit (1) any accrued benefits; (2) two times the sum of his base salary and target annual bonus; and (3) a pro rated annual bonus for the year of termination. None of the other equity awards granted to Mr. van Paasschen would be accelerated, provided that any unvested portion of restricted stock units and options awarded on the effective date of the employment agreement shall not vest and be forfeited. If Mr. van Paasschen’s employment were terminated because of his death or permanent disability, Mr. van Paasschen (or his estate) would be entitled to receive, in addition to any accrued benefits, a pro-rated target bonus for the year of termination pursuant to the terms of the underlying award agreements, and all of his equity awards would accelerate and vest and his options would be exercisable upon the earlier of (a) one year following the date of employment termination or (b) the original expiration date of such option.

Pursuant to his employment agreement, as supplemented by the letter agreement dated August 14, 2007, if Mr. Prabhu’s employment is terminated by us for any reason other than for cause or by Mr. Prabhu for good reason, Mr. Prabhu will receive severance benefits of twelve months of base salary and we will continue to provide medical benefits coverage for up to twelve months after the date of termination. In addition, we will accelerate the vesting of 50% of Mr. Prabhu’s unvested restricted stock and options. If Mr. Prabhu’s employment were terminated because of his death or permanent disability, pursuant to the terms of the underlying award agreements, all of his equity awards would accelerate and vest.

Pursuant to Mr. Rivera’s employment agreement, if Mr. Rivera’s employment is terminated by us for any reason other than for cause, Mr. Rivera will receive will receive severance benefits of twelve months of base salary and we will continue to provide medical benefits coverage for twelve months after the date of termination. The receipt of such severance benefits is subject to and conditioned upon Mr. Rivera’s compliance with his agreement not to engage in competitive activities or solicit employees for a period of twelve months after the date of termination. If Mr. Rivera’s employment were terminated because of his death or permanent disability, pursuant to the terms of the underlying award agreements, all of his equity awards would accelerate and vest.

Pursuant to Mr. Siegel’s employment agreement, in the event Mr. Siegel’s employment is terminated by us for any reason other than for cause, Mr. Siegel will receive severance benefits of twelve months of base salary plus 100% of his target annual incentive and we will continue to provide medical benefits coverage for up to twelve months after the date of termination. If Mr. Siegel’s employment were terminated because of his death or permanent disability, pursuant to the terms of the underlying award agreements, all of his equity awards would accelerate and vest.

Pursuant to Mr. Turner’s employment agreement, if Mr. Turner’s employment is terminated by us for any reason other than for cause or by Mr. Turner for good reason, Mr. Turner will receive severance benefits of twelve months base salary and we will continue to provide medical benefits coverage for up to twelve months after the date of termination. The receipt of such severance benefits is subject to and conditioned upon Mr. Turner’s compliance with his agreement not to engage in competitive activities or solicit employees for a period of twelve months after the date of termination. If Mr. Turner’s employment were terminated because of his death or permanent disability, pursuant to the terms of the underlying award agreements, all of his equity awards would accelerate and vest.

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Pursuant to Mr. Avril’s employment agreement, if Mr. Avril’s employment had been terminated by us for any reason other than for cause, Mr. Avril would have received severance benefits of twelve months of base salary and we would have continued to provide medical benefits coverage for up to twelve months after the date of termination. The receipt of such severance benefits would have been subject to and conditioned upon Mr. Avril’s compliance with his agreement not to engage in competitive activities or solicit employees for a period of twelve months after the date of termination. In addition, Mr. Avril would also have been entitled to acceleration of all of his restricted stock and options that were granted prior to August 19, 2008, but no acceleration for equity awards granted on or after August 19, 2008. If Mr. Avril’s employment had been terminated because of his death or permanent disability, pursuant to the terms of the underlying award agreements, all of his equity awards would have accelerated and vested.

Termination in the Event of Change in Control

We have entered into severance agreements with each of Messrs. Prabhu, Siegel, Turner and Avril. Each severance agreement provides for a term of three years, with automatic one-year extensions until either the executive or we notifies the other that such party does not wish to extend the agreement. If a Change in Control (as described below) occurs, the agreement will continue for at least 24 months following the date of such Change in Control.

Each agreement provides that if, following a Change in Control, the executive’s employment is terminated without Cause (as defined in the agreement) or with Good Reason (as defined in the agreement), the executive would receive, in addition to any accrued salary or normal post-termination compensation and benefits in accordance with our retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the date of termination, the following:

•

two times the sum of his base salary plus the average of the annual bonuses earned by the executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs or, if higher, the annual bonus earned in the immediately prior fiscal year;

•

continued life, disability and accident benefits for two years, reduced to the extent benefits of the same type are received by or made available to the executive from another employer;

•

continued medical benefits for two years;

•

a lump sum amount, in cash, equal to the sum of (A) any unpaid incentive compensation which had been allocated or awarded to the executive for any measuring period preceding termination under any annual or long-term incentive plan and which, as of the date of termination, is contingent only upon the continued employment of the executive until a subsequent date, and (B) the aggregate value of all contingent incentive compensation awards allocated or awarded to the executive for all then uncompleted periods under any such plan that the executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, prorated based upon the number of days employed during such year;

•

immediate vesting of stock options, restricted stock and restricted stock units held by the executive under any stock option or incentive plan maintained by us;

•

outplacement services suitable to the executive’s position for a period of two years or, if earlier, until the first acceptance by the executive of an offer of employment, the cost of which will not exceed 20% of the executive’s base salary;

•

a lump sum payment of the executive’s deferred compensation paid in accordance with Section 409A distribution rules; and

•

payment by us of an amount equal to any unvested amounts in the executive’s 401(k) account that are forfeited by reason of the executive’s termination of employment.

In addition, to the extent that Messrs. Prabhu or Siegel become subject to the “golden parachute” excise tax imposed under Section 4999 of the Code, the executive would receive a gross-up payment in an amount sufficient to offset the effects of such excise tax. No tax gross-up is provided to Messrs. Avril and Turner if such payments become subject to the excise tax. If such payments are subject to the excise tax, the benefits under their respective agreement will be reduced until the point where the executive is better off paying the excise tax rather than reducing the benefits.

Under the severance agreements, a “Change in Control” is deemed to occur upon any of the following events:

•

any person becomes the beneficial owner of our securities (not including in the securities beneficially owned by such person any securities acquired directly from us or our affiliates) representing 25% or more of our combined voting power;

•

a majority of the directors cease to serve on our Board in connection with a successful hostile proxy contest;

–

a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than:

–

a merger or consolidation in which our securities would represent at least 70% of the voting power of the surviving entity; or

•

a merger or consolidation effected to implement a recapitalization of the company in which no person becomes the beneficial owner of 25% or more of our voting power; or

•

approval of a plan of liquidation or dissolution by the stockholders or the consummation of a sale of all or substantially all of our assets, other than a sale to an entity in which our stockholders would hold at least 70% of the voting power in substantially the same proportions as their ownership of us immediately prior to such sale. However, a “Change in Control” does not include a transaction in which our stockholders continue to hold substantially the same proportionate ownership in the entity which would own all or substantially all of our assets following such transaction.

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Mr. van Paasschen’s employment agreement provides that he would be entitled to the following benefits if his employment were terminated without cause or he resigned with good reason within twelve months after a Change in Control or at any time prior to, but in contemplation of, a Change in Control:

•

two times the sum of his base salary and target annual bonus;

•

a lump sum payment, in cash, equal to the unpaid incentive compensation then subject to performance conditions, payable at the maximum level of performance;

•

immediate vesting of stock options, restricted stock and restricted stock units held under any stock option or long-term incentive plan maintained by the Company;

•

a lump sum payment of his nonqualified deferred compensation paid in accordance with Section 409A distribution rules; and

•

payment by us of an amount equal to any unvested amounts in the executive’s 401(k) account that are forfeited by reason of the executive’s termination of employment.

In addition, to the extent that Mr. van Paasschen becomes subject to the “golden parachute” excise tax imposed under Section 4999 of the Code, he would receive a gross-up payment in an amount sufficient to offset the effects of such excise tax.

Estimated Payments Upon Termination

The tables below reflect the estimated amounts payable to the named executive officers in the event their employment with us had terminated as of December 31, 2012 under various circumstances, and includes amounts earned through that date. The actual amounts that would become payable in the event of an actual employment termination can only be determined at the time of such termination.

Involuntary Termination without Cause or Voluntary Termination for Good Reason

The following table discloses the amounts that would have become payable on account of an involuntary termination without cause or a voluntary termination for good reason outside of the change in control context.

Name	Severance Pay ($)	Medical Benefits ($)	Vesting of Restricted Stock ($)(1)	Vesting of Stock Options ($)(2)	Total ($)
van Paasschen	10,000,000	29,161	—	—	10,029,161
Prabhu	766,785	10,721	4,256,055	1,851,083	6,884,644
Rivera	722,000	9,737	—	—	731,737
Siegel	1,276,980	10,284	—	—	1,287,264
Turner	766,785	10,284	—	—	777,069
Avril(3)	222,111	16,082	3,654,3483	3,956,479	7,849,020

(1)

Includes values for holdings of restricted stock and restricted stock units. With respect to Mr. Prabhu, includes vested but deferred restricted stock units in accordance with the Executive Plan.

(2)

Excludes vested stock options.

(3)

Messrs. Siegel and Avril’s employment agreements provide for payments in the event of involuntary termination other than for cause but do not provide for payments in the event of voluntary termination for good reason.

Termination on Account of Death or Disability

The following table discloses the amounts that would have become payable on account of a termination on account of death or disability.

Name	Severance Pay ($)	Medical Benefits ($)	Vesting of Restricted Stock ($)(1)	Vesting of Stock Options ($)(2)	Total ($)
van Paasschen(3)	2,500,000	29,161	15,254,777	13,544,539	31,328,477
Prabhu	766,785	10,721	8,232,881	3,702,101	12,712,488
Rivera	—	—	3,827,002	3,247,558	7,074,560
Siegel	638,490	10,284	2,356,234	1,424,755	4,429,763
Turner	766,785	10,284	3,954,972	7,659,459	12,391,500
Avril	20,000	16,082	5,920,986	4,155,867	10,112,935

(1)

Includes values for holdings of restricted stock and restricted stock units. Includes vested but deferred restricted stock units in accordance with the Executive Plan.

(2)

Includes vested stock options. Vested stock options could be subject to loss by the named executive officers in the event of a termination for cause and certain other events but could not in the event of termination on account of death or disability.

(3)

Excludes $706,003 of Mr. van Paasschen’s nonqualified deferred compensation that is payable upon death, disability or certain changes in control as discussed in the section entitled 2012 Nonqualified Deferred Compensation Table beginning on page 60 of this proxy statement.

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Change in Control

The following table discloses the amounts that would have become payable on account of an involuntary termination without cause following a change in control or a voluntary termination with good reason following a change in control.

Name	Severance Pay ($)	Medical Benefits ($)	Vesting of Restricted Stock ($)(1)	Vesting of Stock Options ($)(2)	Outplacement ($)	401(k) Payment ($)	Tax Gross-Up ($)	Total ($)
van Paasschen(3)	12,500,000	34,009	15,254,777	13,544,539	—	—	—	41,333,325
Prabhu	3,755,938	32,807	8,232,881	3,702,101	153,357	—	—	15,877,084
Rivera	3,619,750	29,971	3,827,002	3,247,558	144,400	—	—	10,868,681
Siegel	3,191,932	31,067	2,356,234	1,424,755	127,698	—	—	7,131,686
Turner	3,663,535	31,610	3,954,972	7,659,459	153,357	—	—	15,462,933
Avril	20,000	16,082	5,920,986	4,155,867	—	—	—	10,112,935

(1)

Includes values for holdings of restricted stock and restricted stock units. Includes vested but deferred restricted stock units in accordance with the Executive Plan.

(2)

Includes vested stock options. Vested stock options could be subject to loss by the named executive officers in the event of a termination for cause and certain other events but could not in the event of an involuntary termination without cause following a change in control or a voluntary termination with good reason following a change in control.

(3)

If the amount of severance pay and other benefits payable on account of a change in control is greater than three times certain base period taxable compensation for Mr. van Paasschen, a 20% excise tax is imposed on the excess amount of such severance pay and other benefits. Excludes $706,003 of Mr. van Paasschen’s nonqualified deferred compensation that is payable upon death, disability or certain changes in control as discussed in the section entitled 2012 Nonqualified Deferred Compensation Table beginning on page 60 of this proxy statement.

Director Compensation

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that members of the Board spend in fulfilling their duties to us as well as the skill level required by us of our directors. The compensation structure in effect for 2012 is described below.

For 2012, under our director share ownership guidelines, each non-employee director (“Non-Employee Director”) was required to own shares (or deferred compensation stock equivalents) having a market price equal to four times the annual Non-Employee Director’s fees paid to such Non-Employee Director. If any Non-Employee Director fails to satisfy this requirement, sales of shares by such Non-Employee Director shall be subject to a 35% retention requirement. Any new Non-Employee Director shall be given a period of three years to satisfy this requirement.

Non-Employee Directors receive compensation for their services as described below.

Annual Fees

Each Non-Employee Director receives an annual fee in the amount of $80,000, payable in four equal installments of shares issued under our LTIP. The number of shares to be issued is based on the fair market value of a share using the average of the high and low price of our stock as of December 31 of the year prior to grant.

A Non-Employee Director may elect to receive up to one-half of the annual fee in cash and to defer (at an annual interest rate of LIBOR plus 1.5% for deferred cash amounts) any or all of such annual fee payable in cash. A Non-Employee Director is also permitted to elect to defer to a deferred unit account any or all of the annual fee payable in shares. Deferred cash or stock amounts are payable in accordance with the Non-Employee Director’s advance election.

Non-Employee Directors serving as members of the Audit Committee receive an additional annual fee payable in cash of $10,000 ($25,000 for the Chairman of the Audit Committee). The chairperson of each other committee of the Board receives an additional annual fee payable in cash of $12,500. The Chairman of the Board receives an additional fee of $150,000, payable quarterly in restricted stock units which vest in three years.

Attendance Fees

Non-Employee Directors do not receive fees for attendance at meetings.

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Equity Grant

In 2012, each Non-Employee Director received an annual equity grant (made at the same time as the annual grant is made to Company employees) under our LTIP with a value of $125,000. The equity grant was delivered 50% in restricted stock units and 50% in stock options. The number of restricted stock units is determined by dividing the award value by the fair market value of our stock on the date of grant (fair market value is calculated as the average of the high and low share price on such date). The number of options is determined by dividing the award value by the fair market value of our stock on the date of grant (fair market value is calculated as the average of the high and low share price on such date) and multiplying by two and one-half, which we believe historically approximates the number of options determined through formal lattice model option valuation. The options are fully vested and exercisable upon grant and are scheduled to expire eight years after the grant date. The restricted stock units awarded pursuant to the annual grant generally vest in full upon the earlier of (1) the third anniversary of the grant date and (2) the date such person ceases to be a director of the Company.

Starwood Preferred Guest Program Points and Rooms

In 2012, each Non-Employee Director received an annual grant of 750,000 SPG points to encourage them to visit and personally evaluate our properties.

Other Compensation

We reimburse Non-Employee Directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, expenses related to attendance by spouses.

We have summarized the compensation paid by us to our Non-Employee Directors in 2012 in the table below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) (3) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Adam M. Aron	22,500	142,433	47,532	18,750	231,215
Charlene Barshefsky	59,066	102,561	47,532	24,978	234,137
Thomas E. Clarke	50,000	102,561	47,532	18,750	218,843
Clayton C. Daley, Jr.	65,000	102,561	47,532	20,626	235,719
Bruce W. Duncan	—	292,441	47,532	20,651	360,624
Lizanne Galbreath	—	142,433	47,532	19,369	209,334
Eric Hippeau	—	142,433	47,532	21,815	211,780
Stephen R. Quazzo	12,500	142,433	47,532	18,750	221,215
Thomas O. Ryder	—	142,433	47,532	20,639	210,604
Kneeland Youngblood	17,170	77,143	47,532	18,750	160,595

(1)

Mr. van Paasschen is not included in this table because he was an employee and thus received no compensation for his services as a director. Mr. van Paasschen’s 2012 compensation from us is disclosed in the 2012 Summary Compensation Table on page 55 of this proxy statement.

(2)

As of December 31, 2012, every director as of such date, with the exception of Mr. Duncan, held 3,790 restricted stock units that had not vested. As of December 31, 2012, Mr. Duncan held 13,410 restricted stock units that had not vested.

(3)

Represents the grant date fair value for stock (deferred and otherwise) and restricted stock unit awards granted during the year computed in accordance with ASC 718. For additional information, refer to Note 22 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2012. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Non-Employee Directors. The grant date fair value of each stock award is set forth below:

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Director	Grant Date	Number of Shares of Stock/Units	Grant Date Fair Value ($)
Adam M. Aron	2/28/2012	1135	62,493
	3/31/2012	413	19,985
	6/30/2012	413	19,985
	9/30/2012	413	19,985
	12/31/2012	413	19,985
Charlene Barshefsky	2/28/2012	1135	62,493
	3/31/2012	207	10,017
	6/30/2012	207	10,017
	9/30/2012	207	10,017
	12/31/2012	207	10,017
Thomas E. Clarke	2/28/2012	1135	62,493
	3/31/2012	207	10,017
	6/30/2012	207	10,017
	9/30/2012	207	10,017
	12/31/2012	207	10,017
Clayton C. Daley, Jr.	2/28/2012	1135	62,493
	3/31/2012	207	10,017
	6/30/2012	207	10,017
	9/30/2012	207	10,017
	12/31/2012	207	10,017
Bruce W. Duncan	2/28/2012	1135	62,493
	3/31/2012	775	37,502
	3/31/2012	413	19,985
	6/30/2012	775	37,502
	6/30/2012	413	19,985
	9/30/2012	775	37,502
	9/30/2012	413	19,985
	12/31/2012	775	37,502
	12/31/2012	413	19,985
Lizanne Galbreath	2/28/2012	1135	62,493
	3/31/2012	413	19,985
	6/30/2012	413	19,985
	9/30/2012	413	19,985
	12/31/2012	413	19,985
Eric Hippeau	2/28/2012	1135	62,493
	3/31/2012	413	19,985
	6/30/2012	413	19,985
	9/30/2012	413	19,985
	12/31/2012	413	19,985
Stephen R. Quazzo	2/28/2012	1135	62,493
	3/31/2012	413	19,985
	6/30/2012	413	19,985
	9/30/2012	413	19,985
	12/31/2012	413	19,985
Thomas O. Ryder	2/28/2012	1135	62,493
	3/31/2012	413	19,985
	6/30/2012	413	19,985
	9/30/2012	413	19,985
	12/31/2012	413	19,985
Kneeland Youngblood	2/28/2012	1135	62,493
	3/31/2012	207	10,017
	5/3/2012	77	4,633

(4)

Represents the grant date fair value for stock option awards granted during the year computed in accordance with ASC 718. For additional information, refer to Note 22 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2012. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the directors. As of December 31, 2012, each director as of such date had the following aggregate number of stock options outstanding: Mr. Aron, 31,416; Ambassador Barshefsky, 22,561; Dr. Clarke, 23,306; Mr. Daley, 19,019; Mr. Duncan, 66,786; Ms. Galbreath, 39,039; Mr. Hippeau, 39,039; Mr. Quazzo, 33,540; Mr. Ryder, 33,540; Mr. Youngblood, 23,973. All directors received a grant of 2,838 options on February 28, 2012 with a grant date fair value of $47,532.

(5)

We reimburse Non-Employee Directors for travel expenses and other out-of-pocket costs they incur when attending meetings and, for one meeting per year, attendance by spouses. In addition, in 2012 Non-Employee Directors received 750,000 SPG points valued at $0.025 per point. Non-Employee Directors receive interest on deferred dividends. Pursuant to SEC rules, perquisites and personal benefits are not reported for any director for whom such amounts were less than $10,000 in the aggregate for 2012 but must be identified by type for each director for whom such amounts were equal to or greater than $10,000 in the aggregate. SEC rules do not require specification of the value of any type of perquisite or personal benefit provided to the Non-Employee Directors because no such value exceeded $25,000.

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AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”), which is comprised entirely of “independent” directors, as determined by the Board in accordance with the New York Stock Exchange (the “NYSE”) listing requirements and applicable federal securities laws, serves as an independent and objective party to assist the Board in fulfilling its oversight responsibilities including, but not limited to, (i) monitoring the quality and integrity of the Company’s financial statements, (ii) monitoring compliance with legal and regulatory requirements, (iii) assessing the qualifications and independence of the independent registered public accounting firm and (iv) establishing and monitoring the Company’s systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee operates under a written charter which meets the requirements of applicable federal securities laws and the NYSE requirements.

In the first quarter of 2013, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2012 with management, the Company’s internal auditors and the independent registered public accounting firm, Ernst & Young LLP, including the matters required to be discussed with the independent accountant by Statement of Auditing Standards No. 61, as amended. The Audit Committee also discussed with the independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee required pursuant to Rule 3526 of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee of the Board of Directors

Clayton C. Daley, Jr., Chairman

Adam M. Aron

Charlene Barshefsky

Thomas E. Clarke

Aylwin B. Lewis

Audit Fees

The aggregate amounts paid by the Company for the fiscal years ended December 31, 2012 and 2011 to the Company’s principal accounting firm, Ernst & Young LLP, are as follows (in millions):

	2012	2011
Audit Fees(1)	$6.3	$6.6
Audit-Related Fees(2)	$0.8	$0.8
Tax Fees(3)	$0.9	$1.5
TOTAL	$8.0	$8.9

(1)

Audit fees include the fees paid for the annual audit, the review of quarterly financial statements and assistance with financial reports required as part of regulatory and statutory filings and the audit of the Company’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal controls over financial reporting were maintained in all material respects.

(2)

Audit-related fees include fees for audits of employee benefit plans, audit and accounting consultation and other attest services.

(3)

Tax fees include domestic and foreign tax compliance and consultations regarding tax matters.

The Company has adopted a policy which requires the Audit Committee of the Board of Directors to approve the hiring of any current or former employee (within the last five years) of the Company’s independent registered public accounting firm into any position (i) as a manager or higher, (ii) in its accounting or tax departments, (iii) where the hire would have direct involvement in providing information for use in its financial reporting systems, or (iv) where the hire would be in a policy setting position. When undertaking its review, the Audit Committee considers applicable laws, regulations and related commentary regarding the definition of “independence” for independent registered public accounting firms.

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Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent registered public accounting firm. The independent registered public accounting firm submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. The Audit Committee may delegate authority to one of its members to pre-approve all audit/non-audit services by the independent registered public accounting firm, as long as these approvals are presented to the full Audit Committee at its next regularly scheduled meeting.

Management submits to the Audit Committee all non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the registered public accounting firm and would be permissible under all applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by the Company for those services.

All audit and permissible non-audit services provided by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2012 and 2011 were pre-approved by the Audit Committee or our Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 2012 were all independent directors, and no member was an employee or former employee of the Company. None of the Compensation Committee members had any relationship requiring disclosure under the Related Person Transaction Policy described below. During fiscal year 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose officer served on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a Corporate Opportunity and Related Person Transaction Policy (the “Related Person Transaction Policy”), the purpose of which is to address the reporting, review and approval or ratification of transactions with directors, director nominees, executive officers, stockholders known to own of record or beneficially more than five percent of our shares (“5% Holders”) and each of the foregoing’s respective family members and/or corporate affiliates (collectively “Covered Persons”). As a general matter, we seek to avoid Related Person Transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the Company’s best interests. For purposes of the policy, a “Related Person Transaction” means any transaction involving the Company in which a Covered Person has a direct or indirect material interest. A transaction involving entities controlled by the Company shall be deemed a transaction in which the Company participates. However, we recognize that in some circumstances transactions between us and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the Company, or that is not inconsistent with the best interests of the Company, or is more efficient to pursue than an alternative transaction. The Board has charged the Governance Committee with establishing and periodically reviewing our Related Person Transaction Policy. A copy of the policy is posted on our website at www.starwoodhotels.com/corporate/about/investor/governance.html.

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The Related Person Transaction Policy also governs certain corporate opportunities to ensure that Corporate Opportunities are not pursued by Covered Persons unless and until the Company has determined that it is not interested in pursuing said opportunity. For purposes of the policy, a “Corporate Opportunity” means any opportunity (i) that is within the Company’s existing line of business or is one in which the Company either has an existing interest or a reasonable expectancy of an interest; and (ii) the Company is reasonably capable of pursuing.

Under the Related Person Transaction Policy, except as otherwise provided, each director, executive officer, and 5% Holder is required to submit any such Related Person Transaction or Corporate Opportunity to the Governance Committee for review. In its review, the Governance Committee is to consider all relevant facts and circumstances to determine whether it should (i) reject the proposed transaction; (ii) conclude that the proposed transaction is appropriate and suggest that the Company pursue it on the terms presented or on different terms, and in the case of a Corporate Opportunity, suggest that the Company pursue the Corporate Opportunity on its own, with the party who brought the proposed transaction to the Company’s attention or with another third party; or (iii) ask the Board of Directors to consider the proposed transaction so that the Board of Directors may then take either of the actions described in (i) or (ii) above, and, at the Governance Committee’s option, in connection with (iii), make a recommendation to the Board of Directors.

Any person bringing a proposed transaction to the Governance Committee is obligated to provide any and all information requested by the Governance Committee and, in the case of a director, such director must recuse himself or herself from any vote or other deliberation on the matter.

The policy may be changed at any time by the Board of Directors.

OTHER MATTERS

The Board of Directors is not aware of any matters not referred to in this proxy statement that may properly be presented for action at the Annual Meeting. The deadline for stockholders to submit matters for consideration at the Annual Meeting and have it included in these proxy materials was November 22, 2012, and the deadline for stockholders to submit matters for consideration at the Annual Meeting without having the proposal included in these proxy materials expired on February 17, 2013. However, if any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their discretion.

SOLICITATION COSTS

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and over the Internet and may also be made by telephone or in person using the services of a number of regular employees of the Company at nominal cost. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of shares. The Company has engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $17,500 plus reasonable out-of-pocket expenses.

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HOUSEHOLDING

The SEC allows us to deliver a single proxy statement and annual report or Notice to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report or Notice to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or Notice to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report or Notice, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Starwood Hotels & Resorts Worldwide, Inc., One StarPoint, Stamford, Connecticut 06902 or by calling (203) 351-3500. You may also obtain a copy of the proxy statement and annual report from the investor relations page on the Company’s website (www.starwoodhotels.com/corporate/about/investor/index.html). Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports or Notices and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the shares and wish to receive only one copy of the proxy statement and annual report or Notice in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to make a proposal for consideration at next year’s annual meeting and have it included in the Company’s proxy materials, the Company must receive your proposal by December 19, 2013 and the proposal must comply with the rules of the SEC.

If you want to make a proposal or nominate a director for consideration at next year’s annual meeting without having the proposal included in the Company’s proxy materials, you must comply with the then current advance notice provisions and other requirements set forth in the Company’s Bylaws, including that the Company must receive your proposal on or after February 19, 2014 and on or prior to March 16, 2014, with certain exceptions if the date of next year’s annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2013 Annual Meeting.

If the Company does not receive your proposal or nomination by the appropriate deadline and in accordance with the terms of the Company’s Bylaws, then it may not properly be brought before the 2014 Annual Meeting of Stockholders.

The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

You should address your proposals or nominations to the Corporate Secretary, Starwood Hotels & Resorts Worldwide, Inc., One StarPoint, Stamford, Connecticut 06902.

By Order of the Board of Directors,

Kenneth S. Siegel
Corporate Secretary

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GENERAL DIRECTIONS

To The Sheraton New Orleans Hotel 500 Canal Street New Orleans, Louisiana 70130 (504) 525-2500

From North

•

From the Lake Pontchartrain Causeway, take Interstate 10 East to the New Orleans Business District.

•

Continue on Interstate 10 East to the Poydras Street Exit #234B.

•

Follow Poydras Street approximately 10 blocks to Camp Street.

•

Turn left on Camp Street.

•

Continue on Camp Street for approximately 3 blocks.

•

The hotel is on the right, at the corner of Camp Street and Canal Street.

From South

•

Take Highway 90 to the Elevated Westbank Expressway.

•

Continue on the Elevated Westbank Expressway approximately 10 miles to the Crescent City Connection.

•

From the right lane, exit at Camp Street.

•

Continue on Camp Street for 8 traffic lights.

•

Turn right on Canal Street.

•

The hotel is on the right, at the corner of Canal Street and Camp Street.

From East

•

Take Interstate 10 West to the Canal Street Exit #235B.

•

Turn right on Canal Street.

•

Continue on Canal Street approximately 10 blocks.

•

The hotel is on the right, at the corner of Canal Street and Camp Street.

From Louis Armstrong New Orleans International Airport

•

Take Interstate 10 East to the New Orleans Business District.

•

Continue on Interstate 10 East to the Poydras Street Exit #234B.

•

Follow Poydras Street approximately 10 blocks to Camp Street.

•

Turn left on Camp Street.

•

Continue on Camp Street approximately 3 blocks.

•

The hotel is on the right, at the corner of Camp Street and Canal Street.

•

Taxi service is available from the Louis Armstrong New Orleans International Airport, the New Orleans Train Station, and from the Greyhound Bus Station.

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STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
2013 LONG-TERM INCENTIVE COMPENSATION PLAN

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Table Of Contents

Article 1 -	General Provisions	A-4
1.1	Establishment of Plan	A-4
1.2	Purpose of Plan	A-4
1.3	Types of Awards	A-4
1.4	Effective Date	A-4
1.5	Termination of Plan	A-4
Article 2 -	Definitions	A-4
Article 3 -	Administration	A-8
3.1	General	A-8
3.2	Authority of the Committee	A-8
3.3	Rules for Foreign Jurisdictions	A-8
3.4	Delegation of Authority	A-8
3.5	Agreements	A-8
3.6	Indemnification	A-8
Article 4 -	Shares Subject to the Plan	A-9
4.1	Number of Shares	A-9
4.2	Individual Limits	A-9
4.3	Adjustment of Shares	A-9
Article 5 -	Stock Options	A-10
5.1	Grant of Options	A-10
5.2	Agreement	A-10
5.3	Option Price	A-11
5.4	Duration of Options	A-11
5.5	Exercise of Options	A-11
5.6	Payment	A-11
5.7	Nontransferability of Options	A-11
5.8	Special Rules for ISOs	A-11
Article 6 -	Stock Appreciation Rights	A-11
6.1	Grant of SARs	A-12
6.2	Agreement	A-12
6.3	Tandem SARs	A-12
6.4	Payment	A-12
6.5	SAR Price	A-12
6.6	Duration of SARs	A-12
6.7	Exercise of SARs	A-12
6.8	Nontransferability of SARs	A-12
Article 7 -	Restricted Stock and Restricted Stock Units	A-13
7.1	Grant of Restricted Stock/Unit	A-13
7.2	Restricted Stock/Unit Agreement	A-13
7.3	Nontransferability	A-13
7.4	Certificates	A-13
7.5	Dividends and Other Distributions	A-13
7.6	Short-Term Deferral	A-13

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Article 8 -	Performance Shares and Units	A-14
8.1	Grant of Performance Shares/Units	A-14
8.2	Value of Performance Shares/Units	A-14
8.3	Earning of Performance Shares/Units	A-14
8.4	Form and Timing of Payment of Performance Shares/Units	A-14
8.5	Dividends and Other Distributions	A-14
8.6	Nontransferability	A-14
Article 9 -	Other Awards	A-14
Article 10 -	Performance Measures	A-15
10.1	In General	A-15
10.2	Section 162(m) Performance Measures	A-15
10.3	Other Performance Measures	A-15
10.4	Committee Determination of Achievement of Performance Goals; Adjustments	A-15
Article 11 -	Awards to Directors	A-16
11.1	Director Awards	A-16
11.2	Other Director Compensation	A-16
Article 12 -	Beneficiary Designation	A-16
Article 13 -	Deferrals	A-16
Article 14 -	Withholding	A-17
14.1	Tax Withholding	A-17
14.2	Share Withholding	A-17
Article 15 -	Amendment and Termination	A-17
15.1	Amendment or Termination of Plan	A-17
15.2	Amendment of Agreement	A-17
15.3	Cancellation of Awards	A-17
15.4	Assumption or Cancellation of Awards	A-18
Article 16 -	Change in Control	A-18
16.1	Single Trigger Treatment	A-18
16.2	Double Trigger Treatment	A-18
Article 17 -	Miscellaneous Provisions	A-19
17.1	Restrictions on Shares	A-19
17.2	Rights of Stockholder	A-19
17.3	No Implied Rights	A-19
17.4	Compliance with Laws	A-19
17.5	Compliance with Code Section 409A	A-19
17.6	Deferrals for Code Section 162(m)	A-19
17.7	Successors	A-20
17.8	Tax Elections	A-20
17.9	No Fractional Shares	A-20
17.10	Delivery of Title	A-20
17.11	Inability to Obtain Authority	A-20
17.12	Uncertificated Shares	A-20
17.13	Legal Construction	A-20

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Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan

As Adopted Effective May 30, 2013

Article 1 -    General Provisions

1.1

Establishment of Plan. Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2

Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other Eligible Participants with those of the Company’s stockholders.

1.3

Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Stock Awards, (v) Restricted Stock, (vi) Restricted Stock Units, (vii) Performance Shares, (viii) Performance Units, (ix) Other Awards or any combination thereof.

1.4

Effective Date. The Plan will become effective on the date on which the Company’s stockholders approve the Plan (the “Effective Date”).

1.5

Termination of Plan. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. However, Awards granted under the Plan on or prior to the tenth anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.

Article 2 -    Definitions

Except where the context otherwise indicates, the following definitions apply:

2.1

“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2

“Agreement” means the written agreement evidencing an Award granted under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Award grants under the Plan, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

2.3

“Award” means an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Stock Award, a Performance Share, a Performance Unit, Other Award or a combination thereof.

2.4

“Award Pool” shall have the meaning ascribed to such term in Section 4.1.

2.5

“Board” means the Board of Directors of the Company, as constituted from time to time.

2.6

“Cause” means, unless provided otherwise in the applicable Agreement, any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of any Employer, insubordination or conviction of a felony or a crime involving moral turpitude. Without limiting the foregoing, the following shall constitute Cause with respect to a Participant: (i) the Participant’s breach of this Plan or any agreement between the Participant and the Employer, (ii) negligence in the Participant’s attention to the business or affairs of the Employer or intentional failure to perform a reasonably requested directive or assignment or failure to perform the Participant’s duties with the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (iii) the Participant’s misappropriation (or attempted misappropriation) of any of the Employer’s funds or property. The existence of “Cause” under this Section 2.6 shall be determined in good faith by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant for purposes of this Plan.

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2.7

“Change in Control” means, except as expressly provided otherwise in an Agreement or otherwise determined at any time by the Committee consistent with applicable laws, rules and regulations:

(a)

Any Person (as defined below in this Section 2.7) is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i)), of twenty-five percent (25%) or more of either (i) the then outstanding Shares (the “Outstanding Shares”), or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company, or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c)

Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than seventy-five percent (75%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly twenty-five percent (25%) or more of the Outstanding Shares or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty-five percent (25%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)

Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

For purposes of this Section 2.7, the meaning of “Person” shall be based on the definition of person in Section 3(a)(9) of the Act, as modified and used in Section 13(d) and 14(d) of the Act.

Notwithstanding anything in this Plan or any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A.

Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control (and other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph).

2.8

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered and shall include all related regulations.

2.9

“Committee” means the Compensation and Option Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If Shares are traded on the, all of the members of the Committee shall be independent directors within the meaning of the NYSE’s Corporate Governance Standards. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code section 162(m), the Board shall appoint a subcommittee of the Committee, consisting of at least two Directors, to grant Awards to Covered Employees and to officers and Directors who are subject to Section 16 of the Act; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

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2.10

“Company” means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, and its successors and assigns.

2.11

“Covered Employee” means a Participant whom the Committee determines is or may be subject to the limitations of Code section 162(m).

2.12

“Director” means any individual who is a member of the Board; provided, however, that any individual who is both a member of the Board and employed by the Company or any other entity constituting the Employer shall not be considered a Director for purposes of the Plan.

2.13

“Disability” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Agreement. Notwithstanding the preceding provisions of this Section 2.13 or anything in any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence).

2.14

“Effective Date” shall have the meaning ascribed to such term in Section 1.4 above.

2.15

“Eligible Participant” means an employee of the Employer (including an officer) as well as any other natural person, including a Director or a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

2.16

“Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.17

“Fair Market Value” means, on any given date:

(a)

if the Shares are listed on the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the NYSE on the immediately preceding day on which sales were made on the NYSE;

(b)

if the Shares are listed on a national or regional securities exchange other than the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the securities exchange on the immediately preceding day on which sales were made on such exchange; or

(c)

if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.

For purposes of subsection (b) above, if Shares are not traded on the NYSE but they are traded on more than one securities exchange on the given date, then the following exchange shall be referenced to determine Fair Market Value: (i) the NASDAQ, or (ii) if shares are not traded on the NASDAQ, the largest exchange on which Shares are traded.

Subject to the next two paragraphs of this Section 2.17, for purposes of any Shares awarded to Directors under Section 11.2 of this Plan, each reference in subsections (a) and (b) above to the closing price of a Share on the trading day immediately preceding the grant date for such Shares shall instead be a reference to the closing price of a Share on the last trading day of the calendar quarter immediately preceding the grant date for such Shares as specified in Section 11.2 (e.g., for purposes of any Shares awarded on September 30, 2013, under Section 11.2, “Fair Market Value” shall be the NYSE closing price for a Share on June 28, 2013).

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the NYSE or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify as performance-based compensation under Code section 162(m), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

2.18

“409A Award” means each Award that is not exempt from Code section 409A.

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2.19

“Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is designated as an Incentive Stock Option and intended to meet the requirements of Code section 422.

2.20

“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.21

“Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Code section 422 or that otherwise does not meet such requirements.

2.22

“NYSE” means the New York Stock Exchange.

2.23

“Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation shall be a Nonqualified Stock Option.

2.24

“Option Price” means the price at which a Share may be purchased by exercise of an Option.

2.25

“Other Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock, or Performance Unit, that is granted pursuant to Article 9.

2.26

“Participant” means an Eligible Participant to whom an Award has been granted.

2.27

“Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

2.28

“Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to comply with Code section 162(m).

2.29

“Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to comply with Code section 162(m).

2.30

“Plan” means the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan set forth in this document and as it may be amended from time to time.

2.31

“Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32

“Restricted Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.33

“Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to one or more restrictions that will lapse based on the passage of time, the achievement of performance goals, or the occurrence of another event or events, as determined by the Committee and specified in the applicable Agreement.

2.34

“SAR Price” means the amount that is subtracted from the Fair Market Value of a Share at the time of exercise of a SAR to determine the amount payable, if any, upon exercise of the SAR.

2.35

“Share” means one share of common stock, par value $.01 per share, of the Company, as may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.36

“Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the SAR Price.

2.37

“Stock Award” means an Award of Shares, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards granted to a Director pursuant to Article 11 of the Plan.

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Article 3 -    Administration

3.1

General. This Plan shall be administered by the Committee.

3.2

Authority of the Committee.

(a)

The Committee shall have the full and exclusive discretionary authority to (i) interpret, construe and administer the terms and intent of the Plan and any Agreement (as well as any other agreement or document related to the Plan or an Award), (ii) select the persons who are eligible to receive an Award, (iii) act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards subject to an Award and the form, terms, conditions and duration of each Award, and (iv) make any amendment to an Award or Agreement consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

(b)

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to address the matter.

(c)

In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d)

In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of the Company and professional advisors.

(e)

All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, any Employer, Participants, Eligible Participants and their estates, beneficiaries and successors.

3.3

Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or where an Eligible Participant’s Award rights are otherwise regulated (including changes related to obtaining favorable tax treatment and avoiding unfavorable tax treatment) or in order to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for each Employer affected by such non-U.S. jurisdiction.

3.4

Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of the members of the Committee such of its powers as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Covered Employees and Insiders). Except with respect to Awards to Covered Employees and Insiders, the Committee may, in its discretion, at any time and from time to time, delegate to one or more persons who are not members of the Committee any or all of its authority and discretion under Section 3.2 and 3.3, to the full extent permitted by law and the rules of any exchange on which Shares are traded.

3.5

Agreements. Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and may include any other terms and conditions, not inconsistent with the Plan, as determined by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of the Agreement evidencing an Award shall be provided to the affected Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

3.6

Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the Company shall indemnify and hold harmless the members of the Committee against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, (ii) all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, and (iii) all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties (all amounts reimbursed hereunder are referred to as the “Reimbursement Expenses”); provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. In the performance of its responsibilities with respect to the Plan, the members of the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, or the Company’s counsel. To the extent the entitlement to Reimbursement Expenses is subject to Code section 409A, it applies during the lifetime of the Committee member; the Company shall pay each Reimbursement Expense no later than the end of the calendar year following the calendar year in which the Committee member incurred such Reimbursement Expense; the amount of Reimbursement Expenses available to a Committee member in one tax year will not affect the amount of Reimbursement Expenses available to the Committee member in any other tax year; and the entitlement to Reimbursement Expenses is not subject to liquidation or exchange for any other benefit.

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Article 4 -    Shares Subject to the Plan

4.1

Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is Eleven Million (11,000,000) Shares (the “Award Pool”). The Award Pool shall be available for all types of Awards granted under the Plan; there is no maximum number of Shares per type of Award. Such Shares shall be made available from Shares authorized but unissued or Shares held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Company’s 2004 Long-Term Incentive Compensation Plan, as amended (the “2004 Plan”). However, if Shares awarded or subject to issuance pursuant to awards under the 2004 Plan are not issued or are reacquired by the Company, in either case due to the forfeiture, cancellation or expiration of such awards without having been exercised or settled in Shares, those Shares shall be available for issuance pursuant to Awards under this Plan. In addition, if the tax withholding obligation, exercise price or purchase price under an award under the 2004 Plan is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the award or by Shares tendered by the participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall be available for issuance pursuant to Awards under this Plan. All Shares derived from the 2004 Plan shall be tracked and counted as provided in this Plan and shall not trigger a deduction from the Award Pool.

The following rules shall apply for purposes of determining the number of Shares available for issuance under the Plan:

(a)

Each Option shall be counted as one Share subject to an Award and deducted from the Award Pool.

(b)

Each share of Restricted Stock, each Restricted Stock Unit that may be settled in Shares and each Other Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Restricted Stock Units and Other Awards that may not be settled in Shares shall not result in a deduction from the Award Pool.

(c)

Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Award Pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award Pool. Performance Shares and Performance Units that may not be settled in Shares shall not result in a deduction from the Award Pool.

(d)

Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award Pool.

(e)

If, for any reason, any Shares awarded or subject to issuance under the Plan are not issued, or are reacquired by the Company from the Participant or the Participant’s transferee, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Share or Performance Unit or the settlement of an Award in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award Pool If the tax withholding obligation under an Award or the Option Price or purchase price under an Award is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the Award or by Shares tendered by the Participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall again be available for issuance pursuant to Awards under the Plan and shall be added back to the Award Pool.

4.2

Individual Limits. Subject to adjustment as provided in Section 4.3, and except to the extent the Committee determines that an Award to a Covered Employee shall not comply with the performance-based compensation provisions of Code section 162(m) (and may be excluded from these limits without adversely affecting the application of these provisions with respect to Awards that are intended to comply with them), the following rules shall apply to Awards under the Plan:

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(a)

Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be three million (3,000,000).

(b)

Restricted Stock and Restricted Stock Units. The maximum number of Shares of Restricted Stock and Restricted Stock Units that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be one million (1,000,000) Shares and Units.

(c)

Performance Shares and Performance Units. The maximum number of Performance Shares and Performance Units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal the value of two million (2,000,000) Shares. This limitation shall be applied based on the maximum amount that could be paid under each Performance Share and Performance Unit.

(d)

Other Awards. The maximum number of Other Awards (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal the value of five hundred thousand (500,000) Shares. This limitation shall be applied based on the maximum amount that could be paid under each Other Award.

The multipliers specified in subsections (a) through (d) of Section 4.1 shall not apply for purposes of applying the foregoing limitations of this Section 4.2.

4.3

Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:

(a)

the number and class of stock or other securities that comprise the Award Pool as set forth in Section 4.1;

(b)

the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as set forth in Section 4.2;

(c)

the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;

(d)

the Option Price under outstanding Options, the SAR Price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and

(e)

the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares.

It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424, Code section 409A, and Code section 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

Article 5 -    Stock Options

5.1

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only Participants who are common law employees of the Employer may be granted ISOs. Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, Options may only be granted to individuals who provide direct services on the date of grant of the Option to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.

5.2

Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

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5.3

Option Price. The Option Price for each grant of an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the prior sentence, an Option may be granted with an Option Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted if such Option is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such Option Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4

Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term that extends past the tenth (10th) anniversary of the Option grant date.

5.5

Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant to the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. Deferral of Option gains is not permitted.

5.6

Payment. Options shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Price (after taking into account any amount previously received to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company in United States dollars either: (a) in cash; (b) cash equivalent approved by the Committee; (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee); (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by any combination of the above. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate representing a Share shall be delivered until the full Option Price has been paid.

5.7

Nontransferability of Options.

(a)

Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

(b)

Nonqualified Stock Options. Except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may an NQSO be transferred for value or consideration.

5.8

Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date. The aggregate Fair Market Value of Shares with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer) shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then Incentive Stock Options granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NQSOs granted under this Plan. Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish or forgo a deduction from the Award Pool shall only be applied to the extent permitted by Code section 422 and regulations promulgated thereunder.

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Article 6 -    Stock Appreciation Rights

6.1

Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the SAR Price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price, times the number of Shares under the Option, or portion thereof, which is surrendered. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, SARs may only be granted to individuals who provide direct services on the date of grant of the SAR to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.

6.2

Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the SAR Price, the duration of the SAR, the number of Shares with respect to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine.

6.3

Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of a Tandem SAR must be concurrent with the grant of the Option.

6.4

Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise.

6.5

SAR Price. The SAR Price for each grant of a SAR shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the prior sentence, a SAR may be granted with a SAR Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted if such SAR is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such SAR Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.6

Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; and provided, further, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term that extends past the tenth (10th) anniversary of the Option grant date.

6.7

Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the SAR is to be exercised and satisfying any requirements that the Committee may apply from time to time.

6.8

Nontransferability of SARs. Except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee consistent with securities and other applicable laws, rules and regulations, no SAR granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may a SAR be transferred for value or consideration.

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Article 7 -    Restricted Stock and Restricted Stock Units

7.1

Grant of Restricted Stock/Unit. Subject to the terms and provisions of the Plan, Restricted Stock Awards and Restricted Stock Unit Awards may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Awards of Restricted Stock/Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock, deferred grants of Restricted Stock or Restricted Stock Units.

7.2

Restricted Stock/Unit Agreement.

(a)

In General. Each Award of Restricted Stock/Units shall be evidenced by an Agreement that shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted; the purchase price, if any, to be paid for each Share of Restricted Stock or Restricted Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock/Units such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and whether Restricted Stock Units will be settled in cash, Shares or a combination of cash and Shares. The Restriction Period may be of any duration. The Award may provide for lapse of the Restriction Period in monthly or longer installments over the course of the Restriction Period, as determined by the Committee in its discretion.

(b)

Execution of Agreements. Notwithstanding Section 3.5, a Restricted Stock/Unit Award must be accepted within a period of sixty (60) days from the date of grant, or such other period as the Committee may specify, by executing a Restricted Stock/Unit Agreement and paying whatever price, if any, is required.

The prospective recipient of a Restricted Stock/Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Unit Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

7.3

Nontransferability. Except as otherwise provided in this Article 7 or an Agreement, Restricted Stock and Restricted Stock Units may not be sold, exchanged, transferred, pledged, or otherwise alienated or hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units (other than by will or by the laws of descent and distribution). Further, except as otherwise provided in the applicable Agreement, a Participant’s rights with respect to Shares of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.

7.4

Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

7.5

Dividends and Other Distributions. Except as provided in this Article 7 or in the Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award; provided, however, that to the extent that any dividends are deferred, reinvested or otherwise not paid when such dividends would otherwise normally be paid, (i) all terms and conditions for such delayed payment shall be included in the Agreement, and (ii) such deferral, reinvestment or delay in payment of the dividends shall only be allowed to the extent it complies with, or is exempt from, the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Code section 409A. The Committee shall require that any such dividend equivalents be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code section 162(m).

7.6

Short-Term Deferral. To the extent an Award described in this Section is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.

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Article 8 -    Performance Shares and Units

8.1

Grant of Performance Shares/Units. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2

Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 10.

8.3

Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met.

8.4

Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan and the applicable Agreement, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or Shares or other Awards (or a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award. Notwithstanding the foregoing, to the extent an Award described in this Article 8 is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.

8.5

Dividends and Other Distributions. A Participant receiving a Performance Share/Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Performance Shares/Units only to the extent provided in the Agreement relating to the Award; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Code section 409A. Any rights to dividend equivalents on Performance Shares/Units shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Performance Shares/Units such that the dividends and/or Performance Shares/Units maintain eligibility for the performance-based compensation exception under Code section 162(m).

8.6

Nontransferability. Except as otherwise provided in this Article 8 or the applicable Agreement, Performance Shares/Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Agreement, a Participant’s rights with respect to Performance Shares/Units shall be available during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 9 -    Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. The Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Other Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code section 409A.

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Article 10 -     Performance Measures

10.1

In General. The Committee may, in its discretion, include performance conditions in any Award.

10.2

Section 162(m) Performance Measures. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Covered Employees’ Awards that are intended to qualify under the performance-based compensation provisions of Code section 162(m), the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, and cash flow per share), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, Share price, cost, unit cost, expense targets or ratios, charge-off levels, operating efficiency, operating expenses, customer satisfaction, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions.

Any performance measure may be applied to the Company and any other entity included in the term “Employer” in the aggregate, to a selection of these, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer”, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee shall specify the period over which the performance goals for a particular Award shall be measured.

10.3

Other Performance Measures. The Committee may establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation exception from the deductibility limitations of Code section 162(m).

10.4

Committee Determination of Achievement of Performance Goals; Adjustments. The Committee shall determine whether the applicable performance goals have been met with respect to a particular Award and, if they have, the Committee shall so certify in writing and ascertain the amount payable under the applicable Award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under US generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. In the case of Awards to Covered Employees that are intended to qualify under the performance-based compensation exception from the deductibility limitations of Code section 162(m), such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Code section 162(m)). The Committee shall also have the discretion to adjust downward the determinations of the degree of attainment of the pre-established performance goals; Awards may not be adjusted upward.

If applicable tax and/or securities laws permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code section 162(m), the Committee may make such grants without satisfying the requirements of Code section 162(m).

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Article 11 -     Awards to Directors

11.1

Director Awards. On each date that the Company makes its regular, annual grant of Awards to employees (the “Annual Grant Date”), each Director shall be granted a Stock Award or NQSO in an amount determined by the Committee; provided, however, that each individual who is first elected to serve as a Director on a date after an Annual Grant Date and prior to the next Annual Grant Date (“Prorated Grant Date”) shall be granted a prorated Stock Award and/or NQSO, as follows: if the Prorated Grant Date is less than 3 months after the Annual Grant Date, 100% of the Awards granted to Directors on the Annual Grant Date; if the Prorated Grant Date is at least 3 months but less than 6 months after the Annual Grant Date, 75% of the Awards granted to Directors on the Annual Grant Date; if the Prorated Grant Date is at least 6 months but less than 9 months after the Annual Grant Date, 50% of the Awards granted to Directors on the Annual Grant Date; if the Prorated Grant Date is at least 9 months but less than 12 months after the Annual Grant Date, 25% of the Awards granted to Directors on the Annual Grant Date.

11.2

Other Director Compensation. In place of cash compensation, on the last day of March, June, September and December of each calendar year, each Director shall be awarded, on a current basis or at the prior election of the Director on a deferred basis, a number of Shares (rounded to the nearest whole Share) equal to one-quarter of the dollar amount specified by the Committee for such calendar year divided by the Fair Market Value of a Share on such date; provided that such dollar amount shall be reduced to the extent a Director elects (prior to such immediately preceding December 31, or with respect to any person who became a Director subsequent to such date, within 30 days of becoming a Director) to receive cash in lieu of Shares under this Section 11.2 (a “Cash Election”). For purposes of Shares awarded under this Section 11.2, the definition of Fair Market Value in Section 2.17 above shall be applied by replacing each reference to the closing price of a Share on the trading day immediately preceding the grant date for such Shares with a reference to the closing price of a Share on the last trading day of the calendar quarter immediately preceding the grant date for such Shares (e.g., for purposes of any Shares awarded on September 30, 2013, under this Section 11.2, “Fair Market Value” shall be the NYSE closing price for a Share on June 28, 2013). The Committee shall specify the dollar amount in effect under this Section 11.2 for a calendar year no later than March 31 of such calendar year. Any Shares awarded pursuant to this Section 11.2 shall not be Restricted Stock. On or before each December 31 (or in the case of a person who first becomes a Director subsequent to December 31, within 30 days of becoming a Director), a Director may, by written notice to the Company, elect to defer receipt (a “Deferral Election”) of any or all of the Shares to be granted to the Director under this Section 11.2 (or cash to the extent of his or her Cash Election) which would otherwise be earned for service performed thereafter by him or her. Such election shall be made on a form prescribed by the Company for such deferrals and shall comply with the requirements of Code section 409A.

Article 12 -     Beneficiary Designation

To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, vested but unpaid Awards outstanding at the Participant’s death shall be paid to the Participant’s estate.

Article 13 -     Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR that is not a 409A Award, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares or Performance Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant. Any deferrals required or permitted by the Committee of Awards shall be made in compliance with Code section 409A.

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Article 14 -     Withholding

14.1

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.

14.2

Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance goals related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in Shares, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates. All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 15 -     Amendment and Termination

15.1

Amendment or Termination of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. The Company will obtain the approval of the stockholders before amending the Plan to the extent required by Code section 162(m) or 422 and/or the rules of the exchange upon which the Shares are traded or other applicable law.

15.2

Amendment of Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 15.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not permit or effect a repricing, except in accordance with Section 4.3 or to the extent the repricing is approved by the stockholders of the Company; for this purpose, a repricing is an amendment to the terms of an outstanding Option or SAR that would reduce the Option Price or SAR Price of that Option or SAR, respectively, or a cancellation, exchange, substitution, buyout or surrender of an outstanding Option or SAR in exchange for cash, another Award or Option or SAR with an Option Price or SAR Price that is less than the Option Price or SAR Price of the original Option or SAR, respectively (or as further defined within US generally accepted accounting practices or any applicable stock exchange rule). Notwithstanding anything else in this Section 15.2, (i) no amendment of an Agreement shall cause an award to be subject to Code section 409A, unless the Agreement, as amended, complies with the requirements of Code section 409A, and (ii) no amendment of an Agreement that is subject to Code section 409A shall cause such an Agreement (or the underlying Award) to violate Code section 409A.

15.3

Cancellation of Awards. The Committee may provide in the Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share or Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Restricted Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

For purposes of this Section, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.6 above), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Agreement.

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15.4

Assumption or Cancellation of Awards. This Section 15.4 applies with respect to the disposition of an outstanding Award in a Corporate Event (as defined below) only to the extent that such Corporate Event is not also a Change in Control covered by Article 16. In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (a “Corporate Event”), each Award outstanding at the time of the Corporate Event shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other SAR as to all Shares covered by the Award, including Shares as to which the Option or SAR would not otherwise be exercisable or provide that all restrictions applicable to any Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall lapse). If the Committee makes an Option or SAR fully exercisable in lieu of assumption or substitution in the event of a Corporate Event, the Committee shall notify the Participant that, subject to rescission if the Corporate Event is not successfully completed within a certain period, the Option or SAR shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period. Alternatively, the Committee may make provision for a cash payment in settlement of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of Shares upon or in respect of the Corporate Event. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the Option Price or SAR Price, as applicable, of the Award and may cancel each Option or SAR with an Option Price or SAR Price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option or SAR. Any actions taken under this Section 15.4 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

Article 16 -     Change in Control

16.1

Single Trigger Treatment. Upon a Change in Control, each outstanding Award granted under this Plan (an “Outstanding Award”) will, except to the extent that the Outstanding Award is continued, assumed, replaced or adjusted in the form of a “Replacement Award,” vest or become immediately exercisable and/or nonforfeitable (a) if the Change in Control occurs less than two years after the date of grant for such Outstanding Award, on a pro-rata basis (i) based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) based on actual service during the performance period with respect to the greater of the target opportunity or actual results for any performance-based Outstanding Award, and (b) if the Change in Control occurs two years or more after the date of grant for such Outstanding Award, (i) on a pro-rata basis based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) with respect to 100% of the greater of the target opportunity or actual results for any performance-based Outstanding Award.

16.2

Double Trigger Treatment. If, subsequent to receiving a Replacement Award in accordance with Section 16.1, the Participant’s employment with the Company or any of its subsidiaries (or their successors in the Change in Control) is terminated within a period of two years after the Change in Control either (a) by the Participant for “Good Reason” or (b) by the Company, such subsidiary or such successor (as applicable) other than for “Cause,” then the Replacement Award will vest or become immediately exercisable and/or nonforfeitable with respect to 100% of any time-based Replacement Award and with respect to 100% of the greater of the target opportunity or actual results for any performance-based Replacement Award (an “Accelerated Replacement Award”). For purposes of Article 16, “Replacement Award,” “Good Reason” and “Cause” will be used as defined in the applicable Agreement. Outstanding Awards and Accelerated Replacement Awards shall become payable at such time as specified under the terms and conditions of the applicable Agreement (or agreement for such Accelerated Replacement Awards) except that, to the extent that such Outstanding Awards or Accelerated Replacement Awards are exempt from Section 409A of the Code under the “short-term deferral rule,” payment for such Outstanding Awards or Accelerated Replacement Awards shall be made not later than 2-1/2 months after the year in which they are no longer subject to substantial risk of forfeiture.

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Article 17 -     Miscellaneous Provisions

17.1

Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

17.2

Rights of Stockholder. Except as otherwise provided in Article 7 of the Plan or in the applicable Restricted Stock Agreement, each Participant who receives an Award of Shares of Restricted Stock shall at all times have all of the rights of a stockholder with respect to such Shares, including but not limited to the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. No Participant awarded an Option or Stock Appreciation Right shall have any right as a stockholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Award, Restricted Stock Unit, Performance Share or Performance Unit shall have any right as a stockholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares.

17.3

No Implied Rights. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time and for any reason. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

17.4

Compliance with Laws. At all times when the Committee determines that compliance with Code section 162(m) is required or desirable, all Awards granted under this Plan to Covered Employees shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

17.5

Compliance with Code Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an employee or cessation of service as a Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

17.6

Deferrals for Code Section 162(m). The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant, who is subject to the requirements of Code section 162(m), to be nondeductible because it exceeds $1,000,000 (or such other amount allowed under Code section 162(m) as a deduction). Any such deferral shall be clearly and expressly provided for by the Committee and, in the case of 409A Awards, shall be subject to the limitations set forth in the next sentence. Any such deferral (i) shall be until the earlier of (A) the Participant’s separation from service (within the meaning of Code section 409A and subject to the last sentence of Section 16.5 above in the case of a specified employee), or (B) the next succeeding year (or years) in which the deduction of the payment will not be barred by application of Code section 162(m), (ii) is conditioned on all payments to similarly situated Award Recipients being treated in a reasonably consistent manner, (iii) is conditioned on all payment to the Award recipient that could also be deferred on the basis of nondeductibility under Code section 162(m) being similarly delayed, and (iv) shall not be applied to payments under Options and SARs.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. – 2013 Proxy Statement   A-19

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17.7

Successors. The terms of the Plan and all outstanding Awards shall be binding upon the Company, and its successors and assigns.

17.8

Tax Elections. Each Participant agrees to promptly give the Committee a copy of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any Award on the Participant making or not making an election under Code section 83(b) with respect to the Award.

17.9

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award; in the discretion of the Committee, the Company shall forfeit the value of fractional shares or make cash payments in lieu of fractional Shares.

17.10

Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:

(a)

Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines are necessary or advisable.

17.11

Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue an/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.

17.12

Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.13

Legal Construction.

(a)

Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)

Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c)

Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York, excluding any conflicts or choice or law rule or principle that might otherwise refer construction or interpretation of the Plan or the Agreement (as applicable) to the substantive law of any other jurisdiction. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of New York to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

IN WITNESS WHEREOF, this Plan is executed this ___ day of ____________, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC
ATTEST	By:
Secretary		Authorized Officer

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. – 2013 Proxy Statement   A-20

VOTE BY PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on May 30, 2013 via the ProxyVote Confirmation link at *www.proxyvote.com* by using the information printed in the box marked by the arrow → XXXX XXXX XXXX. Vote confirmation is available 24 hours after your vote is received beginning May 15, 2013, with the final vote tabulation remaining available through July 30, 2013.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Starwood Hotels & Resorts Worldwide, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59527-P36215 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vote on Directors

The Board of Directors recommends you vote FOR each of the following nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Frits van Paasschen
02) Bruce W. Duncan
03) Adam M. Aron
04) Charlene Barshefsky
05) Thomas E. Clarke
06) Clayton C. Daley, Jr.
07) Lizanne Galbreath
08) Eric Hippeau
09) Aylwin B. Lewis
10) Stephen R. Quazzo
11) Thomas O. Ryder

Vote on Proposals

In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

From North

From South

From East

From Louis Armstrong New Orleans International Airport

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and the Annual Report are available at www.proxyvote.com.

M59528-P36215

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Proxy solicited by the Board of Directors for
2013 Annual Meeting of Stockholders
and any postponement or adjournment thereof

I, a stockholder of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Company"), hereby appoint Frits van Paasschen, Bruce W. Duncan and Kenneth S. Siegel, or each of them, proxies and attorneys-in-fact, with full power of substitution, to attend and represent me at the Annual Meeting of Stockholders of the Company, to be held at The Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, LA 70130, on May 30, 2013, at 10:00 a.m. local time, and at any adjournment or postponement thereof, and to cast on my behalf all votes that I am entitled to cast at such meeting as I direct on the reverse side of this card. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting.

This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR" Proposals 1, 2, 3 and 4 and in the discretion of the proxy holders on any other matter that may properly come before the meeting.

Continued and to be signed on reverse side